     As Filed with the Securities and Exchange Commission on August 2, 1999

                                                Registration No. 333-78349
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------

                                USABanc.com, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Pennsylvania                                    551111                                      23-2806495
---------------------------------         ----------------------------------                 --------------------
(State or Other Jurisdiction              (Primary North American Industrial                   (I.R.S. Employer
of Incorporation or Organization)          Classification System Number)                      Identification No.)

                               USA Capital Trust I
--------------------------------------------------------------------------------
         (Exact Name of Registrant as Specified in Its Trust Agreement)

          Delaware                                    525920                                     23- 6639461
---------------------------------       ----------------------------------                   ------------------
(State or Other Jurisdiction            (Primary North American Industrial                     (I.R.S. Employer
of Incorporation or Organization)         Classification System Number)                      Identification No.)

      1535 Locust Street, Philadelphia, Pennsylvania 19102, (215) 569-4200
--------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                                Kenneth L. Tepper
                      President and Chief Executive Officer
                                USABanc.com, Inc.
                               1535 Locust Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 569-4200
--------------------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies To:

                           Stephen T. Burdumy, Esquire
                Klehr, Harrison, Harvey, Branzburg & Ellers, LLP

                               260 S. Broad Street
                        Philadelphia, Pennsylvania 19102

                                 (215) 568-6060
                        ---------------------------------

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of Each Class Of          Amount to be        Proposed Maximum      Proposed Maximum        Amount of
           Securities                 Registered        Offering Price Per    Aggregate Offering   Registration Fee
        To Be Registered                                     Unit (1)             Price (1)
--------------------------------------------------------------------------------------------------------------------

Series B Capital Securities           $10,000,000              100%              $10,000,000         $2,780.00(1)
of USA Capital Trust I
--------------------------------------------------------------------------------------------------------------------

Series B Junior                       $10,000,000              100%              $10,000,000              N/A
Subordinated Deferrable
Interest Debentures of
USABanc.com, Inc. (2)
--------------------------------------------------------------------------------------------------------------------

USABanc.com, Inc. Series                  N/A                  N/A                   N/A                  N/A
B Guarantee with respect to
Series B Capital Securities (3)
--------------------------------------------------------------------------------------------------------------------
Total                               $10,000,000(4)             100%             $10,000,000(4)         $2,780.00
====================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee. The registration fee has been previously paid.

(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of USABanc.com, Inc. distributed upon any liquidation of USA Capital Trust I.
(3) No separate consideration will be received for the USABanc.com, Inc. Series B Guarantee.
(4) Such amount represents the liquidation amount of the USA Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of USA Capital Trust I.

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                              SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED AUGUST 2, 1999

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               USA CAPITAL TRUST I

                                Offer to exchange
                        Series B 9.50% Capital Securities
                       for any and all of its outstanding
                        Series A 9.50% Capital Securities

     Fully and unconditionally guaranteed as described in this prospectus by

                                USABanc.com, Inc.

         USA Capital Trust I, a Delaware statutory business trust, is offering to exchange up to $10,000,000 aggregate liquidation amount of its Series B 9.50% Capital Securities for a similar amount of its outstanding Series A 9.50% Capital Securities. The Series B Capital Securities are registered under the Securities Act of 1933. There is currently $10,000,000 aggregate liquidation amount of the Series A Capital Securities outstanding.

         As part of this exchange offer, USABanc.com, Inc. is also offering to exchange its Guarantee of USA Capital Trust I's obligations under the Series A Capital Securities for a similar guarantee of USA Capital Trust I's obligations under the Series B Capital Securities, as described in this prospectus as the Series B Guarantee. Also as part of this exchange offer, USABanc.com, Inc. is offering to exchange up to $10,000,000 of its Series B 9.50% Junior Subordinated Debentures for a similar amount of its Series A 9.50% Junior Subordinated Debentures. The Series B Guarantee and the Series B Debentures are also registered under the Securities Act.

         The terms of the Series B Capital Securities, the Series B Debentures and the Series B Guarantee are the same as the terms of the Series A Capital Securities, the Series A Debentures and the Series A Guarantee except that:

               o each of the Series B securities are registered under the
                 Securities Act and do not have the same restrictions on transfer as the Series A Capital Securities;

               o the distribution rate on the Series B Capital Securities will not have the potential to increase; and

               o the Series B Debentures will not be entitled to any liquidated damages.

         This prospectus and a transmittal letter describing the procedures for exchanging Series A securities for the Series B securities are first being mailed to all of the holders of the Series A securities on August [ ], 1999.

         You should carefully consider the "Risk Factors" beginning on page 6 before deciding whether to exchange your Series A Capital Securities for Series B Capital Securities.

         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 2, 1999.

                                     SUMMARY

         This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all the information you should consider. Therefore, you should also read the more detailed information appearing elsewhere in this prospectus.

                                USABanc.com, Inc.

         USABanc.com is a financial services and bank holding company dedicated to becoming a leading provider of financial products and services over the Internet. Formerly USABancShares, Inc., USABanc.com is a Pennsylvania corporation headquartered in Philadelphia, Pennsylvania. Its principal subsidiary is vBank, formerly BankPhiladelphia, which has operated as a community-based financial institution for over 110 years. Since USABanc.com's acquisition of vBank, senior management has undertaken a strategy focused on:

               o establishing a USABanc.com Website to begin offering our
                 Internet banking and brokerage products and services in early August 1999; and

               o aggressively growing its loan portfolio through the purchase of pools of primarily performing loans at a discount and increasing emphasis on loan originations, including loan participations.

USABanc.com also owns USACapital, Inc., a registered broker-dealer which is engaged in the business of trading stocks, bonds, annuities and other investment-related products to the general public.

         USABanc.com's executive offices are located at 1535 Locust Street, Philadelphia, Pennsylvania 19102. vBank has retail locations in Center City Philadelphia, Plymouth Meeting and Wynnewood, Pennsylvania, and a "mini" branch known as "eBank" in the office, restaurant and retail complex known as "The Bellevue" in Center City Philadelphia. USABanc.com's telephone number is 888-USA-BANC and its Website address is www.usabanc.com.

                               USA Capital Trust I

         USA Capital Trust I is a statutory business trust created under Delaware law. The Trust's business and affairs are conducted by Wilmington Trust Company as the property trustee and the Delaware trustee as well as three individual administrative trustees, who are officers of USABanc.com. USA Capital Trust I exists only to:

               o issue and sell capital securities, which include the Series A and B Capital Securities, and common securities;

               o use the proceeds from the sale of Capital Securities and common securities to acquire the Debentures issued by USABanc.com; and

               o engage in other activities necessary or incidental to such activities.

         The Debentures are the only assets of USA Capital Trust I, and payments under the Debentures are the sole revenue of USA Capital Trust I. All of the common securities issued by USA Capital Trust I are owned by USABanc.com.

                               The Exchange Offer

The Exchange Offer..........................   We are offering to exchange up to
                                               $10,000,000 aggregate liquidation
                                               amount of Series B Capital
                                               Securities for an equal aggregate
                                               liquidation amount of Series A
                                               Capital Securities. You may
                                               exchange all of your Series A
                                               Capital Securities, or less than
                                               all of them provided that they
                                               have a liquidation amount of at
                                               least $100,000 (100 Capital
                                               Securities), or any integral
                                               multiple of $1,000 (one Capital
                                               Security) in excess of
                                               $100,000.

                                               We are making this exchange offer
                                               in order to satisfy our
                                               obligations under a Registration
                                               Rights Agreement relating to your
                                               Series A

                                               Capital Securities. See "The
                                               Exchange Offer" for a description
                                               of the procedures for tendering
                                               your Series A Capital Securities.

Expiration Date.............................   The exchange offer will expire at
                                               5:00 p.m., New York City time, on
                                               ______ [ ], 1999, unless we
                                               extend it. See "The Exchange
                                               Offer--Expiration Date;
                                               Extension; Amendments."

Conditions to the Exchange Offer............   The exchange offer is subject to
                                               certain conditions, which we have
                                               the discretion to waive. The
                                               exchange offer is not conditioned
                                               upon the tender of any minimum
                                               liquidation amount of Series A
                                               Capital Securities. See "Exchange
                                               Offer--Conditions to the Exchange
                                               Offer."

Terms of the Exchange Offer.................   We reserve the right at any time
                                               and from time to time:

                                               o    to delay  accepting the
                                                    Series A Capital Securities
                                                    for exchange;

                                               o    to end the exchange offer if
                                                    specified conditions are not
                                                    satisfied;

                                               o    to extend the exchange offer
                                                    and keep the Series A
                                                    Capital Securities tendered
                                                    pursuant to the exchange
                                                    offer, subject to your right
                                                    to withdraw your tendered
                                                    Series A Capital Securities;
                                                    or

                                               o    to waive any condition or
                                                    otherwise change the terms
                                                    of the exchange offer in any
                                                    way.

                                               See "The Exchange Offer--Terms of
                                               the Exchange Offer."

                                               If you wish to exchange your
                                               Series A Capital Securities for
                                               Series B Capital Securities, you
                                               will be required to represent
                                               that:

                                               o   you are not an Affiliate of
                                                   either USABanc.com or USA
                                                   Capital Trust I;

                                               o   you are acquiring Series B
                                                   Capital Securities in the
                                                   ordinary course of your
                                                   business;

                                               o   you have no arrangement or
                                                   understanding with any person
                                                   to participate in a
                                                   "distribution" within the
                                                   meaning of the Securities Act
                                                   of such Series B Capital
                                                   Securities; and

                                               o   you are not engaged in, and
                                                   do not intend to engage in, a
                                                   "distribution" within the
                                                   meaning of the Securities Act
                                                   of such Series B Capital
                                                   Securities.

                                               See "The Exchange Offer--Resale
                                               of Series B Capital Securities."

Capital Securities
Withdrawal Rights...........................   You may withdraw your tender of
                                               Series A Capital Securities at
                                               any time before the expiration
                                               date by delivering written notice
                                               of such withdrawal to the
                                               exchange agent as described below
                                               under the caption "The Exchange
                                               Offer--Withdrawal Rights."

Procedures for Tendering
Series A Capital Securities.................   You must complete and sign a
                                               letter of transmittal and mail,
                                               fax or hand deliver it, together
                                               with any other documents required
                                               by the letter of transmittal, to
                                               the exchange agent, either with
                                               your Series A Capital Securities
                                               or in compliance with the
                                               specified procedures for
                                               guaranteed delivery of Series A
                                               Capital Securities. Certain
                                               brokers, dealers, commercial
                                               banks, trust companies and
                                               other nominees may also effect
                                               tenders by book-entry transfer.
                                               If your Series A Capital
                                               Securities are registered in the
                                               name of a broker, dealer,
                                               commercial bank, trust company or
                                               other nominee, you should contact
                                               such person promptly if you wish
                                               to tender your Series A Capital
                                               Securities pursuant to the
                                               exchange offer. See "The Exchange
                                               Offer--Procedures for Tendering
                                               Series A Capital Securities."

Resales of Series B Capital Securities......   In making the exchange offer, we
                                               are relying on the position of
                                               the staff of the Securities and
                                               Exchange Commission's Division of
                                               Corporation Finance contained in
                                               certain interpretive letters
                                               addressed to third parties in
                                               other transactions. However, we
                                               have not sought our own
                                               interpretive letter. Therefore,
                                               there is no guarantee that the
                                               staff of the Securities and
                                               Exchange Commission's Division of
                                               Corporation Finance would make a
                                               similar determination regarding
                                               the exchange offer as it has in
                                               the interpretive letters to third
                                               parties.

                                               Unless you are a broker-dealer or
                                               an affiliate of either
                                               USABanc.com or USA Capital Trust
                                               I, we believe that you may sell
                                               or otherwise transfer Series B
                                               Capital Securities issued to you
                                               pursuant to this exchange offer
                                               in exchange for your Series A
                                               Capital Securities without
                                               further compliance with the
                                               registration and prospectus
                                               delivery requirements of the
                                               Securities Act.

                                               If you are a broker-dealer or an
                                               affiliate of either USABanc.com
                                               or USA Capital Trust I, then you
                                               shall be subject to further
                                               restrictions described in "The
                                               Exchange Offer--Resale of Series
                                               B Capital Securities."

                                               Subject to limitations described
                                               in "The Exchange Offer--Resale of
                                               Series B Capital Securities," we
                                               have agreed that this prospectus,
                                               as it may be changed or
                                               supplemented from time to time,
                                               may be used by you if you are a
                                               participating broker-dealer in
                                               connection with resales of such
                                               Series B Capital Securities. See
                                               "Plan of Distribution."


Exchange Agent..............................   The exchange agent with respect
                                               to the exchange offer is
                                               Wilmington Trust Company. The
                                               address, telephone and facsimile
                                               numbers of the exchange agent are
                                               listed in "The Exchange
                                               Offer--Exchange Agent" and in the
                                               letter of transmittal.

Use of Proceeds.............................   Neither USABanc.com nor USA
                                               Capital Trust I will receive any
                                               cash proceeds from the issuance
                                               of the Series B Capital
                                               Securities.

Certain United States Federal
Income Tax Consequences;
ERISA Considerations........................   You should review carefully the
                                               information contained under the
                                               caption "Certain Federal Income
                                               Tax Considerations" and "ERISA
                                               Considerations" before tendering
                                               your Series A Capital Securities
                                               in the exchange offer.

                         The Series B Capital Securities

Securities Offered..........................   We have registered up to
                                               $10,000,000 aggregate liquidation
                                               amount of Series B Capital
                                               Securities under the Securities
                                               Act. The terms of the Series B
                                               Capital Securities are the same
                                               as the terms of the Series A
                                               Capital Securities, except that
                                               the Series B Capital Securities:

                                               o    have been registered under
                                                    the Securities Act;

                                               o   will not be subject to
                                                   certain transfer restrictions
                                                   applicable to the Series A
                                                   Capital Securities; and

                                               o   will not provide for any
                                                   increase in the distribution
                                                   rate.

                                               See "Description of Series B
                                               Securities."

Distribution Dates..........................   March 15 and September 15 of each
                                               year, beginning September 15,
                                               1999.

Deferral Periods............................   If no default has occurred and is
                                               continuing, USABanc.com will have
                                               the right, at any time, to defer
                                               payments of interest on the
                                               Debentures for a period not
                                               exceeding 10 consecutive
                                               semi-annual periods.
                                               Distributions on the Capital
                                               Securities will be deferred
                                               during any such deferral period.
                                               No deferral period will extend
                                               beyond March 15, 2029. See
                                               "Description of Series B
                                               Securities--Description of
                                               Debentures--Option to Extend
                                               Interest Payment Date."

                                               During a deferral period,
                                               interest will continue to accrue
                                               on the Debentures and holders of
                                               Series B Capital Securities would
                                               be required to accrue income for
                                               United States federal income tax
                                               purposes. This means that you
                                               would have income from the
                                               Capital Securities for United
                                               States federal income tax
                                               purposes but that you would not
                                               receive any cash with which to
                                               pay any tax that might be due on
                                               that income. See "Certain Federal
                                               Income Tax Considerations--
                                               Original Issue Discount and
                                               Interest Income."

                                               USABanc.com does not currently
                                               intend to exercise its right to
                                               defer payments of interest on the
                                               Debentures.

Ranking.....................................   The Series B Capital Securities
                                               will rank equally with the Series
                                               A Capital Securities and the
                                               common securities of USA Capital
                                               Trust I except as described under
                                               "Description of Series B
                                               Securities--Description of
                                               Capital Securities--Subordination
                                               of Common Securities."

                                               The Series B Debentures will rank
                                               equally with the Series A
                                               Debentures and will be unsecured,
                                               subordinate and junior in right
                                               of payment to all Senior
                                               Indebtedness of USABanc.com. See
                                               "Description of Series B
                                               Securities--Description of
                                               Debentures--Subordination."

                                               The Series B Guarantee will rank
                                               equally with the Series A
                                               Guarantee and all other
                                               guarantees to be issued by
                                               USABanc.com as described in
                                               "Description of Series B
                                               Securities--Description of
                                               Guarantee--General."

                                               In addition, because USABanc.com
                                               is a holding company, the
                                               Debentures and the Guarantee are
                                               effectively subordinated to all
                                               existing and future liabilities
                                               of USABanc.com's subsidiaries,
                                               including vBank's deposits.

Redemption..................................   You may be required to sell your
                                               Series B Capital Securities to
                                               USA Capital Trust I if the
                                               Debentures are prepaid. In this
                                               case, USA Capital Trust I will
                                               buy your Series B Capital
                                               Securities at a redemption price
                                               equal to the applicable optional
                                               prepayment price as described in
                                               "Description of Series B
                                               Securities--Description of
                                               Debentures--Optional Prepayment."

Reserve Account.............................   USABanc.com is required to
                                               maintain a reserve account for
                                               two years from the date of
                                               issuance of the Debentures. It
                                               has deposited $1.9
                                               million in the reserve account ,
                                               all of which is invested in
                                               marketable securities. Funds in
                                               the reserve account will be
                                               applied to make interest payments
                                               on the Debentures until the
                                               reserve account is exhausted.
                                               Holders of the Debentures have a
                                               perfected security interest in
                                               the reserve account. See
                                               "Description of Series B
                                               Securities--Description of
                                               Debentures--Reserve Account."

Transfer Restrictions.......................   The Series B Capital Securities
                                               will be issued, and may be
                                               transferred, only in blocks
                                               having a liquidation amount of
                                               not less than $100,000 and
                                               multiples of $1,000 in excess of
                                               $100,000.

ERISA Considerations........................   You should consider carefully the
                                               restrictions on purchase
                                               described under the caption
                                               "ERISA Considerations."

Absence of Market for the Series B
Capital Securities..........................   The Series B Capital Securities
                                               will be a new issue of securities
                                               for which there currently is no
                                               market. Accordingly, we cannot
                                               assure you that any market will
                                               develop for the Series B Capital
                                               Securities. We do not intend to
                                               apply for listing of the Series B
                                               Capital Securities on any
                                               securities exchange or for
                                               quotation through the National
                                               Association of Securities Dealers
                                               Automated Quotation System. See
                                               "Plan of Distribution."

                           Forward-Looking Statements

         Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

               o a decline in the quality of our assets;

               o the evolving nature of the market for Internet banking;

               o unexpected changes in the interest rate environment;

               o new services and products offered by competitors; and

               o changes in our regulatory environment.

                                  RISK FACTORS

         You should carefully read the following risk factors and the other sections of this prospectus in connection with the exchange offer and the Series B Capital Securities. You should consider all of these risk factors to be important. The risk factors below do not necessarily appear in order of importance. Except where otherwise indicated, the following risk factors apply to both the Series A Capital Securities and the Series B Capital Securities.

           Risks Related to the Capital Securities and the Debentures

You may lose all or part of your investment in the Series A Capital Securities if USABanc.com defaults on payment of the Series B Debentures

         The ability of USA Capital Trust I to make payments with respect to the Series B Capital Securities is dependent on USABanc.com making payments on the Series B Debentures as and when required. If USABanc.com defaults on its obligations to pay principal, premium or interest on the Series B Debentures, USA Capital Trust I will not have sufficient funds to make distributions or to pay you the liquidation amount of $1,000 per Series B Capital Security. Although the property trustee may enforce the rights of USA Capital Trust I under the Series B Debentures against USABanc.com, the Series B Debentures rank junior and subordinate in right of payment to USABanc.com's senior indebtedness and the liabilities, including deposits, of USABanc.com's subsidiaries. Thus, in an event of default, you should assume that you only would be able to look to the assets of USABanc.com. There can be no assurance that any enforcement proceedings will result in the return to you of all or any part of your investment in the Series A Capital Securities. See "Description of Series B Securities--Description of Debentures--Subordination."

vBank's failure or inability to pay dividends may impair the ability of USABanc.com to make payments on the Debentures

          USABanc.com relies primarily on dividends from vBank to meet its corporate expenses and may rely on such dividends to satisfy its obligations for payment of principal and interest on the Debentures. vBank's ability to pay dividends will be subject to state and federal regulatory restrictions and on its financial condition. Under federal guidelines, vBank and USABanc.com are discouraged from paying cash dividends on common stock unless they meet appropriate standards of asset quality and overall financial condition. During 1998, vBank paid no dividends to USABanc.com. There can be no assurance that vBank can pay sufficient dividends so that USABanc.com will be able to pay it debt obligations in the future. See "Regulation of USABanc.com and vBank."

Your right to receive interest payments on the Series B Capital Securities may be deferred for as long as five years

         So long as there is no event of default under the Debentures , USABanc.com has the right, at one or more times, to defer interest payments on the Debentures for up to 10 consecutive semi-annual periods, but not beyond the stated maturity date of March 15, 2029. As a consequence, USA Capital Trust I will defer distributions on the Series B Capital Securities during any such deferral period. You would still accumulate distributions at the rate of 9.50% per annum, plus you would accumulate additional distributions at the same rate of 9.50% per annum compounded semi-annually, on any unpaid distributions, to the extent permitted by law. To the extent you would rely on the regular payment of interest on the Series B Capital Securities, however, any such deferral period may adversely affect you. See "Description of Series B Securities--Description of Debentures--Option to Extend Interest Payment Date."

You will be liable for taxes on accrued but unpaid distributions during a deferral period

         During a deferral period, you will be required to continue to accrue interest income for U.S. federal income tax purposes in respect of your pro rata share of the Debentures held by USA Capital Trust I, even if you are a cash basis taxpayer. As a result, you must include the accrued interest in your gross income for U.S. federal income tax purposes prior to your receiving cash. You will not receive the cash related to any accrued and unpaid interest from USA Capital Trust I if you sell your capital securities before the termination of any deferral period. Additionally, during a deferral period, accrued and unpaid distributions that are included in your gross income will increase your tax basis in the Capital Securities. If you sell your Capital Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or will create a capital loss or increase the amount of any capital loss that you realize on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, you may suffer adverse tax effects from any deferral of interest. See "Certain Federal Income Tax Considerations--Sales of Capital Securities."

The market value of the Capital Securities may be adversely affected by a deferral of interest on the Debentures

         Although USABanc.com has no current intention of exercising its rights to defer interest payments on the Debentures, the market price of the Capital Securities is likely to be adversely affected if it exercises this right in the future. The Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest on the underlying Debentures. As a result, if you sell your Capital Securities during an interest deferral period, you may receive a smaller return on your investment than someone else who continues to hold them.

You may receive cash upon the dissolution of USA Capital Trust I which would increase your tax liability

         In the event USABanc.com dissolves USA Capital Trust I, you may receive a taxable distribution of cash under some circumstances. As a result, your income tax liability would increase. See "Certain Federal Income Tax Considerations-- Distribution of Debentures or Cash upon Liquidation of the Trust."

The Capital Securities provide you with only limited rights to enforce payment on the Debentures

          In the event USABanc.com defaults in paying distributions on the Debentures when due, holders of Capital Securities shall have the right to institute an enforcement proceeding against USABanc.com. As a holder of Capital Securities you will not, however, have the right to exercise other remedies that may be available to holders of the Debentures unless there is an event of default under the Trust Agreement. See "Description of Series B Securities--Description of Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Series B Securities--Description of Guarantee."

The market price and liquidity of the Series B Capital Securities may be adversely affected if a public market fails to develop

         Although the Series B Capital Securities are registered under federal securities law, there can be no assurance that a public trading market will develop for them. Without a public trading market, the market price and liquidity of the Series B Capital Securities may be adversely affected.


The value of the Series B Capital Securities may fall below the amount of your investment

         The value of the Series B Capital Securities may fluctuate above or below the price you pay for them. Their value at any time depends on many factors, including, among other things, prevailing interest rates, USABanc.com's results of operations and the market for similar securities. As a result, there is a risk that the value of your Series B Capital Securities will fall below the amount of your investment.

                     Risks Related to USABanc.com and vBank

We expect to incur substantial losses and we may not achieve or maintain profitability

         Although we are currently profitable, we have recently expended significant resources on technology, Website development, marketing, hiring of personnel and other startup costs related to the development and operation of our Internet banking platform. This resulted in a $270,000 increase in advertising and marketing expenses and compensation costs for the three months ended March 31, 1999 compared to the first three months of 1998. We expect to spend approximately $7.0 million to promote our Internet banking operations during the second half of 1999, and we expect to spend an additional $10 million over the next two years. We intend to continue to expend significant financial and management resources in upgrading our internal control systems, customer service systems and financial reporting systems to accommodate the growth of USABanc.com. As a result of these efforts, we expect to incur substantial losses in 1999 and 2000. If we are successful in executing our business plan, we expect to be profitable in 2001. We intend to achieve profitability by obtaining on-line banking market penetration and brand awareness, thus allowing us to continually reduce our cost per new customer acquisition. Although management expects to return to profitability in 2001, there can be no assurance that we will return to profitability within such time frame. To the extent that increases in operating expenses precede or are not subsequently followed by increased revenues, our business, financial condition, results of operations and cash flows will be materially adversely affected. There can be no assurance that our revenues will increase or even continue at their current level or that we will achieve or maintain profitability or generate positive cash flow from operations in future periods. Because of these projected operating losses, the market price of our common stock could decline. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We face strong competition

         The financial services industry is highly competitive and is rapidly evolving, both on-line and through traditional channels. In implementing our Internet strategy, we face strong competition from more established providers of direct-marketed savings and investment products, such as Wells Fargo, First Union, E-Trade, Siebert Financial and other Internet-based financial institutions, such as Net.B@nk, Telebanc and Wingspan Bank. We also face competition from traditional banks and non-bank financial institutions, many of which are adopting or have adopted their own Internet strategies. Additionally, new competitors and competitive factors are likely to emerge, particularly in light of the rapid development of the Internet and electronic commerce and the relatively low barriers to entry. As a consequence, other financial services companies may be able to adopt strategies similar to ours with relative ease. Most of our competitors have financial and other resources greater than ours and have other competitive advantages over us. There can be no assurance that we will be able to successfully compete with our competitors.

         Internet banking customers may be more price sensitive and more willing to try new technologies than customers of traditional financial services firms, which rely on branches and face-to-face customer service. Consequently, the following competitive factors are of particular importance to the successful execution of our Internet banking strategy and our profitability:

               o price competition for deposits and borrowings;

               o introduction of new products by us and our competitors;

               o changes in the mix of products and services we sell; and

               o the level of use of the Internet for banking services and electronic commerce generally.

We may not succeed in implementing our Internet banking strategy

         Our success depends on our ability to execute our Internet banking strategy. The USABanc.com Website was introduced to the public in April 1999. The Website currently allows customers to open certificates of deposit and view the future banking and brokerage services we will offer. We do not expect to begin offering our Internet banking and brokerage products and services until early August 1999, which makes it difficult to evaluate the effectiveness of our Internet banking strategy. We may not succeed in implementing our business strategy and, even if we do succeed, such strategy may not have the favorable impact on operations that we anticipate. We may not be able to manage effectively the expansion of our Internet bank operations or achieve the rapid execution necessary to fully capitalize on the market for our electronic services or offset the significant expenditures we are incurring to implement our Internet banking strategy. In addition, the market for financial products and services through the Internet is new and evolving, and the degree to which customers will use it for their financial transactions is not yet fully determined. If we are unable to manage growth effectively, or to otherwise implement our business strategy, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Our success depends on the continued growth in use and commercial viability of the Internet

         Our future success depends substantially on continued growth in use of the Internet in general and for commercial and financial services transactions in particular. The Internet is a relatively new commercial marketplace and may not continue to grow. Consequently, Internet banking may not become as widely accepted as traditional forms of banking. Critical issues concerning the commercial use of the Internet such as reliability, cost, ease of access, quality of service and security will impact the growth of Internet use. If Internet use does not continue to grow, our business, financial condition, results of operations and cash flows could be materially adversely affected.

         Additionally, if the number of Internet users and the level of use continues to grow, the Internet's technical infrastructure may become unable to support the demands placed upon it. Furthermore, third party vendors might not be able to timely and adequately develop the necessary technical infrastructure for significant increases in electronic commerce, such as a reliable network backbone, or introduce performance improvements, such as high-speed modems. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services could produce slower response times and adversely affect use of the Internet. Furthermore, the general public's security concerns regarding the transmittal of confidential information, such as credit card numbers, over the Internet might persist or even worsen. Issues like these could lead to resistance against acceptance of the Internet as a viable commercial marketplace. To the extent the Internet's technical infrastructure or security concerns adversely affect its potential growth, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Network and computer systems could fail, which could adversely affect our business

         Our computer systems and network infrastructure could be vulnerable to unforeseen problems. Because we intend to conduct a substantial portion of our business over the Internet and outsource several critical functions to third parties, our operations depend on our ability, as well as that of our third-party service providers, to protect our computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins or similar catastrophic events. Customers may become dissatisfied by any system failure that interrupts our ability to provide our services to them. Sustained or repeated system failures would reduce the attractiveness of the electronic banking services which we intend to provide. Slower response time or system failures may also result from straining the capacity of our software or hardware due to an increase in the volume of services delivered through our servers. To the extent that we do not effectively address any capacity constraints or system failures, our customers could seek other providers of banking services. Any damage or failure that causes interruptions in our operations could materially adversely affect our business, financial condition, results of operations and cash flows. See "Business--Security."

         During the third quarter of 1999, we expect to complete a conversion of our Intrieve data processing system to EDS-Miser III. We believe we have adequately planned for the conversion, but there are inherent risks associated with converting to a new system. We may not be able to commence use of the new system within our planned time frame or the system may not function properly when it is installed. Such delays or malfunctions could lead to the allocation of unplanned resources and the expenditure of additional funds. In addition, significant problems with the conversion could adversely affect our ability to successfully implement portions of our strategy on a timely basis.

Our security could be breached, which could damage our reputation and deter customers from using our services

         We must protect our computer systems and network from physical break-ins, security breaches and other disruptive problems caused by the Internet or other users. Computer break-ins could jeopardize the security of information stored in and transmitted through our computer systems and network, which would likely adversely affect our ability to retain or attract customers, could damage our reputation and could subject us to litigation. Although we intend to rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmissions of confidential information and to continue to implement security technology and establish operational procedures to prevent break-ins, damage and failures, these security measures may fail. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms vBank and its third-party service providers use to protect customer transaction data. If any compromise of our security were to occur, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

         We are part of a rapidly evolving electronic commerce market. Market acceptance of Internet banking depends substantially on widespread adoption of the Internet for general commercial and financial services transactions. If another provider of commercial services through the Internet were to suffer damage from a physical break-in, security breach or other disruptive problem caused by the Internet or other users, the growth and public acceptance of the Internet for commercial transactions could suffer. Such an event could deter potential customers of vBank or cause customers to leave vBank and thereby materially adversely affect our business, financial condition, results of operations and cash flows.

Rapidly changing technologies may cause us to delay introduction of new products, services and enhancements, which may result in a loss of existing customers or a failure to attract new customers

         Our future success will depend on our ability to adapt to rapidly changing technologies. We also will have to enhance existing products and services and develop and introduce a variety of new products and services to address our customers' changing demands. If we are unable to develop and bring additional products and services to market in a timely manner, we could lose market share to competitors who are able to offer these services, which could materially adversely affect our business, financial condition, results of operations and cash flows.

We intend to outsource many essential services to third-party providers who may terminate their agreements with us, resulting in interruptions to our internet banking operations

         We intend to receive essential technical and customer service support from third-party providers. We expect to outsource Webhosting, check processing, check imaging, electronic bill payment, Internet processing, Internet software, statement rendering services and other additional services to third party vendors. Specifically, we expect to receive essential Webhosting, electronic bill payment and core systems processing services on an outsourced basis from Electronic Data Systems Corporation, commonly known as EDS. We expect that the agreements we enter into with each service provider will be cancelable without cause by either party upon specified notice periods. If one of our third-party service providers terminates its agreement with us and we are unable to replace such provider with another service provider, our operations may be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition, results of operations and cash flows could be materially adversely affected.

If our application for the servicemark is challenged, we may lose the right to use the "USABanc.com" brand name

         Our success in introducing new financial products and services through the Internet and attracting new customers will depend in part upon our ability to increase awareness of the USABanc.com brand and any other brands we may use. We currently do not own a federal registration for the servicemark "USABanc.com," although an application is pending. We are making a substantial investment in the promotion and marketing of the USABanc.com brand. If a competitor successfully challenges our ability to use the name "USABanc.com," we could lose the right to use the "USABanc.com" brand name and the benefits of the brand awareness we are spending significant resources to develop.

Our competitive position depends on our ability to attract and retain key employees

         Our success depends heavily on the expertise and guidance of our President and Chief Executive Officer, Kenneth L. Tepper, and certain other senior executive officers, including Brian M. Hartline, our Chief Financial Officer. We have entered into employment agreements with Mr. Tepper and Mr. Hartline. We do not maintain key-man life insurance on Mr. Tepper or Mr. Hartline. If we lose the services of Mr. Tepper or Mr. Hartline, or if we are unable to attract additional qualified employees, our business would likely be adversely affected. See "Management."

Changes in interest rates could adversely affect us

         Like most financial institutions, our results of operations are primarily dependent on net interest income. Net interest income results from the "margin" between interest earned on interest-earning assets, such as investments and loans, and interest paid on interest-bearing liabilities, such as deposits and borrowings. As of March 31, 1999, based on certain assumptions, vBank's interest-bearing liabilities that were estimated to mature or reprice within one year exceeded similar interest-earning assets by $48.7 million, or 27.0% of total interest-earning assets.

         Interest rates are highly sensitive to many factors that are beyond our control. Some of these factors include: governmental monetary policies; inflation; recession; unemployment; the money supply; domestic and international economic and political conditions; and domestic and international crises. Changes in interest rates could have adverse effects on our operations in the following ways:

               o Historically, we have relied on short-term and institutional deposits as a source of funds, and we will continue to rely on these types of deposits pursuant to our Internet strategy. Our ability to retain these deposits is directly related to the rate of interest paid by us.


               o When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, in a particular period of time, a significant increase in interest rates could adversely impact our net interest income.

               o Changes in interest rates could adversely affect:


               o the volume of loans we originate;

               o the value of our purchased loans and other interest-earning assets, particularly the investment securities and trust preferred securities portfolio;

               o our ability to recognize income on loans purchased at a
                 discount; and

               o loan repayments and prepayments.

See "Business--General," "--Lending Activities," "--Asset Quality," "--Investment Activities" and "--Sources of Funds."

Our commercial lending activity exposes us to credit risks

           At March 31, 1999, a majority of our real estate loan portfolio consisted of loans secured by multi-family residential real estate and commercial real estate properties. In addition, as of March 31, 1999, we had an aggregate of $1.1 million of commercial business loans and we expect to increase our emphasis on commercial business lending in the future. Furthermore, all of our commercial business loans which are secured by real estate have in the past been classified as real estate loans. We make commercial real estate and commercial business loans following analysis of credit risk, the value of the underlying collateral and other more intangible factors. This commercial lending activity exposes us to risks, particularly in the case of loans to small businesses and individuals. These risks include possible errors in our credit analysis, the uncertainty of the borrower's ability to repay the loans, the uncertainty of future economic conditions and the possibility of loan defaults. Commercial lending generally includes higher interest rates and shorter terms of repayment than non-commercial lending. Accordingly, we are subject to greater credit risk with our commercial lending. As of March 31, 1999, we had no non-performing commercial business loans and $832,000 of non-performing loans secured by commercial real estate. See "Business--Lending Activities."

Our loan acquisition strategy involves significant risks

           In addition to originating loans, our lending activities include identifying and purchasing loans which we believe to be undervalued at discounts. We have historically purchased loans either from institutions which were seeking to eliminate certain loans or categories of loans from their portfolios or in connection with the failure or consolidation of other financial institutions. Our loan acquisition strategy subjects us to risks, including some risks not experienced by financial institutions engaged in more traditional lending activities. There can be no assurance that this component of our operations will continue to provide the same level of profitability we have experienced in the past. Our loan acquisition strategy is subject to the following risks:

               o the accretion of the discount associated with purchased loans is subject to management's assumptions with respect to the estimated value of the loans and future cash flows, all of which are uncertain and subject to change, resulting in inter-period variations in income, potential losses and uncertain yields;

               o the shrinking pool of assets available because the decreasing number of failed or failing financial institutions that are being resolved by the Federal Deposit Insurance Corporation may result in us not meeting our targeted level of loan purchases;

               o the competitive nature of the market for loan pools may result in us having to acquire such loans at less attractive prices than we have in the past;

               o the cost of resolving non-performing loan pools may be greater than that contemplated at the time of acquisition;

               o the accretion of the discount associated with purchased loans is subject to management's assumptions with respect to the estimated value of the loans and future cash flows, all of which is uncertain and is subject to change, resulting in inter-period variations in income; and

               o geographic concentrations of purchased loans, including loans in geographic areas with which we have little or no familiarity.

         We also originate loans by purchasing participations in loans from other financial institutions. We consider such loan participations to be originations because we underwrite each participation as an origination and the participation is closed using our underwriting criteria. Although we have participated in loans with four other financial institutions, as of March 31, 1999, we had seven loan participations with an aggregate principal balance of $10.7 million with affiliates of a local specialty finance and real estate company. In each of these seven loan participations, our interest and rights to principal recovery are senior to the rights of the junior participant, are collateralized by assets of an affiliate of the specialty finance company and are serviced by the specialty finance company. The senior rights created under the participation agreements were significant considerations in our qualification of the loan. Although the finance company has agreed, in several (but not all) transactions, to cause the participated loans owned by its affiliates which may become non-performing to be substituted for performing underlying loans, we are subject to risk to the extent the finance company experiences financial difficulties and is unable to comply with its replacement obligations. Furthermore, to the extent the finance company experiences financial difficulties, our ability to receive principal and interest payments on a timely basis from the finance company, as servicer of the loans, could be temporarily interrupted.

See "Business--General," "--Lending Activities" and "--Asset Quality."

USABanc.com's asset quality may be adversely affected by unfavorable economic conditions

        The performance of financial institutions like vBank are sensitive to general economic conditions. Unfavorable economic conditions at the local, national or international level may adversely affect vBank's performance. For example, much of the United States experienced a significant economic decline in the late 1980's and early 1990's. This decline adversely affected the real estate market and the banking industry. As a result of this decline, loan repayment delinquencies increased and the value of properties underlying secured loans declined. Numerous bank failures resulted in the placement of many properties in the hands of a federal banking agency with the primary objective of prompt liquidation. In addition, recent activity in financial markets in the United States and the rest of the world has demonstrated an increasing interdependency among the various world markets and economies and has raised concerns among those in the banking industry. The implications of this interdependency are very uncertain and present risks to financial institutions such as vBank, particularly in light of the current turmoil in some foreign markets and economies. Economic conditions are unpredictable and the potential for downturns is always present.

        Although management historically has focused on acquiring loans in the Mid-Atlantic region of the United States, it has acquired loans secured by real estate located in a number of other states including Texas, Florida and California and may acquire loans throughout the nation. In the future, vBank may acquire or originate loans throughout the United States through its Internet banking operations or through other means. To the extent such loans are secured by real estate outside the Mid-Atlantic region, such loans may present a greater risk of collectability. Thus, adverse economic conditions affecting any of these market areas could have a negative impact on vBank's financial condition and results of operations. Furthermore, increasing loan delinquencies or regulatory agencies could require vBank to increase its allowance for loan losses, which would adversely affect its results of operations.

See "Business--Lending Activities," "--Asset Quality" and "Regulation of USABanc.com and vBank."

Problems related to "Year 2000" issues could adversely affect our business

         We are aware of the issues associated with the programming code in existing computer systems as the Year 2000 approaches. The "Year 2000" problem is pervasive and complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate incorrect data or cause a system to fail. We have consulted with our outside vendors as well as our third-party computer and software providers and are preparing our systems to operate without significant modification as a result of Year 2000 issues, including any new hardware and software which are integral to the proposed conversion of our computer-based systems. We have not been advised by any of our primary outside vendors and service providers that they do not have plans in place to address and correct any Year 2000 problems. Nevertheless, unanticipated problems could cause our systems to malfunction or cause us to incur significant costs to remediate such problems. We anticipate incurring approximately $120,000 in additional costs during the year ending December 31, 1999 related to the proposed implementation of our Year 2000 Plan. See "Management's Discussion and Analysis and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

We could be adversely affected by government regulation

         Bank regulation. We are subject to a complex body of federal and state banking laws and regulations which are intended primarily for the protection of depositors. Governmental or regulatory authorities could revise existing regulations or adopt new regulations at any time. Certain revisions could subject vBank to more demanding regulatory compliance requirements and could thereby adversely affect our ability to conduct, or the cost of conducting, business. Legislation and regulatory initiatives containing wide-ranging proposals for altering the structure, regulation and competitive relationships of financial institutions are introduced regularly. We cannot predict whether or what form of proposed statute or regulation will be adopted or the extent to which such adoption will affect our business. Furthermore, given the rapid expansion of the electronic commerce market, many regulatory bodies are adopting measures to ensure that their regulations are keeping pace. For example, Congress has held hearings on whether to regulate the electronic commerce market, while numerous states are considering adopting their own laws to regulate Internet banking. Furthermore, Congress is considering proposing new laws relating to customer privacy. Moreover, the Federal Deposit Insurance Corporation has proposed other guidelines governing Internet operations. These and any other proposed laws, rules and regulations could force us to comply with more complex and perhaps more burdensome regulatory requirements, which could materially adversely affect our business, financial condition, results of operations and cash flows.

         Internet regulation. A number of legislative and regulatory proposals currently under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various other aspects of the Internet, including, but not limited to, on-line content, user privacy, taxation, access charges, information sharing, community development, data security, liability or third-party activities and jurisdiction. Moreover, it is uncertain how existing laws relating to these issues will be applied to the Internet. The adoption of new laws or the application of existing laws could decrease the growth in the use of the Internet, which could in turn decrease the demand for our products and services, increase our cost of doing business or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, government restrictions on Internet content could slow the growth of Internet use and decrease acceptance of the Internet as a communications and commercial medium, and thereby have a material adverse effect on our business, financial condition and results of operations.

         Although certain local telephone carriers have asserted that the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and caused interruptions in telephone service in areas with high Internet use, the Federal Communications Commission has declined the request of such carriers to impose access fees on Internet service providers or commercial on-line service providers. If the Federal Communications Commission or state regulatory agency were to impose such access fees, the costs of transacting business on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease demand for our Internet bank services or increase our cost of doing business, and thus have a material adverse effect on our business, financial condition, results of operations and cash flows.

         Internet privacy. Internet user privacy has become an issue both in the United States and abroad. Numerous bills have been introduced in the House and Senate that would force companies to comply with certain specified core information practices. Such privacy legislation could affect in a materially adverse manner the way in which USABanc.com is allowed to conduct its Internet bank business, especially those aspects that involve the collection or use of personal information.

         At the international level, the European Union has already adopted a Directive on Data Protection that permits member countries to impose restrictions on the collection and use of personal data. The Directive could, among other things, affect United States companies that collect information over the Internet from individuals in EU member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. In response to the Directive, on November 4, 1998, the United States Department of Commerce published for comment a set of "safe harbor" principles designed to help United States organizations comply with the Directive. The "safe harbor" principles were subsequently revised and reissued for comment on April 19, 1999. On June 21, 1999, the European Union and the United States Department of Commerce presented a joint report to the European Union/United States Summit in Bonn, Germany on the topic of the EU/US Data Protection Dialogue. The joint report indicates that the European Union and the United States expect to finalize the "safe harbor" arrangement by Autumn 1999. It is intended that the "safe harbor" arrangement would provide a predictable framework for the application of the Directive to the transfer of personal data from the European Union to the United States with adequate protection for privacy. A number of aspects to the "safe harbor" arrangement remain to be finalized, and there can be no assurance that such principles will be implemented.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, USA Capital Trust I is treated as a subsidiary of USABanc.com and, accordingly, the accounts of USA Capital Trust I will be included in the consolidated financial statements of USABanc.com. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of USABanc.com, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Debt," and appropriate disclosures about the Capital Securities, the Guarantee and the Debentures will be included in the notes to the consolidated financial statements for financial reporting purposes. For financial reporting purposes, USABanc.com will record distributions payable on the Capital Securities as a non-interest expense in the consolidated statements of income.

                                 CAPITALIZATION

         The following table sets forth the capitalization of USABanc.com, on a consolidated basis, as of March 31, 1999. This table should be read in conjunction with USABanc.com's consolidated financial statements and notes thereto, which are included in this prospectus beginning on Page F-1.

                                                                                        At March 31, 1999
(Dollars in Thousands)                                                                     (unaudited)
Liabilities:
   Deposits........................................................................           $125,765
                                                                                               =======
   Borrowed funds..................................................................             34,163
   Guaranteed Preferred Beneficial Interests in Subordinated Debt(1)...............             10,000
                                                                                                ------
   Accrued expenses and other liabilities..........................................              2,606
                                                                                               =======
   Total liabilities...............................................................            172,534

Stockholders' Equity:

Preferred stock, $1.00 par value; authorized 5,000,000 shares;
     no shares issued and outstanding..............................................                  0
Common stock, $1.00 par value; authorized 10,000,000 shares;  4,014,784 shares issued and outstanding and  216,460 shares of converted and unissued
   Class B common stock (2).......................................................               4,231
Additional paid-in-capital.........................................................              8,568
                                                                                                 =====
Accumulated earnings...............................................................              1,526
Accumulated other comprehensive (loss) income - unrealized depreciation
   on securities available-for-sale................................................               (629)
                                                                                                ------
           Total stockholders' equity..............................................             13,696
                                                                                                ------
Total liabilities and stockholders' equity.........................................            186,230
                                                                                               =======

-----------------------------

(1) As described herein, the sole assets of the USA Capital Trust I are $10,310,000 aggregate principal amount of the Series A Debentures, which will mature on March 15, 2029. USABanc.com owns all of the common securities issued by the USA Capital Trust I.

(2) Reflects a two-for-one stock split effected in the form of a stock dividend paid on June 15, 1999.

                               REGULATORY CAPITAL

         Under regulations adopted by the Board of Governors of the Federal Reserve System, we are required to maintain Tier 1 capital equal to at least 4.0% and total capital (Tier 1 plus Tier 2 capital) equal to at least 8.0% of our risk weighted assets, and Tier 1 capital equal to at least 4.0% of our average total assets (calculated quarterly). See "Regulation of USABanc.com and vBank."

          The following tables set forth USABanc.com's actual regulatory capital and regulatory capital ratios at March 31, 1999. The amount of average adjusted total assets used for the Tier 1 leverage ratio was approximately $177.0 million. Risk-weighted assets used for the risk-based capital ratios amounted to approximately $149.0 million.

                                                                                          Risk-Based
                                                                           --------------------------------------

                                                               Tier 1
                                                              Leverage          Tier 1               Total
                                                              Capital          Capital              Capital
                                                          -------------------------------------------------------
                                                                           (Dollars in Thousands)
Stockholders' equity......................................    $14,325          $14,325              $14,325
Minority interest--Guaranteed
   Preferred Beneficial Interests in
   Subordinated Debt (1)..................................      4,541            4,541               10,000
Unrealized losses on securities
   available for sale.....................................       (629)            (629)                (629)
Non-allowable capital:
   Direct real estate investments.........................         --               --                   --
   Intangible assets......................................        (74)             (74)                 (74)
Supplemental capital:
   Allowance for loan losses..............................         --               --                1,175
Regulatory capital........................................    $18,163          $18,163              $24,797

                                                                                         Risk-Based
                                                                           --------------------------------------

                                                               Tier 1            Tier 1               Total
                                                              Leverage          Capital              Capital
                                                                Ratio            Ratio                Ratio
                                                          -------------------------------------------------------
Regulatory capital.......................................        10.3%            12.2%                16.6%
Regulatory requirement...................................         4.0              4.0                  8.0
                                                               ------            -----                -----
Excess above required ratio..............................         6.3%             8.2%                 8.6%
                                                               ======            =====                =====

--------------
(1) On March 9, 1999, USABanc.com issued the Series A Debentures to USA Capital Trust I in which USABanc.com owns all of the common equity. USA Capital Trust I in turn issued the Series A Capital Securities, secured by the Series A Debentures and the guarantee of USABanc.com. The Series A Capital Securities are Tier 1 eligible except that, in accordance with Federal Reserve Board regulations, no more than 25% of Tier 1 capital may be comprised of such securities. At March 31, 1999, 25% of USABanc.com's Tier 1 capital equaled approximately $4.5 million. Accordingly, only $4.5 million of the Series A Capital Securities were eligible as Tier 1 capital as of such date.

                                 USE OF PROCEEDS

     Neither USABanc.com nor USA Capital Trust I will receive any cash proceeds from the issuance of the Series B Capital Securities. The Series A Capital Securities surrendered in exchange for the Series B Capital Securities will be retired and canceled. The proceeds to USA Capital Trust I from the offering of the Series A Capital Securities were $10,000,000 before giving effect to approximately $916,000 of commissions and expenses of the offering payable by USABanc.com. All of the proceeds from the sale of Series A Capital Securities were invested by USA Capital Trust I in the Debentures. USABanc.com contributed $6.0 million of the net proceeds to vBank to increase vBank's capital position. vBank expects to leverage the proceeds contributed to it by increasing its origination and purchase of loans. An aggregate of $1.9 million of the net proceeds was placed in the reserve account to be held for two years and thereafter applied to payment of interest on the trust preferred securities. The remaining net proceeds of $1.2 million were retained by USABanc.com for general corporate purposes, including the repayment of outstanding debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The purpose of this discussion is to focus on significant and ongoing changes in our financial condition and results of operations , including those of our subsidiaries, during the periods indicated. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this prospectus.

          We currently offer a full range of banking services through vBank and a wide range of investment-related products through USACapital, Inc., a wholly owned subsidiary of USABanc.com. Our goal is to become a leading provider of financial products and services over the Internet.

         In pursuit of this goal, we have recently expended significant resources on technology, Website development, marketing, hiring of personnel and other startup costs related to the development and operation of our Internet banking platform. Given that we intend to continue to expend significant financial and management resources in connection with our Internet banking operations, we expect to incur substantial losses. Moreover, to the extent that increases in operating expenses precede or are not subsequently followed by increased revenues, our business, financial condition, results of operations and cash flows will be materially adversely affected.

         Our revenue consists of interest income and, to a lesser degree, non-interest income, which includes income primarily from services and gains on the sale of loans and securities. Our net interest income is the difference between the rates of interest earned on our loans and other interest-earning assets and the rates of interest paid on our deposits and borrowed funds. An indicator of an institution's profitability is its net interest margin or net yield on interest-earning assets, which is its annualized net interest income divided by the average balance of interest-earning assets. Fluctuations in interest rates as well as volume and composition changes in interest-earning assets and interest-bearing liabilities may materially affect net interest income.

         Since our acquisition of vBank in November 1995, we have aggressively grown our loan portfolio through the acquisition of loan pools at a discount and through loan originations. Our net loan portfolio has grown from $7.0 million at December 31, 1995 to $110.0 million at March 31, 1999. We intend to continue to expand our small business community banking presence in the Mid-Atlantic region primarily through increased loan originations and purchases of pools of discounted loans. We intend to emphasize the origination and purchase of commercial real estate and commercial business loans, which generally carry higher yields than traditional single-family residential loans. Although we intend to continue to originate single-family residential and consumer loans, such loans will not be emphasized and will be offered primarily as an accommodation to our customers. Single-family residential loans originated through our Website will be originated through our alliance partner, Fidelity Mortgage Trust, doing business as Low Cost Loans. We intend to fund our increased lending activities in part with deposit growth we expect to achieve from our Internet banking operations.

         We actively monitor our net interest rate sensitivity position. Effective interest rate sensitivity management seeks to ensure that net interest income and the market value of equity are protected from the impact of changes in interest rates. To this end, we have established risk measurement guidelines employing market value of equity and gap methodologies and other measures.

         On June 15, 1999, we paid a two for one stock split effected in the form of a dividend to its common stock to holders of record as of June 1, 1999, which had the effect of increasing the number of issued and outstanding shares of common stock by a multiple of two. With the exception of information contained in "Management--Security Ownership of Certain Beneficial Owners and Management," this increase is not reflected in this prospectus or in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this prospectus.

           Comparison of Financial Condition and Results of Operations for the Quarters Ended March 31, 1999 and March 31, 1998

Financial Condition

         USABanc.com's total assets increased from $165.1 million at December 31, 1998 to $186.2 million at March 31, 1999, an increase of $ 21.1 million, or 12.8%. The increase was due primarily to increases in the loan and securities portfolios of $7.9 million and $20.8 million, respectively. This growth was funded by increases in deposits of $11.3 million (primarily non-retail certificates of deposit) and the issuance of the Series A Debentures. The increase in the securities portfolio was primarily due to the acquisition of corporate trust preferred securities and federal agency bonds. Management plans to utilize deposit expansion to provide the necessary funding for vBank's continued growth, although management may also use advances from the Federal Home Loan Bank of Pittsburgh in conjunction with deposit expansion to fund vBank's growth as it has done in the past. At March 31, 1999, vBank had $33.8 million in borrowing capacity under a collateralized line of credit with the Federal Home Loan Bank, of which $30.0 million was drawn upon as of such date. USABanc.com's stockholders' equity increased from $13.6 million at December 31, 1998 to $13.7 million at March 31, 1999, as the earnings of USABanc.com were offset by an increase in the unrealized losses on USABanc.com's securities portfolio, which pursuant to Statement of Financial Accounting Standards No. 115, are treated as a separate component of stockholders' equity. At March 31, 1999, such unrealized losses amounted to $629,000.

Results of Operations

         Net Income. USABanc.com reported net income of $414,000, or $0.19 per share, for the three months ended March 31, 1999, compared to $413,000 or $0.24 per share for the three months ended March 31, 1998, representing a .24% increase in overall net income. Net income increased slightly primarily due to the increase in net interest income of $613,000 resulting from the increase in average earning assets of $70.5 million over the prior period. Non-interest income for the three months ended March 31, 1999 increased $99,000 to $320,000 from $221,000 for the same period in 1998. This increase was partially offset by an increase of non-interest expense of $638,000 due to the cost of enhancing USABanc.com's infrastructure, primarily an increase in salaries, occupancy expense and professional fees.

         Interest Income. Total interest income increased $1.6 million, or 69.7%, for the three months ended March 31, 1999, compared to the three months ended March 31, 1998, due to the higher volume of net loans receivable and securities. The increase in interest income on loans of $1.1 million is due to an increase of $47.8 million in the average balance of the loan portfolio, as well as accretion income recognized on discounted loan pools purchased by vBank. The total increase was related to an increase of $45.9 million in the average balance of real estate loans and an increase of $1.9 million in the average balance of commercial business loans. This increase in the average balance of our loans reflects USABanc.com's strategy to continue to grow its commercial business and commercial real estate loan portfolio. The discount associated with such discounted loan pools is recognized as a yield adjustment and is included as interest income. During the three months ended March 31, 1999 vBank recognized $301,000 in accretion income compared to $258,000 of accretion income for the three months ended March 31, 1998. The increase in accretion income is due to an increased volume of loans. The increase in interest income on securities of $496,000 is due to an increase of $25.2 million in the average balance of the securities portfolio. The 6.8 % increase was comprised of an increase of $13.4 million of trust preferred securities with an average yield of 9.22% and an increase of $11.8 million of mortgage-backed obligations with an average yield of 6.78%.

         Interest Expense. Total interest expense increased $981,000, or 83.6%, for the three months ended March 31, 1999, compared to the three months ended March 31, 1998, due to the higher volume of certificates of deposit and Federal Home Loan Bank advances. Interest expense on borrowings increased $394,000 due to increase in the average outstanding Federal Home Loan Bank advances of $29.0 million. Interest expense incurred on certificates of deposit increased $537,000 due to the average balance of certificates of deposit increasing $41.2 million. This increase in interest expense reflects USABanc.com's growth strategy of increasing certificates of deposit to fund the growth of vBank. Increases in interest expenses due to volume were partially offset by decreases in the interest rates paid on Federal Home Loan Bank advances and certificates of deposit by approximately 37 basis points. The average cost of funds, including other borrowings, was 5.62% for the first three months of 1999 compared to 5.89% over the same period in 1998.

          Net Interest Income. USABanc.com's profitability, like that of many financial institutions, is dependent to a large extent upon net interest income. Net interest income is the difference between interest income, principally from loans and investment and mortgage-backed securities, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in the mix of rates and volumes of interest-earning assets and interest-bearing liabilities that occur over time. Volume refers to the average dollar level of interest-earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest- earning assets and the average cost of interest-bearing liabilities. Net interest margin refers to net interest income divided by average interest-earning assets.

         Net interest income for the three months ended March 31, 1999 increased $613,000, or 55.1%, to $1.7 million from $1.1 million for the same period in 1998. Average interest-earning assets increased by $70.5 million, or 77.0%, to $162.0 million, for the three months ended March 31, 1999 compared to the same period in 1998. Average interest-bearing liabilities increased $73.6 million, or 92.2%, over the same period. The net interest spread and net interest margin decreased for the period ended March 31, 1999 compared to March 31, 1998, from 4.11% to 3.96% and from 4.86% to 4.26%, respectively. The major reason for the spread and margin compression relates to the proportion of the amount of accretion of the discount on loans acquired to total interest income. For the three months ended March 31, 1999, $301,000 of discount was accreted into interest income, or 7.7% of the total interest income. This compares to $259,000 of discount accreted into interest income for the three month period ended March 31, 1998, or 11.3% of total interest income. Excluding the income attributable to the accretion of discount on loans acquired, the net interest margin would have declined 20 basis points for the three months ended March 31, 1999 compared to the three months ended March 31, 1998 to 3.52% from 3.73%, respectively.

         Average Balance and Yield/Rate Analysis. Net interest income is affected by changes in both average interest rates and average volumes of interest-earning assets and interest-bearing liabilities. The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. Average balances are calculated on a monthly basis.

                                                                 Three Months Ended March 31,
                                           ---------------------------------------------------------------------------
                                                          1999                                   1998
                                           -----------------------------------   -------------------------------------
(Dollars in Thousands)                      Average                  Average       Average                   Average
                                            Balance     Interest   Yield/Rate      Balance    Interest      Yield/Rate
                                           ----------  ----------  -----------   -----------  ---------   ------------
Interest-earning assets:
   Loans................................     $102,169      $2,756    10.79%        $57,674       $1,647       11.43%
   Securities...........................       52,976       1,044     7.88          27,746          548        7.89
   Interest-earning deposits and other..        6,818          81     4.75           6,093           92        6.02
                                             --------      ------    -----         -------       ------       -----
     Total interest-earning assets......     $161,963      $3,881     9.58%        $91,513       $2,287       10.00%
                                             ========      ======    =====         =======       ======       =====

Interest-bearing liabilities:
    Deposits:
     Passbook...........................       $7,671         $85     4.43%         $1,876          $13        2.65%
     NOW accounts.......................        1,001           6     2.40             935            9        3.95
     Money market accounts..............        3,369          40     4.75           5,770           59        4.05
     Certificates of deposit............      106,033       1,536     5.79          64,857          999        6.17
    Borrowings..........................       35,298         488     5.53           6,340           94        5.90
                                             --------      ------    -----         -------       ------       -----
       Total interest-bearing liabilities    $153,372      $2,155     5.62%        $79,778       $1,174        5.89%
                                             ========      ======    =====         =======       ======       =====
Excess of interest-earning assets over
interest-bearing liabilities............       $8,591                              $11,735
Net interest income.....................                   $1,726                                $1,113
Effective interest differential (spread)                              3.96%                                    4.11%
Net yield on average interest-earning                                 4.26%                                    4.86%
assets..................................
Average earnings assets to average
interest bearing liabilities............                             105.60%                                 114.71%

         Rate/Volume Analysis. The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between changes related to outstanding balances and those due to changes in interest rates. Information is provided in each category with respect to:

               o changes attributable to changes in volume, shown as changes in volume multiplied by prior rate;

               o changes attributable to changes in rate, shown as changes in rate multiplied by prior volume; and

               o the net change in rate/volume, shown as change in rate
                 multiplied by change in volume.

The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                                           March 31, 1999 vs. March 31, 1998
                                                         ----------------------------------------------------------------
                                                                  Increase or (Decrease)
                                                                     Due to Change in
                                                         -----------------------------------------
                                                                                                       Total Increase
                                                           Average Volume           Average Rate          (Decrease)
                                                           --------------           ------------       --------------
                                                                                (Dollars in Thousands)
Variance in interest income on:
  Interest-earning assets:
      Loans.................................                   $1,212                 $(103)                $1,109
      Securities............................                      497                    (1)                   496
      Interest-earning deposits and other...                        8                   (19)                   (11)
                                                               ------                 -----                 ------
        Total interest-earning assets.......                   $1,717                 $(123)                $1,594
                                                               ======                 =====                 ======
  Interest-bearing liabilities:
      Deposits:
            Savings and Passbook............                      $51                   $21                    $72
            NOW accounts....................                        1                    (4)                    (3)
            Money market accounts...........                     (27)                     8                    (19)
            Certificates of deposit.........                      596                   (59)                   537
       Borrowings...........................                      400                    (6)                   394
                                                               ------                 -----                 ------
       Total interest-bearing liabilities...                   $1,021                  $(40)                  $981
                                                               ------                 -----                 ------
Change in net interest income...............                     $696                  $(83)                  $613
                                                               ======                 =====                 ======

         Provision for Loan Losses. Management records a provision for loan losses in an amount that it believes will result in an allowance for loan losses sufficient to cover all potential net charge-offs and risks believed to be inherent in the loan portfolio. Management's evaluation includes such factors as past loan loss experience as related to current loan portfolio mix, evaluation of actual and potential losses in the loan portfolio, prevailing regional and national economic conditions that might have an impact on the portfolio, regular reviews and examinations of the loan portfolio conducted by bank regulatory authorities, and other factors that management believes deserve current recognition. As a result of management's evaluation of these factors, the provision for loan losses was $100,000 during the three months ended March 31, 1999 compared to $35,000 during the same period in 1998. The increase in the provision for loan losses during the three months ended March 31, 1999, as compared to the same period in the prior year, was due primarily to the substantial growth in vBank's loan portfolio. The allowance for loan losses as a percentage of loans outstanding was 1.05% at March 31, 1999, compared to 1.02% at December 31, 1998 and 1.00% at March 31, 1998. In addition, the allowance for loan losses as a percentage of total non-performing loans, net of discount, was 58.75% at March 31, 1999, compared to 294.55% at March 31, 1998. The significant decline in this ratio during the three months ended March 31, 1999 compared to the same period in the prior year was due, in large part, to a single acquired commercial real estate loan which became non-performing during the third quarter of 1998. vBank is pursuing an aggressive strategy of resolution with respect to this loan, and vBank expects to resolve the loan to its satisfaction within the next twelve months. Management will continue to record a provision for loan losses to maintain the allowance for loan losses at a level deemed adequate by management on a quarterly basis. No charge-offs on loans were recorded during the first quarter of 1999 compared to $8,000 of charge-offs for the first quarter of 1998.

         Management believes that the allowance for loan losses is adequate to cover actual and potential losses in the loan portfolio under current conditions. Nevertheless, there can be no assurance that additions to such allowance will not be necessary in future periods, particularly if the growth in vBank's commercial loan originations and purchases continues.

         Non-Interest Income. Non-interest income increased $99,000, or 44.8%, in the first three months of 1999 compared to the same three months of 1998. Gains on sales of securities classified as available-for-sale increased $17,000 and service charges on deposit accounts, other service charges, loan review fees, letter of credit fees and other miscellaneous income increased $82,000 during the period.

         Non-Interest Expense. Other expense increased an aggregate of $638,000, or 103.2%, compared to the first three months of 1998. Compensation expense increased $234,000 due to the hiring of additional personnel. Occupancy expense increased $92,000 due to the addition of two branches. Advertising expense increased $36,000 due to a new marketing campaign. Other expenses increased $192,000 primarily as a result of computer expenses related to certain software and hardware purchases for the www.usabanc.com Website, expenses related to loan acquisitions and other miscellaneous items. Professional fees increased $84,000 due to an increase in outside consulting and legal services provided during the quarter.

          Income Tax Expense. Income tax expense recorded for the three months ended March 31, 1999 and 1998 was $276,000 and $268,000, or 40.0% and 39.4%
effective tax rate, respectively.

           Comparison of Financial Condition and Results of Operations for the Years Ended December 31, 1998 and December 31, 1997

Financial Condition

         USABanc.com's total assets increased from $89.3 million at December 31, 1997 to $165.1 million at December 31, 1998, an increase of $75.8 million, or 84.8%. The increase was due primarily to increases in the loan and securities portfolios of $46.1 million and $22.3 million, respectively. This growth was funded primarily by increases in non-retail certificates of deposit and borrowed funds of $41.8 million, and $22.7 million, respectively. The increase in the loan portfolio was primarily du to the purchase of commercial and single-family residential real estate loans at a discount. These purchased loans, which had an aggregate unpaid principal balance of approximately $37.3 million, consisting 38% of commercial and 62% of residential loans as of the date of acquisition, were acquired for approximately $35.2 million, reflecting an aggregate discount of $2.1 million, or 5.6%. The increase in the securities portfolio was primarily due to the acquisition of trust preferred securities and financial institution bonds. Total deposits increased $43.9 million to $114.4 million at December 31, 1998. The increase in deposits was comprised of an increase in certificates of deposit of $41.8 million and an increase in transaction accounts of $2.1 million during the period which resulted from vBank's marketing efforts to attract new customers. Borrowed funds consist of fixed-rate callable advances from the Federal Home Loan Bank of Pittsburgh. Total borrowed funds increased to $35.3 million at December 31, 1998, from $12.6 million at December 31, 1997. The increases in deposits and in borrowed funds were utilized to fund increases in loans and securities as part of vBank's overall growth strategy. Management plans to continue to utilize advances from the Federal Home Loan Bank of Pittsburgh in conjunction with deposit expansion to provide the necessary funding for vBank's continued growth. vBank's borrowing limit at the Federal Home Loan Bank of Pittsburgh as of December 31, 1998, was approximately $30.0 million, all of which was drawn upon as of such date. USABanc.com's stockholders' equity increased from $5.4 million at December 31, 1997 to $13.6 million at December 31, 1998. The $8.2 million, or 151.8%, increase in stockholders' equity was primarily due to USABanc.com's private placement of $7.5 million of common stock in February 1998.

Results of Operations

         Net Income. USABanc.com reported net income of $1.5 million, or $0.70 per share, for the year ended December 31, 1998, compared to a net loss of $226,000, or $0.21 per share, for the year ended December 31, 1997. The increase in net income was primarily the result of an increase in net interest income of $3.5 million and an increase in non-interest income of $445,000. These increases were partially offset by an increase in the provision for loan losses of $95,000, an increase in non-interest expense of $1.2 million, and an increase in income tax expense of $940,000.

         Interest Income. Interest income increased $7.5 million, or 153.2%, to $12.4 million, for the year ended December 31, 1998, compared to the prior year. The increase in interest income was the result of an increase in interest income on loans, investment securities, and interest- earning deposits of $5.9 million, $1.4 million, and $157,000, respectively. The increase in interest income on loans was due to an increase in the average balance of the loan portfolio, as well as accretion income recognized on loan pools purchased by vBank at a discount since 1995. The discount associated with such loan pools is recognized as a yield adjustment and is included as interest income using the level yield method to the extent that the timing and amount of cash flows can reasonably be determined. Any changes from original estimates used in the purchase price could result in either an increase or decrease in accretion income. During the years ended December 31, 1998 and 1997, vBank recognized $1.3 million and $691,000 in accretion income, respectively, representing 10.5% and 14.2% of total interest income, respectively. The significant increase in the average balance of vBank's loan portfolio reflects the $37.3 million of loan purchases and the more than $30.0 million of loan originations, including participations with local financial institutions, which were closed during the year ended December 31, 1998.

          Interest Expense. Interest expense increased $3.9 million, or 155.1%, to $6.5 million, for the year ended December 31, 1998, compared to the year ended December 31, 1997, due to higher volumes of new certificates of deposit and advances from the Federal Home Loan Bank of Pittsburgh. In order to fund USABanc.com's substantial growth during the year ended December 31, 1998, USABanc.com relied primarily on non-retail certificates of deposit and, to a lesser extent, long term callable advances from the Federal Home Loan Bank of Pittsburgh. The increase in interest expense during the year ended December 31, 1998 was also due to vBank extending the average maturity of its certificates of deposit from approximately nine months to approximately 18 months. The average cost of funds, including borrowings, decreased 0.08% to 5.65% for the year ended December 31, 1998 compared to the prior year.

          Net Interest Income. Net interest income for the year ended December 31, 1998, increased $3.5 million, or 151.1%, to $5.9 million from $2.3 million for the same period in 1997. Average interest-earning assets increased by $69.3 million, or 133.6%, to $121.2 million, for the year ended December 31, 1998. Average interest-bearing liabilities increased $70.0 million or 158.6% over the same period. USABanc.com's interest rate spread increased from 3.68% to 4.54% while USABanc.com's net interest margin increased from 4.53% to 4.87%. The increase in USABanc.com's interest rate spread and margin reflects USABanc.com' significant growth in loans and securities which were funded at a positive spread with deposits and borrowings.

         Average Balance and Yield/Rate Analysis. The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. Average balances are calculated on a monthly basis.

                                                                    Year Ended December 31,
                                          ---------------------------------------------------------------------------
                                                          1998                                   1997
                                          ------------------------------------   ------------------------------------
(Dollars in Thousands)                      Average                 Average       Average                  Average
                                            Balance     Interest   Yield/Rate      Balance     Interest   Yield/Rate
                                          -----------  ----------  -----------   -----------  ----------  -----------
Interest-earning assets:
   Loans................................    $  78,797    $  9,028     11.46%        $26,421      $3,090       11.70%
   Securities...........................       36,510       3,015      8.26          22,696       1,637        7.21
   Interest-earning deposits and other..        5,842         309      5.30           2,739         152        5.55
                                            ---------    --------     -----         -------      ------       -----
     Total interest-earning assets......      121,149      12,352     10.20          51,856       4,879        9.41
                                            ---------    --------     -----         -------      ------       -----

Interest-bearing liabilities:
   Deposits:
     Passbook...........................   $    3,650     $    70     1.91%         $ 1,888      $   47        2.49%
     NOW accounts.......................          842          21      2.48             705          16        2.27
     Money market accounts..............        3,573         134      3.76           1,684          63        3.74
     Certificates of deposit............       83,592       5,041      6.03           35,627      2,158        6.06
   Borrowings...........................       22,482       1,188      5.29            4,227        246        5.82
                                            ---------    --------     -----         -------      ------       -----
     Total interest-bearing liabilities.      114,139       6,454      5.66          44,131       2,530        5.73
                                            ---------    --------     -----         -------      ------       -----

Excess of interest- bearing assets over
interest-bearing liabilities............   $    7,010                               $ 7,725
                                           ==========                               =======
Net interest income.....................                  $ 5,898                                $2,349
                                                          =======                                ======
Effective interest differential (spread)                               4.54%                                   3.68%
                                                                      =====                                   =====
Net interest margin ....................                               4.87%                                   4.53%
                                                                      =====                                   =====

------------

         Rate/Volume Analysis. The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between changes related to outstanding balances and those due to changes in interest rates. Information is provided in each category with respect to:

               o changes attributable to changes in volume, shown as changes in volume multiplied by prior rate;

               o changes attributable to changes in rate, shown as changes in rate multiplied by prior volume; and

               o the net change in rate/volume, shown as change in rate
                 multiplied by change in volume.

The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                                 December 31, 1998 vs. December 31, 1997
                                                         --------------------------------------------------------
(Dollars in Thousands)                                            Increase or Decrease
                                                                    Due to Change in
                                                         -------------------------------------
                                                               Average         Average Rate      Total Increase
                                                               Volume                              (Decrease)
                                                         ------------------- ----------------- ------------------
Variance in interest income on:
  Interest-earning assets:
      Loans.................................                  $6,000             $ (62)            $ 5,938
      Securities............................                   1,113               265               1,378
      Interest-earning deposits and other...                     164                (7)                157
                                                              ------             -----             -------
        Total interest-earning assets.......                   7,277               196               7,473
                                                              ======             =====             =======
  Interest-bearing liabilities:
      Deposits:
            Passbook........................                      30                (7)                 23
            NOW accounts....................                       3                 2                   5
            Money market accounts...........                      71                 --                 71
            Certificates of deposit.........                   2,892                (9)              2,883
       Borrowings...........................                     962               (20)                942
                                                              ------             -----             -------
       Total interest-bearing liabilities...                  $3,958             $ (34)            $ 3,924
                                                              ======             =====             =======
Change in net interest income...............                  $3,319             $ 230             $ 3,549
                                                              ======             =====             =======

         Provision for Loan Losses. Management increased the provision for loan losses by $95,000 during the year ended December 31, 1998, compared to the same period in 1997. This increase was due primarily to the substantial growth in vBank's loan portfolio and the shift in such loan portfolio from predominantly residential loans to a mix of residential and commercial real estate loans. The allowance for loan losses as a percentage of loans outstanding, net of discount, was 1.02% at December 31, 1998, compared to 1.01% at December 31, 1997. In addition, the allowance for loan losses as a percentage of total non-performing loans, net of discount, was 53.72% at December 31, 1998, compared to 197.96% at December 31, 1997. The significant decline in this ratio during the year ended December 31, 1998 was due, in large part, to a single acquired commercial real estate loan which became non-performing during the third quarter of 1998. vBank is pursuing an aggressive strategy of resolution with respect to this loan, and vBank expects to resolve the loan to its satisfaction within the next twelve months. See "Risk Factors--Risks Related to USABanc.com and vBank--vBank's Loan Acquisition Strategy Possesses Increased Risk" and "Business --Asset Quality--Delinquent Loan and Non-performing Assets."

         Management believes that the allowance for loan losses is adequate to cover actual and potential losses in the loan portfolio under current conditions. Nevertheless, there can be no assurance that additions to such allowance will not be necessary in future periods, particularly if the growth in vBank's commercial loan originations and purchases continues.

         Non-Interest Income. Non-interest income increased by $445,000 to $759,000, for the year ended December 31, 1998. The increase was primarily the result of an increase in gain on sales of investment securities of $251,000, an increase in other non-interest income of $155,000 and brokerage operating income of $39,000 generated by USABanc.com's brokerage subsidiary, USACapital.

         Non-Interest Expense. Non-interest expense increased $1.2 million, or 50.6%, to $3.7 million, for the year ended December 31, 1998. Compensation and benefits expense increased $194,000 due primarily to the hiring of 21 additional persons to assist in vBank's retail operations, including personnel for a new branch, persons to service vBank's increased number of loans and staff to assist with USABanc.com's financial reporting and other compliance issues. Occupancy expense increased $321,000 due to the costs associated with the opening of vBank's headquarters and branch in Center City, Philadelphia. Advertising expense increased $115,000 as a result of opening vBank's Center City branch and corporate headquarters, a promotional campaign for the branch opening and an image campaign. Office and supplies expense increased $150,000 due to vBank changing its name in July 1998. Data processing expense increased $84,000 as a result of the increase in the number of loans and deposit accounts, as well as the number of transactions processed.

         Income Tax Expense. Income tax expense increased $940,000 to $957,000, for the year ended December 31, 1998, compared to the same period in 1997. The increase in income tax expense reflected the increase in earnings before income taxes.

                         Asset and Liability Management

          A principal objective of vBank's asset and liability management is to minimize vBank's exposure to changes in interest rates. vBank's policy is to attempt to manage assets and liabilities in such a way as to maximize net interest income through changing interest rate environments. An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market rates. Interest rate sensitivity measures the relative volatility of a bank's net interest margin resulting from changes in market interest rates.

         The following table summarizes repricing intervals for interest-earning assets and interest-bearing liabilities for the period ended March 31, 1999 and the difference or "gap" between them on an actual and cumulative basis for the periods indicated. The table was prepared with the following assumptions:

               o 50% of vBank's transaction accounts are considered core
                 deposits and are assumed to mature in the "Over 5 Years" category; the remaining 50% are not considered to be core transaction accounts, are sensitive to rate changes, and, as such, are placed in the "1-90 Days" category;

               o interest-earning assets are calculated based on contractual adjustments or stated maturities in the instruments without any adjustments for prepayment; and

               o certificates of deposit and borrowings are scheduled based on the applicable stated maturities.

                                                                                                                      3/31/99
                                              1-90 Days        91-364 Days        1-5 Years       Over 5 Years        Balance
                                              ---------        -----------        ---------       ------------        -------
                                                                            (Dollars in Thousands)
Interest-earning assets:
      Loans receivable.....................   $   7,810         $  7,138           $ 40,981         $  55,406         $111,335
      Investments..........................       2,561               --              5,113            61,024           68,698
                                              ---------         --------           --------         ---------         --------
          Total  interest-earning assets      $  10,371         $  7,138           $ 46,094         $ 116,430         $180,033
                                              =========         ========           ========         =========         ========
Interest-bearing liabilities:
      Demand...............................   $     665         $     --           $     --         $     664         $  1,329
      NOW accounts.........................         454               --                 --               454              908
      Money market accounts................       1,055               --                 --             1,054            2,109
      Passbook  accounts...................       6,184               --                 --             6,183           12,367
      Certificates of deposit..............      11,217           41,603             56,232                --          109,052
      Borrowings...........................          --            5,000             29,163                --           34,163
      Guaranteed Preferred Beneficial
          Interests in Subordinated Debt...          --               --                 --            10,000           10,000
                                              ---------         --------           --------         ---------         --------
          Total interest-bearing
              liabilities................     $  19,575         $ 46,603           $ 85,395         $  18,355         $169,928
                                              =========         ========           ========         =========         ========

Periodic gap.............................     $  (9,204)        $(39,465)          $(39,301)        $  98,075         $ 10,105
Cumulative gap...........................     $  (9,204)        $(48,669)          $(87,970)        $  10,105               --
Ratio of gap to interest-earning assets..          (5.1)%          (21.9)%            (21.8)%            54.5%              --
Ratio of cumulative gap to interest-               (5.1)%          (27.0)%            (48.9)%             5.6%              --
      earning assets.....................

         A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely.

         If repricing of vBank's assets and liabilities were equally flexible and moved concurrently, the impact of an increase or decrease in interest rates on net income would be minimal. At March 31, 1999, vBank had a negative cumulative one year gap, which suggests that net interest income may decrease during periods of rising interest rates.

         The method used to analyze interest rate sensitivity in the table above has a number of limitations. Certain assets and liabilities may react differently to changes in interest rates even though they reprice or mature in the same or similar time periods. The interest rates on certain assets and liabilities may change at different times than changes in market interest rates, with some changing in advance of changes in market rates and some lagging behind changes in market rates. Also, certain assets, such as adjustable-rate loans, often have provisions which may limit changes in interest rates each time market interest rates change and on a cumulative basis over the life of the loan. Additionally, the actual prepayments and withdrawals experienced by vBank in the event of a change in interest rates may deviate significantly from those assumed in calculating the data shown in the table.

         In the event vBank should experience a mismatch in its desired gap ranges or an excessive decline in its market value of equity resulting from changes in interest rates, it has a number of options which it could utilize to remedy such mismatch. vBank could restructure its investment portfolio through sales or purchases of securities with more favorable repricing attributes. It could also emphasize loan products with appropriate maturities or repricing attributes, or it could attract deposits or obtain borrowings with desired maturities.

                         Liquidity and Capital Resources

         Liquidity. As vBank is the primary operating subsidiary of USABanc.com, liquidity management is generally handled by vBank's management. Liquidity refers to a company's ability to generate sufficient cash to meet the funding needs of current loan demand, deposit withdrawals, principal and interest payments with respect to outstanding borrowings and to pay operating expenses. It is management's policy to maintain greater liquidity than required by the applicable regulatory authorities in order to be in a position to fund loan originations and purchases, to meet withdrawals from deposit accounts, to make principal and interest payments with respect to outstanding borrowings and to make investments that take advantage of interest rate spreads. vBank monitors its liquidity in accordance with guidelines established by vBank and applicable regulatory requirements. vBank can minimize the cash required during times of heavy loan demand by modifying its credit policies or reducing its marketing effort. Liquidity demand caused by net reductions in deposits are usually caused by factors over which vBank has limited control. vBank derives its liquidity from both its assets and liabilities. Liquidity is derived from assets by receipt of interest and principal payments and prepayments, by the ability to sell assets at market prices and by utilizing unpledged assets as collateral for borrowings. Liquidity is derived from liabilities by maintaining a variety of funding sources, including deposits, advances from the Federal Home Loan Bank of Pittsburgh and other short and long-term borrowings.

         vBank's liquidity management is both a daily and long-term function of funds management. Liquid assets are generally invested in short-term investment securities and other short-term investments. If vBank requires funds beyond its ability to generate them internally, various forms of both short and long-term borrowings provide an additional source of funds. At March 31, 1999, vBank had $33.8 million in borrowing capacity under a collateralized line of credit with the Federal Home Loan Bank , of which $30.0 million had been drawn upon as of such date.

         At March 31, 1999, vBank had outstanding commitments, including unused lines of credit, of $1.4 million and letters of credit of $649,000. Certificates of deposit that are scheduled to mature within one year totaled $52.8 million at March 31, 1999, and USABanc.com, on a consolidated basis, had $5.0 million of borrowings scheduled to mature within one year. vBank anticipates that it will have sufficient funds available to meet its current loan commitments.

         USABanc.com intends to continue to expend significant financial and management resources in connection with its Internet banking operations; consequently it expects to incur losses. Over the next twenty-four months, USABanc.com expects to incur $15.0 million in marketing expenses and $3.5 million in connection with the development of its Internet banking operations.

         USABanc.com believes that the net proceeds generated from a possible public offering of its common stock, short and long-term borrowings and advances from the Federal Home Loan Bank will be sufficient to fund its operating activities, capital expenditures and other obligations for at least the next 12 months. While the execution of
USABanc.com's current business plan does not require raising additional capital in the near term, it may seek to raise additional capital within such period to fund additional growth in excess of that contemplated in its current business plan. There can be no assurance that USABanc.com will be successful in raising additional capital when required in sufficient amounts and on terms acceptable to it. The failure to raise such capital could have a material adverse affect on USABanc.com's business, results of operations and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of USABanc.com's then-current shareholders would be reduced.

         Capital Resources. USABanc.com and vBank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on USABanc.com's financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, USABanc.com and vBank must meet specific capital guidelines that involve quantitative measures of USABanc.com's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications of USABanc.com and vBank are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. See "Regulation of USABanc.com and vBank."

         Quantitative measures established by regulation to ensure capital adequacy require USABanc.com and vBank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. As of March 31, 1999, USABanc.com and vBank exceeded all capital adequacy requirements to which they were subject.

         On March 9, 1999, USABanc.com issued $10.0 million of the Series A Debentures to USA Capital Trust I, which in turn issued $10.0 million of the Series A Capital Securities to investors. The securities are Tier I eligible except, in accordance with Federal Reserve Board regulations, USABanc.com is limited to recognizing $4.5 million as Tier I capital, such that no more than 25% percent of Tier I capital is comprised of the securities. USABanc.com has invested $6.0 million of the proceeds in vBank.

         At March 31, 1999 and December 31, 1998, vBank's actual and required minimum capital ratios were as follows:

                                                                                                To Be Well Capitalized
                                                                  For Capital Adequacy         Under Prompt Corrective
(Dollars in Thousands)                      Actual                      Purposes                  Action Provisions
                                    -----------------------    ---------------------------   ----------------------------
                                      Amount       Ratio          Amount          Ratio         Amount           Ratio
                                    ----------   ----------    ------------    -----------   -------------    -----------
As of March 31, 1999:
  Total Capital
  (to Risk Weighted Assets).....     $20,233       13.9%         $11,640          8.0%          $14,550          10.0%
  Tier I Capital
  (to Risk Weighted Assets).....      19,058       13.1            5,820          4.0             8,730           6.0
  Leverage......................      19,058       11.2            6,815          4.0             8,519           5.0

As of December 31, 1998:
  Total Capital
   (to Risk Weighted Assets)....      13,930       11.2            9,987          8.0            12,483          10.0
  Tier 1 Capital
   (to Risk Weighted Assets)....      12,879       10.3            4,994          4.0             7,490           6.0
  Leverage......................      12,879        8.5            6,068          4.0             7,585           5.0

         At March 31, 1999 and December 31, 1998, USABanc.com's actual and required minimum capital ratios were as follows:

(Dollars in Thousands)                                  Actual                         For Capital Adequacy Purposes
                                         ------------------------------------    ------------------------------------------
                                             Amount               Ratio               Amount                   Ratio
                                         ---------------     ----------------    -----------------        -----------------
As of March 31, 1999
  Total Capital
   (to Risk Weighted Assets).........        $24,797              16.6%               $11,942                   8.0%
  Tier  I Capital
   (to Risk Weighted Assets).........         18,163              12.2                  5,971                   4.0
  Leverage...........................         18,163              10.3                  7,027                   4.0


(Dollars in Thousands)                                  Actual                         For Capital Adequacy Purposes
                                         ------------------------------------    ------------------------------------------
                                             Amount               Ratio               Amount                   Ratio
                                         ---------------     ----------------    -----------------        -----------------
 As of December 31, 1998:
  Total Capital
  (to Risk Weighted Assets)........           15,566              12.1                 10,317                   8.0
  Tier 1 Capital
  (to Risk Weighted Assets)..........         13,782              10.7                  5,159                   4.0
  Leverage...........................         13,782               8.7                  6,319                   4.0

                              Year 2000 Compliance

         Changing from the year 1999 to 2000 has the potential to cause problems in data processing and other date-sensitive systems. The Year 2000 date change can affect any system that uses computer software programs or computer chips, including automated equipment and machinery. The Year 2000 problem is the result of computer programs using two digits rather than four to define the year. Any of our programs that are time sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. We use computer systems to perform financial calculations, track deposits and loan payments, transfer funds and make direct deposits. The primary processing of our loan and deposit transactions is currently performed by Intrieve Incorporated, a third-party data processing vendor. We intend to convert our data processing systems to EDS-Miser III during the third quarter of 1999. Upon such conversion, the primary processing of our loan and deposit transactions will be performed by EDS-Miser, a third-party data processing vendor. We also use computer software and computer chips to run security systems, communications networks and other essential bank equipment. Because of our reliance on these systems, including those used by our existing and anticipated future third-party data processing vendors, we are following a comprehensive process to ensure that such systems are ready for the Year 2000 date change. To become Year 2000 compliant, we are following guidelines suggested by federal bank regulatory agencies and the Securities and Exchange Commission. A description of each of the steps and the status of our efforts in completing the steps is as follows.

         During 1997, we formed a Year 2000 committee that has investigated the Year 2000 problem and its potential impact on our systems. The Year 2000 committee reports to the Year 2000 committee of the board of directors which, in turn, reports to the full board of directors.

         An independent consulting firm has been engaged to assist us in developing our approach to becoming Year 2000 compliant. The initial phase of achieving Year 2000 compliance includes educating our employees and customers about Year 2000 issues. We have completed this initial awareness and understanding phase.

         We have identified all potentially affected systems. This step has included a review of all major information technology and non-information technology systems to determine how Year 2000 issues affect them. We have completed our assessment of which systems and equipment are most prone to placing USABanc.com at risk if they are not Year 2000 compliant.

         The Year 2000 committee has developed an inventory of our vendors and actions to be taken, identified the team members responsible for completion of each action and prepared a timetable and a project tracking methodology. Significant vendors have been requested to advise us in writing of their Year 2000 readiness, including actions to become compliant if they are not already compliant. A plan has been developed to repair or replace systems and equipment not currently Year 2000 compliant. Although responses from certain vendors have not yet been received, this step is substantially complete and we expect it to be completed by September 1999.

         Our current third party data processing servicer as well as vendors who provide significant technology-related services have represented to us that they have modified their systems to become Year 2000 compliant. We have developed scripts involving typical transactions to test the proper functioning of the modified systems. Additionally, in contemplation of our anticipated conversion from Intrieve to EDS-Miser III in the third quarter of 1999, we have performed such Year 2000 compliance checks on the EDS-Miser III system. We have arranged for repair or replacement of equipment programs affected by Year 2000 issues. Most of the testing and corrections have taken place and all of our mission critical applications have been deemed compliant through testing or vendor certification, or a plan has been developed for the software upgrades required. This step was completed by June 30, 1999. The monitoring of certain vendors will continue throughout 1999.

         Year 2000 issues also affect certain of our customers, particularly in the areas of access to funds and additional expenditures to achieve compliance. As of December 31, 1998, we had contacted our commercial credit customers and borrowers regarding the customers' awareness of Year 2000 issues. While no assurance can be given that our customers will be Year 2000 compliant, we believe, based on representations of such customers and a review of their operations (including assessments of the borrowers' level of sophistication and data and record keeping requirements), that the customers are either addressing the appropriate issues to insure compliance or that they are not faced with material Year 2000 issues. In addition, in substantially all cases the credit extended to such borrowers is collateralized by real estate which inherently minimizes our exposure in the event that such borrowers do experience problems or delays becoming Year 2000 compliant.

         Our efforts to become Year 2000 compliant are being monitored by our federal banking regulators. Failure to be Year 2000 compliant could subject us to formal supervisory or enforcement actions. We expensed $20,000 during the year ended December 31, 1998 relating to costs incurred as a result of our Year 2000 plan. We anticipate incurring approximately $120,000 in additional costs related to the implementation of our Year 2000 plan. We presently believe Year 2000 issues will not pose significant operating problems for us. However, if implementation and testing plans are not completed in a satisfactory and timely manner by third parties on which we depend, or other unforeseen problems arise, Year 2000 issues could potentially have an adverse effect on our operations. See "Risk Factors--Problems Related to "Year 2000" Issues Could Adversely Affect Our Business."

                          Inflation and Changing Prices

         We are aware of the impact of inflation on interest rates and the corresponding impact on a bank's performance. The ability of a financial institution to cope with inflation can only be determined by ongoing analysis and monitoring of its asset and liability structure. We monitor our asset and liability position with particular emphasis on the mix of interest-sensitive assets and liabilities in order to reduce the effect of inflation upon our performance.

         Inflation can have a more direct impact on categories of non-interest expenses such as salaries and wages, supplies, and employee benefit costs. We closely monitor expenses for both the effect of inflation and non-inflationary increases in such items as staffing levels, usage of supplies and occupancy costs.

                                    BUSINESS

General


         USABanc.com is a financial services company dedicated to becoming a leading provider of financial products and services over the Internet. We believe the financial services industry has the highest degree of functionality, next to research, over the Internet. We will strive to provide the ultimate application for Internet users through our Website, www.usabanc.com. To achieve our objective, we have created a dynamic Internet banking platform that will offer our customers a convenient, cost-efficient, secure and user-friendly medium for financial products and services, together with an entertaining on-line experience that we believe no other financial based site provides. In addition to offering traditional banking products and services, our site will provide users portal applications such as live news feeds, timely search and retrieval services, message boards, stock quotes, broker/dealer services and links to other interesting sites on the Internet. Users can currently purchase certificates of deposit and obtain stock quotes through our Website. We expect www.usabanc.com to begin offering our Internet banking and brokerage products and services in early August 1999.

         We intend to capitalize on the increasing consumer use of the Internet by launching and aggressively marketing our Internet banking platform on a national basis. Although our origin is in Philadelphia as a traditional "brick and mortar" bank, we believe we can provide financial services more efficiently and economically to customers nationally through electronic delivery channels rather than through further expansion of traditional "brick and mortar" branch network delivery facilities. Through our Internet banking operations, our customers will be able to access account data and information about products and services we offer and conduct banking activities 24-hours-a-day every day of the year from anyplace.

Internet Industry Background

         Overview. The Internet enables millions of people worldwide to access news and information, communicate with each other and conduct business electronically. International Data Corporation reports that the number of worldwide Internet users is projected to grow from approximately 97 million in 1998 to approximately 320 million by 2002.

         The Internet has become a significant marketplace for buying and selling goods and services. International Data Corporation forecasts that total worldwide commerce on the Internet will grow from an estimated $32.4 billion in 1997 to an estimated $1.0 trillion in 2002. With the emergence of the Internet as a globally accessible, fully interactive medium, many companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly using electronic commerce. Many consumers are showing strong preferences for transacting certain types of business, such as paying bills, booking airline tickets, trading securities and purchasing consumer products, electronically rather than in person or over the telephone. Individuals can now conduct these transactions virtually anywhere at any time. Many consumers have accepted and even welcomed self-directed on-line transactions because such transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

         In addition to its use as a general commercial medium, the Internet has rapidly emerged as a means of providing financial services. Many companies are increasingly offering a variety of financial services, including credit cards, brokerage services, insurance products and banking services, via the Internet, and finance-related Websites continue to grow in popularity.

         Electronic Banking. The increasing level of commerce transacted on the Internet has prompted the development of electronic banking delivery systems. These forms of electronic delivery systems provide convenience for customers and allow financial institutions to lower their overhead costs. The two types of electronic banking currently available, PC-based home banking and Internet banking, are very different. The characteristics of each are as follows:

        o PC-based Home Banking. PC-based home banking requires PC-based financial services software products such as Intuit's Quicken, Microsoft's Money or a bank's proprietary software. Each product carries its own set of instructions that the customer must learn before commencing any banking transactions. The software resides on the customer's PC along with his or her account data and requires a dial-up modem and manual downloading. Consequently, customers must conduct PC-based home banking from the PC containing the customer's software and account data. Customers generally must back up their account data at frequent intervals to counteract the risk of losing data. Because the customer must connect with the financial institution via modem and download his or her account data, real-time transactions are not generally possible.

        o Internet Banking. Unlike PC-based home banking, Internet banking requires only a secure Web browser for access to the Internet and the financial institution. Internet banking requires no particular software and does not restrict the customer's operations to the location of his or her PC. Instead, the customer accesses the financial institution through the Internet and deposits or transfers funds, pays bills or transacts other business on a real-time basis. Account data remains stored on the bank's secure server at all times protected by technology designed specifically to safeguard such information. No downloading or back-up is required, as the bank's server backs up all data and transactions on a continuous basis. With Internet banking, the information presented to the customer remains current at all times. Customers who use personal financial software retain the option to download transactions for financial or tax planning purposes.

         The use of electronic banking delivery systems, and particularly Internet banking, is growing as consumers find that electronic banking is both convenient and cost-effective. According to Cyber Dialogue, the number of Americans banking on-line will triple from an estimated 6.9 million in 1998 to an estimated 24.2 million in 2002. Cyber Dialogue further indicates that Internet banking customers are active customers.

         Demographic surveys indicate that Internet users represent an ideal target market for Internet banking. Recent studies by Jupiter Communications revealed that, in the United States, approximately 49% of Internet users are college graduates and that approximately 30% are engaged in professional or managerial occupations. The survey also indicated that the median age of Internet users is 33, that approximately 61% of Internet users are under the age of 45 and that the average annual income of an Internet user is over $60,000. The attractive demographics of Internet users facilitate the growth of Internet banking. Internet users tend to be young and mobile and thus comfortable with and receptive to the convenience of on-line commercial transactions. We believe that as Internet users enter their prime earnings and savings years, there will be an increased demand for high-yielding savings products. Additionally, Internet users tend to be professionals with limited amounts of discretionary time and are attracted to the convenience of "one-stop shopping" for a full range of financial services.

The USABanc.com Strategy

         We intend to execute our strategy of becoming a leading provider of financial products and services over the Internet by:

        o Establishing the USABanc.com Website as a leading and comprehensive source for financial services on the Internet. We have created our Internet banking platforms to allow our customers to choose between platforms using either Hypertext Mark-up Language, more commonly known as "HTML," or Macromedia's innovative "Flash" technology. We expect the HTML Website to begin offering our Internet banking and brokerage products and services in early August 1999, and we expect the "Flash" Website to begin offering products and services in September 1999. We believe the "Flash" platform will significantly enhance our customers' experience on our Website and differentiate us from other Internet banks. Additionally, because our "Flash" platform was developed in anticipation of the greater bandwidth that is now widely available, we will be able to deliver our services at the speed expected by today's on- line user. We believe www.usabanc.com's unique audio/visual interface will attract users who demand not only efficient and convenient financial services, but entertaining content as well. We intend to attract customers by providing the following benefits:

                o Offering a broad selection of financial products and services. We will provide the convenience of "one-stop shopping" to consumers. We currently offer certificates of deposit and, beginning in early August 1999, we will begin to offer our Internet banking and brokerage products and services, which we expect to include on-line interest-earning checking accounts, money market accounts, bill payment services, overdraft protection, ATM and debit cards, mortgage loans, business equipment leases and credit cards. USACapital, Inc., our wholly owned subsidiary, is expected to offer on-line trading, real-time quotes, low commissions and direct access to funds held on deposit with vBank. We intend to continue to develop innovative financial products such as CDEnergy.com, the first ever live auction site for Federal Deposit Insurance Corporation- insured certificates of deposit. Although most of our products will be offered by us directly, some of our products, such as our credit cards and mortgage loans, will be offered through our alliance partners such as Low Cost Loans. We intend to expand our product offerings further through strategic partnerships with other companies to include various types of consumer loans and insurance products. See "--Products and Services."

                o Offering attractive interest rates and low or no fees. Our operating costs will be generally lower than those of traditional "brick and mortar" banks because we will not require a traditional branch network to generate deposits and conduct operations. We intend to pass our savings in operating costs on to our customers by offering attractive interest rates and low or no fees.

                o Building national brand awareness through extensive marketing efforts. We are creating a national marketing campaign designed to acquire new customers and promote the USABanc.com brand as a premier provider of financial services over the Internet. We are working with a nationally known marketing company to build national awareness of the USABanc.com name through a variety of marketing initiatives. Such initiatives include Internet advertising, national print, television and radio advertising, direct mail, strategic alliances with other companies, affinity partnerships and customer referral programs. We expect to spend $7.0 million to fund our marketing efforts during the last six months of 1999 and an additional $10.0 million over the following two years. While our marketing efforts are intended to enhance our market share and provide us with a competitive advantage over both our existing and potential competition, our marketing expenditures are expected to result in our recognizing net losses during the next two years. See "--Marketing and Strategic Alliances."

                o Offering superior service, convenience and ease of access. As with our traditional banking operations, we will continually seek ways to enhance customer satisfaction. For example, unlike many other banks, we expect to offer services such as electronic bill payment and ATM cards without imposing service charges. Our Website also offers a higher level of convenience than can be achieved in a traditional bank branch or through PC-based home banking. Our customers will be able to access account data and information regarding products and services and conduct banking activities 24-hours-a-day. Our customers can also currently reach our customer service representatives 24-hours-a-day by telephone or e-mail. We have developed our Website to be a user-friendly Internet banking platform.

                o Offering interesting and entertaining content through a real-time interactive medium. Our Website was designed to be utilized by Internet users who are attracted to the innovative features contained on our Website and not just by persons who are solely interested in executing financial transactions. In addition to a wide array of financial products and services, we intend to offer live news feeds, timely search and retrieval services, message boards, and links to other sites on the Internet.

                o Offering advanced security measures. Through the use of sophisticated technology, we are able to provide security measures to our customers that we believe to be among the most advanced security measures currently available in the Internet banking industry. See "--Security."

        o Pursuing strategic alliances and affinity partnerships. We are currently negotiating strategic marketing agreements with several leading Internet entities. We intend to establish an affinity marketing program which will allow various trade groups and other organizations to brand and market USABanc.com's savings and investment products. These programs will allow us to reach targeted groups of consumers with the support of a virtual endorsement of each parent community. Additionally, we plan to implement several innovative customer acquisition and retention programs designed for new and existing USABanc.com customers. Our cost per new customer acquisition will initially be higher than industry averages, but we expect these costs to decline as awareness of the USABanc.com brand increases. We intend to co-brand these programs with select USABanc.com partners. We believe such co-branding will maximize customer conversion effectiveness and ultimately reduce the cost per new customer acquisition.

        o Intensive national marketing campaign. We intend to use a national marketing campaign to expand our brand awareness. The campaign will include Internet advertising through portals such as Yahoo! and Excite, television campaigns on networks such as CNBC and MSNBC, radio advertising such as our spots on the Howard Stern Show, and newspaper and magazine advertising in national publications such as the Wall Street Journal, New York Times and Fast Company. We expect our costs of acquiring new customers to decline as we gain market share and brand recognition. As a result of our marketing efforts, we expect to incur losses in 1999 and 2000. As we increase our market share and become a leading provider during this early stage of Internet banking, we expect our revenues to increase and to return to profitability in 2001, although there can be no assurance that we will return to profitability within such time frame.

        o Generating sponsorship and advertising revenues. We intend to establish advertising relationships by offering advertising opportunities to leading brand marketers and merchants in traffic intensive areas of the USABanc.com network. These merchants will receive exposure through banner advertising combined with promotional offers in exchange for which we will collect a fee based on various arrangements such as cost per click for each new visit to the third-party Website made through our network, and/or a share of revenues from each sale to USABanc.com users.

        o Expanding our Lending Efforts. Since our acquisition of vBank in November 1995, we have pursued an aggressive growth strategy, characterized by purchases of pools of primarily performing loans secured by single-family residential, multi-family residential and commercial properties. Our net loan portfolio has grown from $7.0 million at December 31, 1995 to $110.0 million at March 31, 1999. We intend to increase our originations of commercial real estate and commercial business loans. We also intend to continue to purchase primarily performing loan pools at a discount. These loans may consist of multi- family residential loans, commercial property loans and one-to-four family residential mortgage loans.

         Our Internet banking strategy also involves the streamlining of our existing branch network. We are currently negotiating the sale of one of our four "brick and mortar" branch facilities. Additionally, we are in the process of selling the building which serves as our corporate headquarters. We will use any gains on these dispositions for the execution of our Internet business strategy. We intend to lease this building following the sale and to maintain our retail and lending operations in such facility. See "--Description of Properties."

Products and Services

         Deposit Products and Services. We plan to offer a variety of deposit products at attractive interest rates in order to build our customer base. We will be able to offer attractive interest rates as a result of our low operating costs. We also plan to attract customers by offering convenient services such as free electronic bill payment, and ATM/debit cards. We expect our on-line deposit products and services to include:

        o Deposit Products. We intend to offer a tiered-rate checking account, a statement savings account and several fixed term certificates of deposit.

        o Bill Payment Service. Through services expected to be provided by EDS, we intend that customers will be able to pay their bills on-line through electronic funds transfer or a written draft prepared and sent to the creditor. We do not intend to charge a fee for this service initially.

        o Overdraft Protection. If a customer has both an interest checking account and a money market account or a statement savings account, we will automatically establish overdraft protection between those accounts.

        o ATM/Debit Cards. Each customer will automatically receive an ATM card when he or she opens an account with vBank. We do not charge our own fee for ATM usage, but fees are generally imposed by the operator of the ATM. Debit features of the card will carry the Mastercard logo. vBank will reimburse ATM surcharges incurred at facilities for up to six ATM transactions per monthly statement cycle.

         Lending Programs. To generate fee income and provide a convenient service to its customers, we plan to offer on-line loans and credit cards as described below:

        o Mortgage Loans. We intend for the Website to enable customers to obtain interest rate quotes and apply for mortgage loans on-line. We have an agreement with Low Cost Loans, whereby we will act as a loan originator on behalf of Low Cost Loans.

        o Credit Cards. We expect to offer our customers Visa and MasterCard credit cards issued for no annual fee. We will be paid a fee for each cardholder referred through our Website. Customers will be able to apply for these credit cards on-line. We plan for the cards to prominently display the "USABanc.com" logo with the Visa or MasterCard emblem appearing in the lower right corner of the card.

         Non-banking Financial Services. To serve as a single convenient source for the financial services needs of Internet users and to generate additional non-interest income, we plan to offer a full range of non-banking financial services designed to attract and retain customers. These services are expected to include securities brokerage through USACapital, Inc. and business equipment leasing services through USACredit, Inc., each as described below:

        o Securities Brokerage Services. We intend to provide our customers with access to on-line brokerage services through USACapital, Inc., our wholly owned broker-dealer subsidiary. We have a fee-sharing agreement with USACapital. Customers will be able to purchase securities without writing checks to their brokers, as trading fees will be automatically deducted from their checking or savings accounts with vBank. Investment proceeds will be automatically deposited into the customer's deposit account with vBank. We expect to provide customers 24-hour on-line access, real-time quotes, low commissions and a professional brokerage staff.

        o Business Equipment Leasing. We have entered into an agreement with USACredit, Inc., a wholly owned subsidiary of USABanc.com, that allows our customers, many of whom are independent business owners or managers, to lease small business equipment. Leases range in amounts from $5,000 to $500,000 and cover virtually all types of business equipment. USACredit will act as a broker and provide advice, comparison quotes and immediate equipment lease financing through a network of financial institutions.

         Future Products and Services. To generate additional interest and fee income and enhance customer convenience, in the future we plan to introduce a variety of new products and services. Future products and services may include insurance products, commercial and consumer lending, cash management accounts, installment loans and various other products and services.

Marketing and Strategic Alliances

         Our marketing strategy is aimed at making USABanc.com a leading brand in the Internet financial services market. Our marketing strategy is designed to increase our customer base and includes on-line and off-line advertising. We are developing strategic alliances and partnerships with several top-performing and customer-based Internet sites. These strategic relationships will be a key factor in promoting and branding our core products and services. Additionally, we expect to derive marketing benefits from media coverage that we generate through our public relations campaign. We believe such coverage will increase the general public's awareness of USABanc.com and simultaneously build our customer base.

         Our marketing strategies will extend beyond our on-line advertising and public relations campaigns. New initiatives will include print advertisements in publications aimed at our target customers and potential strategic partners, direct mail marketing, co-branded credit cards and other strategic partnerships with Internet financial services providers.

         We realize that our new marketing strategy will require a significant investment of resources and a commitment to pursue new marketing relationships. We recently hired a director of marketing and we plan to hire additional marketing support staff. We believe that a significant increase in our investment in marketing initiatives will enable us to increase our name recognition and grow our customer and deposit base on a national scale.

Operations

         Customers will be able to access our Internet bank through any Internet service provider by means of an acceptable secure Web browser. When customers access USABanc.com's service menu, they will be able to open a new account, review the status of an existing account or engage in a transaction. To open a new account, the customer will complete the on-line enrollment form on our Website, print the signature card, sign it and mail it to us. Customers will be able to make deposits into an open account via direct deposit programs, by transferring funds between accounts at vBank, by wire transfer, by mail or in person at our principal executive offices. Customers will also have the ability to make withdrawals and access their accounts at ATMs that are affiliated with the MAC, Cirrus, Honor and NYCE networks, which we believe will provide added customer convenience. Customers will be able to apply for loans, review account activity, pay bills electronically, conduct brokerage transactions, receive statements by mail and print bank statement reports from any PC with a secure Web browser, regardless of its location.

         We have negotiated relationships with a select group of service providers who not only provide us with significant quality, security, reliability, performance and marketing capabilities, but also play an integral role in implementing our Internet banking strategy. Because we expect to outsource our principal operational functions to experienced third-party service providers that have the capacity to process a high volume of transactions, we believe we will be able to respond easily to growth. Moreover, we intend to preserve a degree of flexibility that will enable us to assess and evaluate our product offerings and delivery structure on an ongoing basis and to incorporate other alliance opportunities as they present themselves. Should any of these relationships terminate however, we believe we will be able to secure the required services from an alternative source without material interruption of our operations. Our principal service providers are described below:

        o EDS-Miser. We will receive core systems processing services, such as deposit account, loan and year-end processing services, from EDS-Miser. The EDS-Miser's Miser III system will interface with EDS' secure Internet servers and will verify customer passwords and identification. Miser III will also operate our ATM/debit card management systems.

        o EDS. EDS licenses its Internet-based Electronic Banking System and electronic bill paying services, provided through CheckFree, to us. EDS will provide operational support and hosting services for our Internet banking and bill payment applications. Specifically, EDS will provide a secure Website and software that performs services relating to our infrastructure and other electronic banking services. EDS will provide the interface necessary to link our servers with those used by EDS-Miser and CheckFree. EDS will also provide software maintenance and consulting services as needed.

Security

         Our ability to provide our customers with secure financial services over the Internet is of paramount importance. We will continually evaluate the Internet systems, services and software used in our operations to ensure that they meet the highest standards of security. The following are among the security measures that we have in place for our Internet banking operations:

        o Encrypted Transactions. All banking transactions and Internet communications will be encrypted so that sensitive information is not transmitted over the Internet in a form that can be read or easily deciphered. Encryption of Internet communications is accomplished through the use of the Secure Sockets Layer technology. This technology is the standard for encryption on the Internet and is currently used by Netscape's Navigator (Version
              3.03 or higher) and Microsoft's Internet Explorer (Version 3.02 or higher). Messages between the web application server and EDS-Newtrends system will use encrypted pins using EDS encryption, which is described in "--Isolated Bank Server" below.

        o Secure Logon. To eliminate the possibility that a third party may download vBank's or a customer's password file, user identification and passwords will not be stored on the Internet or the Web server. Furthermore, passwords are strings of six to eight alphanumeric characters, which makes the chance that a password can be randomly guessed less than one in one trillion.

        o Isolated Bank Server. The computer used to provide our operational services cannot be accessed directly through the Internet. It is on a private connection, or intranet, that provides two-way communication between the isolated bank server and the EDS Internet Server. Consequently, an Internet user cannot directly access the computer that actually provides our services. All banking services will be routed from the EDS application server through a firewall. The firewall is a combined software and hardware product that precisely defines, controls and limits the access to "internal" computers from "outside" computers across a network. Use of this firewall means that only authenticated bank customers or administrators may send or receive transactions through it, and the firewall itself is believed to be immune to penetration from the network. The firewall is thus a mechanism used to protect vBank server from the freely accessible Internet. Furthermore, all messages sent or received between the EDS application server and vBank server are carried on a proprietary internal EDS network and employ EDS encryption to increase security. Finally user passwords are additionally protected using Atalla's hardware based encryption techniques. EDS is a symmetric key algorithm and is highly secure because it is not susceptible to standard cipher-text attacks. Thus, even if a perpetrator were able to route a message to vBank server through the firewall, the message could not be encrypted in a way that would be considered valid by the server. As a result, vBank server would reject the message.

        o Authenticated Session Integrity. An authenticated user is any user who signs onto our Website with a valid user ID and password. Although we expect the vast majority of authenticated users to be legitimate bank customers, vBank server is programmed to limit exposure to an authenticated user who is attempting to defraud vBank. If the authenticated user alters the URL (the command or request that is sent from the browser to the server) in any way in an attempt to gain access to other users' accounts, the EDS server immediately detects that the session integrity variables have been violated. The EDS server will immediately stop the session and record the attempt in a log so that our staff can investigate.

        o Physical Security. All servers and network computers reside in Plano, Texas and Rochelle Park, New Jersey in secure EDS facilities. Currently, computer operations supporting our Internet access are based in Plano, Texas. Only employees with proper photographic identification may enter the primary building, which is monitored by guards at multiple levels 24-hours-per-day, 7-days-per-week. The computer operations are located in a secure area, with admission only by key card. Key cards are restricted to a specific group of employees. Access to the Web server console requires further password identification, which provides only limited access to the system based on the role assigned to that password by the security administrator.

        o Secure Modem Access. A private leased line that is not accessible from the public network connects vBank server and EDS' web application server. A dial-up maintenance port also permits access to vBank server. The modem that provides the only access to this port is specially protected and is only enabled on an as-needed basis to a restricted group of employees.

        o Service Continuity. EDS and EDS-Newtrend each provide a fully redundant network with no single point of failure. vBank server is also "mirrored" so that hardware failures or software bugs should cause no more than a few minutes of service outage. "Mirroring" means that the various servers are backed up continuously so that all data is stored in two physical locations. This network and server redundancy ensures that access to vBank will be reliable. However, if customers are not able to access vBank over the Internet, customers will retain access to their funds through several means, including paper checks, ATM cards and customer service.

        o Monitoring. All customer transactions on vBank server in EDS produce one or more entries into transactional logs. We and EDS recognize that it is critical to monitor these logs for unusual or fraudulent activity. As mentioned previously, any attempt by an authenticated user to modify the command or request that is sent from the browser to the server will be logged. Additionally, all financial transactions will be logged. Our personnel will review these logs regularly, and any abnormal or unusual activity will be noted and we, EDS or both will take either appropriate action. Ultimately, vigilant monitoring is the best defense against fraud.

        o Security Assessment and Detection. EDS uses a service to simulate attacks on the networks and systems to fortify the security features before the system is breached. The system also has a feature that detects and stops any unauthorized activity, whether from an internal or external source. This feature can record the origin, type, destination, and time of the attack and make this information immediately available to a monitor.

         The preceding security measures are designed to ensure that our Internet bank is set up in a secure manner. However, over the long term, the security of our Internet bank depends upon the procedures and standards used for administration of the Internet site. EDS is required to obtain SAS 70 certification from a national accounting firm. This is a certification by independent auditors that EDS computer systems are being managed and operated in a manner consistent with accepted practices. EDS has received this certification.

         We believe the risk of fraud presented by Internet banking is not materially different from the risk of fraud inherent in any banking relationship. We believe the three principal reasons for a breach in bank security are:

        o misappropriation from the user of the user's account number or password;

        o     penetration of the bank's server by an outside "hacker;" and

        o fraud committed by an employee of the bank or one of its service providers.

Both traditional banks and Internet banks are vulnerable to these types of fraud. By establishing the security measures described above, we believe we have reduced our vulnerability to the first two types of fraud. To counteract fraud by employees, associates and consultants, we have established internal procedures and policies designed to ensure that, as in any bank, proper control and supervision is exercised over employees, associates and consultants. We will also counteract all types of fraud through daily examination of our transactional logs. In addition, we intend to provide, at no cost to the depositor, $10,000 insurance coverage from Travelers Property Casualty to protect the customer from any loss due to the unauthorized use of a depositor's accounts and access to our Internet banking system.

Lending Activities

         Since our acquisition of vBank in November 1995, we have aggressively grown our loan portfolio through the acquisition of loan pools at a discount and through loan originations. We intend to continue to expand our small business community banking presence in the Mid-Atlantic region primarily through increased loan originations and purchases of pools of discounted loans. We intend to emphasize the origination and purchase of commercial real estate and commercial business loans, which generally carry higher yields than traditional single-family residential loans. Although we intend to continue to originate single-family residential and consumer loans, such loans will not be emphasized and will be offered primarily as an accommodation to our customers. Single-family residential loans originated through our Website will be originated through our alliance partner, Low Cost Loans. We intend to fund our increased lending activities in part with deposit growth we expect to achieve from our Internet banking operations.

         Loan Portfolio. The principal components of our loan portfolio are first mortgage loans secured by residential real estate and commercial real estate and, to a much lesser extent, home equity loans, passbook and other consumer loans and commercial business loans. At March 31, 1999, our total loans receivable, net amounted to $110.0 million, which represented 59.1% of our $186.2 million in total assets at that date.

         The following table sets forth the composition of our loan portfolio in dollar amounts and as a percentage of the portfolio as of the dates indicated.

                                                At March 31,                                      At December 31,
                                                    1999                       1998                     1997
                                                    ----                       ----                     ----
                                                                       (Dollars in Thousands)
Real estate (1) (2)..................    $110,197           98.9%    $102,076         98.8%    $54,262         95.1%
Commercial business (3)..............       1,071            1.0          986          1.0       1,091          1.9
                                         --------          ------    --------        ------    -------        ------
Consumer (4).........................          67            0.1          243          0.2       1,694          3.0
Total loans receivable...............    $111,335          100.0%    $103,305        100.0%    $57,047        100.0%
                                         --------          ------    --------        ------    -------        ------
Less
   Loans in process..................          --                          --                      260
   Deferred loan fees................        (147)                       (116)                     217
   Allowance for loan losses.........      (1,175)                     (1,051)                     568
Net loans receivable.................    $110,013                    $102,138                  $56,002
                                         --------          ------    --------        ------    -------        ------

(1) Consists of loans secured by single-family residential, multi-family residential and commercial real estate.
(2) At March 31, 1999, over a majority of vBank's real estate loans consisted of loans secured by multi-family residential and commercial real estate.
(3)  Consists primarily of inventory and working capital loans.
(4)  Consists primarily of home equity loans and installment loans.

         Loan Maturity. The following table sets forth the maturity or period of repricing of our loan portfolio at March 31, 1999. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they contractually mature. Fixed rate loans are included in the period in which the final contractual repayment is due. The following table does not include the effect of future principal prepayments.

                                                                                                     Beyond
                                     Within 1         1-3           3-5             5-15              15
                                       Year           Years         Years           Years            Years         Total
                                       ----           -----         -----           -----            =====         -----
                                                                    (Dollars in Thousands)
Real estate (1)..................       $14,948        $13,524        $27,390         $21,091        $33,244      $110,197
                                        =======        =======        =======         =======        =======      ========
Commercial business (2)..........            --             --             --           1,071             --         1,071
Consumer (3).....................            --             --             67              --             --            67
                                        =======        =======        =======         =======        =======      ========
   Total loans receivable........       $14,948        $13,524        $27,457         $22,162        $33,244      $111,335
                                        =======        =======        =======         =======        =======      ========

(1) Consists of loans secured by single-family residential, multi-family residential and commercial real estate.

(2)  Consists primarily of inventory and working capital loans.

(3)  Consists primarily of home equity loans and installment loans.

          Origination, Purchase and Sale of Loans. Our lending activities are subject to the underwriting policies and loan origination and purchase procedures established by the board of directors and management. Loan originations are derived from a number of sources, such as existing customers, our loan officers, borrowers, builders, attorneys, walk-in customers and correspondent lenders. We expect loan originations to also be derived from our Website in the future. As described in "--Products and Services--Lending Programs--Mortgage Loans," we have an agreement with Low Cost Loans whereby vBank acts as a loan originator on behalf of Low Cost Loans with respect to retail loans, including single-family residential and home equity loans. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant's employment, income and credit standing. In the case of a real estate loan, an appraiser approved by us appraises the real estate intended to collateralize the proposed loan. An underwriter checks the loan application file for accuracy and completeness, and verifies the information provided. If the appraisal and credit information generally comply with our underwriting guidelines, the loan is approved by the board of directors. We have not delegated to any of our loan officers approval authority and all loan originations are required to be approved by the board of directors. However, to accommodate vBank's future growth, the board of directors is considering implementing a committee system to approve loans. Such committee would approve loans based on the board of directors' approved loan underwriting policies. Loans in excess of $1.0 million would still require approval by the full board of directors. For multi-family residential and commercial real estate loans, we require that the borrower provide operating statements, pro forma cash flow statements and, if applicable, rent rolls. In addition, we review the borrower's credit standing and expertise in owning and managing the type of property that will collateralize the loan. Fire and casualty insurance, and in certain cases, flood insurance, are required on the property serving as collateral at the time the loan is made and throughout the term of the loan.

         Our internal originations consist primarily of multi-family residential and commercial real estate loans, which we intend to continue to emphasize. In addition, although commercial business loans have historically not been a major line of business for us, we intend to increase our emphasis on small business commercial loan originations. Although we will and do originate single-family residential and consumer loans, such originations have historically been made as an accommodation to our customers and we generally do not emphasize such loans.

         Since December 1995, we have been supplementing our originations with purchases of loan pools at a discount. Such purchases have been the primary factor in our substantial growth since 1995. Prior to 1997, we acquired loans at a discount, generally from the Federal Deposit Insurance Corporation and the Resolution Trust Corporation, primarily in auctions of pools of loans acquired by such agencies from the large number of financial institutions which had failed during the late 1980s and early 1990s. Although governmental agencies, such as the Federal Deposit Insurance Corporation, continue to be a potential source of loans at a discount, in recent periods we have obtained discounted loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies which generally were seeking to eliminate a loan or a category of loans from their portfolio.

         At March 31, 1999, our net discounted loan portfolio amounted to $57.6 million, or 31.7%, of our total assets. These loans had a face value of $62.1 million, reflecting a discount of $4.5 million or 7.3%. Management believes that, at March 31, 1999, approximately 54% and 46% of the discounted loan portfolio was secured by residential and commercial properties, respectively.

         Substantially all of the loans we purchase at a discount were performing in accordance with their terms at the time of purchase. We have developed and maintain a proprietary model to determine what we believe to be the appropriate purchase price to be paid for a discounted loan pool. The discount is determined based on objective and subjective criteria. The objective criteria includes geographic location, loan-to-value ratio, collateral type, past payment performance, and the term and structure of the loan. The subjective criteria relies on senior management's substantial experience with respect to the acquisition and management of discounted real estate loans.

         Real estate loans generally are acquired in pools, although multi-family residential and commercial real estate loans may be acquired individually. These pools generally are acquired in auctions or competitive bid circumstances in which we face substantial competition. Although many of our competitors have access to greater capital and have other advantages, we believe we have a competitive advantage relative to many of our competitors as a result of our experience in acquiring and managing loans purchased at a discount and the strategic relationships and contacts we have developed in connection with these activities.

         Prior to making an offer to purchase a portfolio of loans, we conduct an extensive investigation and evaluation of the loans in the portfolio. Evaluations of potential loans are conducted primarily by our senior management who specialize in the analysis of such loans. Our employees may use third parties to assist them in conducting an evaluation of the value of the collateral property as well as to assist them in the evaluation and verification of information and the gathering of other information not previously made available by the potential seller.

         Although we focus on acquiring loans in the Mid-Atlantic region, we have acquired loans secured by real estate located in a number of other states including Texas, Florida and California. We believe that the relatively broad geographic distribution of our discounted loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas and that due to our expertise and our policies and procedures, the geographic diversity of our discounted loan portfolio does not place greater burdens on our ability to administer and, if applicable, service such loans.

         One-to-Four Family Residential Mortgage Lending. We have historically not been an active originator of single-family residential loans and such loans have generally been originated as an accommodation to our customers. These loans are generally made to borrowers who, because of the size of the loan, prior credit problems, the absence of a credit history or other factors, are unable to qualify as borrowers for a single-family residential loan under Federal Home Loan Mortgage Corporation or Federal National Mortgage Association guidelines, or "conforming loans." As a result, these loans are not eligible for resale in the secondary mortgage market. Loans to non-conforming borrowers are perceived by our management as being advantageous to us because they generally have higher interest rates and origination and servicing fees and generally lower loan-to-value ratios.

         Substantially all of our one-to-four family residential loans have been acquired through loan purchases. A majority of these loans are located outside of the greater Delaware Valley. Although our purchased single-family residential loans carry a variety of terms, we believe the majority of such loans have loan-to-value ratios of 80% or below and carry fixed rates of interest. We generally attempt to acquire the servicing rights with respect to purchased single-family residential loans, which includes collecting and remitting loan payments, inspecting the properties and making certain insurance and tax payments on behalf of the borrowers. However, we may on occasion purchase such loans where the seller retains the servicing rights. At March 31, 1999, we held in our portfolio approximately $25.8 million of loans which were being serviced by others.

         We currently offer fixed rate one-to-four family mortgage loans and, through an affiliation with Low Cost Loans, we will offer a full array of adjustable, balloon and fixed rate one-to-four family mortgage loans, in each case with terms typically ranging from 15 to 30 years. One-to-four family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that our one-to-four family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors. In recent years, the average maturity of our mortgage loans has decreased significantly due to the unprecedented volume of refinancing activity. Accordingly, estimates of the average length of time that one-to-four family loans may remain outstanding cannot be made with any degree of accuracy.

         We are permitted under applicable law to lend up to 100% of the appraised value of the real property securing a residential loan. However, if the amount of a residential loan originated or refinanced exceeds 80% of the appraised value, we are required by federal regulations to obtain private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the board of directors, we will generally only lend up to 80% of the appraised value of the property securing a single-family residential loan.

         From time to time, we will originate loans for the construction of single-family residential properties. Such loans may be made to individuals or builders. We do not expect to emphasize construction lending in the near term and at March 31, 1999, we had no construction loans outstanding.

         Multi-family Residential Real Estate and Commercial Real Estate Lending. Our lending activities currently emphasize the origination and acquisition of loans secured by existing multi-family residential and commercial properties. As of March 31, 1999, over a majority of our real estate loan portfolio consisted of loans secured by multi-family residential and commercial properties. We have generally targeted higher quality, smaller multi-family residential and commercial real estate loans with principal balances up to vBank's legal lending limit of $3.0 million.

          Our multi-family residential loans are secured by multi-family properties of five units or more, while our commercial real estate loans are secured primarily by industrial, warehouse and self-storage properties, office buildings, office and industrial condominiums, retail space , strip shopping centers and mixed-used commercial properties. At March 31, 1999, substantially all of the properties securing our multi-family residential and commercial real estate loans were located in the greater Delaware Valley. We will presently originate multi-family residential and commercial real estate loans for terms of up to 25 years. Some of these loans contain call or repayment option features within three to seven years after origination. We will originate such loans on both a fixed-rate or adjustable-rate basis, with the latter based on an applicable prime rate. Adjustable-rate loans may have an established ceiling and floor, and the maximum loan-to-value for these loan products is generally 80%. Though historically vBank has originated and acquired loans with lower debt coverage ratios, as part of the criteria for underwriting multi-family residential and commercial real estate loans, vBank generally requires a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of at least 1.25 to 1.0 on originated loans and at least 1.15 to 1.0 on acquired loans. We generally seek additional protection, such as secondary collateral and personal guarantees from the principals of the borrowers, to mitigate any weaknesses identified in the underwriting process.

         Loans collateralized by multi-family residential and commercial real estate generally involve a greater degree of credit risk than one-to-four family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate and multi-family real estate is typically dependent upon the successful operation of the related property. If the cash flow from the project is reduced, the borrower's ability to repay the loan can become impaired. At March 31, 1999, $832,000 of our commercial real estate loans were classified as non-performing. As of such date, a significant portion of our non-performing commercial real estate loans was comprised of one purchased loan.

          Commercial Business Loans. We originate commercial business loans consisting primarily of lines of credit and term loans secured by equipment and accounts receivable. At March 31, 1999, commercial business loans totaled $1.1 million, or 1.0%, of our total loan portfolio. In addition, all of our commercial business loans which are secured by real estate have been classified as commercial real estate loans. Currently, we are placing greater emphasis on the origination of commercial business loans . We recently hired two loan officers with extensive commercial lending experience. Commercial business loans generally have shorter terms and higher interest rates than mortgage loans because of the type and nature of the collateral. At March 31, 1999, none of our commercial business loans were classified as non-performing.

          Consumer Loans. We originate consumer loans consisting principally of loans secured by deposit accounts and marketable securities, and home improvement, personal and automobile loans. At March 31, 1999, consumer loans totaled $67,000, or 0.1%, of our total loan portfolio. We offer consumer loans as a service to our customers. Consumer loans are offered primarily on a fixed-rate basis with maturities generally of less than ten years. Consumer loans entail greater credit risk than do residential mortgage loans but have smaller balances and tend to have higher interest rates. At March 31, 1999, none of our consumer loans were classified as non-performing.

          Loan Origination Fees and Other Income. In addition to interest earned on loans, we generally receive fees in connection with loan originations. Such loan origination fees, net of costs to originate, are deferred and amortized using the interest method over the contractual life of the loan. Fees deferred are recognized as income immediately upon prepayment of the related loan. At March 31, 1999, we had $147,000 of net deferred loan origination fees. Such fees vary with the volume and type of loans and commitments made and purchased, the principal repayments on such loans, and competitive conditions in the real estate market that reflect the demand and availability of money. In addition to loan origination fees, we also receive loan fees and service charges that consist primarily of deposit transaction account service charges and late charges.

          Loans to One Borrower. Current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments). At March 31, 1999, our regulatory limit on loans to one borrower was $3.0 million and our five largest loans or groups of loans to one borrower, including related entities, aggregated $3.7 million, $3.2 million, $3.0 million, $2.2 million and $1.9 million. All five of these loans or loan concentrations were secured by multi-family residential , commercial real estate or marketable securities and were performing in accordance with their terms at March 31, 1999. Although two of these extensions of credit may appear to exceed our regulatory lending limit at March 31, 1999, management has taken appropriate measures to conform such loans. The largest extension of credit is currently conforming as a result of permanent principal reductions exceeding $700,000 on the aggregate loan relationship. The $3.2 million extension is conforming as of June 30, 1999 based on our sale of a $200,000 participation to another financial institution.

Asset Quality

         Collection Procedures. Our collection procedures provide that when a loan is 16 days past due, a computer generated late charge notice is sent to the borrower requesting payment of the amount due under the loan, plus a late charge. If such delinquency continues, on the first day of the next month, a delinquent notice is mailed advising the borrower of the violation of the terms of the loan. We attempt to contact borrowers whose loans are more than 30 days past due. If such attempts are unsuccessful, we will engage counsel to facilitate the collection process. A delinquent loan report is presented to the board of directors on a monthly basis for their review. Historically, we have instituted legal action on loans 90 days past due. It is sometimes necessary and desirable to arrange special repayment schedules with borrowers to prevent foreclosure or filing for bankruptcy. In such cases, we prepare a schedule pursuant to discussions with the borrower and such schedule is reviewed by the board of directors.

          Delinquent Loans and Non-performing Assets. Loans are reviewed on a monthly basis. Loans are typically placed on nonaccrual status when either principal or interest is 90 days or more past due. Delinquent loans are charged off when it appears no longer reasonable or probable that the loan will be collected. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income.

         Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed other real estate owned, or OREO, until such time as it is sold. When OREO is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its estimated fair value, less estimated selling expenses. Valuations are periodically performed, or obtained, by management and any subsequent decline in fair market value is charged to operations. We had no OREO as of December 31, 1997 and $66,000 as of December 31, 1998. At March 31, 1999, OREO totaled $65,000 and consisted of one parcel of commercial real estate.

         The following table sets forth information with respect to our delinquent loans at March 31, 1999. At March 31, 1999, we had no delinquent consumer loans.

                                                                                              Balance               Number
                                                                                            ----------             --------
                                                                                                 (Dollars in Thousands)
Residential real estate(1):
   Loans 30 to 89 days delinquent....................................................        $  1,065                24
   Loans 90 or more days delinquent..................................................           1,156                24
      Total..........................................................................           2,221                48
                                                                                                -----                --

Commercial real estate:
   Loans 30 to 89 days delinquent....................................................              --                --
   Loans 90 or more days delinquent..................................................             832                 3
      Total..........................................................................             832                 3
                                                                                                -----                --

Commercial business loans:
   Loans 30 to 89 days delinquent....................................................              --                --
   Loans 90 or more days delinquent..................................................              --                --
      Total..........................................................................              --                --
                                                                                                -----                --
Total delinquent loans...............................................................          $3,053                51
                                                                                                -----                --

-----------
(1) Consists solely of loans secured by single-family residential real estate.

          The following table presents information on our non-performing assets at the dates indicated.

                                                                    March 31,             December 31,
                                                                      1999           1998               1997
                                                                      ----           ----               ----
                                                                              (Dollars in Thousands)
Non-accruing loans:
   Residential real estate(1).............................           $1,156        $   666            $   258
   Commercial real estate.................................              832          1,138(2)              --
   Commercial business....................................               --             --                 29
   Consumer...............................................               --             --                 --
       Total..............................................            1,988          1,804                287
Accruing loans greater than 90 days delinquent............               --            152                 --
       Total non-performing loans(3)......................            1,988          1,956                287
Other real estate owned (4)...............................               65             66                 --
Total non-performing assets...............................           $2,053         $2,022            $   287
                                                                     ======         ======            =======
Total non-performing loans, net of discount, as a
  percentage of total loans, net of discount..............             1.87%          1.89%              0.50%
Total non-performing assets, net of discount, as a                     1.10%
  percentage of total assets, net of discount.............                            1.22%              0.32%

--------------
(1) Consists solely of loans secured by single-family residential real estate.
(2) The significant increase in non-performing commercial real estate loans during the year ended December 31, 1998 was due, in large part, to a single acquired loan. We believe that this loan does not present a significant risk of loss to us on the basis of a current appraisal on the real estate securing the loan, the loan-to-value ratio thereon, as well as the purchase discount and specific reserve applied to such loan.
(3) All of our non-performing loans as of December 31, 1998 consisted of acquired loans.
(4) Consists of one parcel of commercial real estate.

         The interest income that would have been recorded during the quarter ended March 31, 1999 if our non-accrual loans at the end of such period had been current in accordance with their terms during such period was $47,000.

         Classification of Assets. Federal regulations provide for the classification of delinquent or non-homogeneous loans and other assets such as debt and equity securities as " substandard," "doubtful," or "loss" assets. In analyzing loans for purchase as well as for purposes of our loan classification, we have placed increased emphasis on the payment history of the obligor and, to a lesser extent, the purchase discount associated with a specific loan. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. Loans designated as special mention are generally loans that, while current in required payment, have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor. "Substandard" assets include those characterized by the "distinct possibility" that we will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets is not warranted and are charged against the loan loss reserve. Pursuant to internal procedures, loans with a history of 30-89 day delinquencies will generally be classified either special mention or substandard. However, all loans 90 days or more delinquent are classified either substandard, doubtful or loss.

         The following table sets forth the aggregate amount of our special mention and classified assets at March 31, 1999:


                                                                     (Dollars
                                                                   in Thousands)
       Special mention.........................................     $   368
       Substandard.............................................       1,664
       Doubtful................................................         393
       Loss....................................................          --
       Total special mention and classified assets.............       2,425
       Other real estate owned.................................          65
       Total special mention and classified assets, including
            other real estate owned............................     $ 2,490

         Allowance for Loan Losses. Our policy is to provide for estimated losses on our loan portfolio based on management's evaluation of the probable losses that may be incurred. Our method of determining provisions for loan losses is based partially on the Pennsylvania Department of Banking's and the Federal Deposit Insurance Corporation's Allowance for Loan and Lease Loss Guidelines, and partially on an in-house asset classification policy. The policy provides for the monthly evaluation of concentrations of credit, past loan experience, current economic conditions, amount and composition of the loan portfolio, estimated fair value of collateral, delinquencies and other factors.

         The asset classifications are reviewed monthly by senior management with respect to the loan portfolio and the adequacy of the allowance for loan losses. Based upon that review, management determines whether any loans require the establishment of appropriate reserves or allowances for losses. Such evaluation, which includes a review of all loans for which full collectability of interest and principal may not be reasonably assured, considers, among other matters, the estimated fair value of the underlying collateral. Other factors considered by management include the site and risk exposure of each segment of the loan portfolio, present indicators such as delinquency rates and the borrower's current financial condition, and the potential for losses in future periods. Management also prepares a summary classifying all delinquent loans and non-homogenous loans as special mention, substandard, doubtful or loss. Management then recommends the general allowance for loan losses in part based on past experience, and in part based on specified loan balances within each classification.

         Based on the recommendation of management, the board of directors makes determinations as to any reserves and changes to the provision for loan losses and allowance for loan losses. Both general and specific loan loss allowances are charged against earnings; however, general loan loss allowances are added back to capital in computing total risk-based capital under Pennsylvania Department of Banking and Federal Deposit Insurance Corporation regulations, subject to certain limitations.

         We will continue to monitor the allowance for loan losses and make future adjustments to the allowance through the provision for loan losses as conditions indicate. Although we maintain our allowance for loan losses at a level that we consider to be adequate to provide for the inherent risk of loss in the loan portfolio, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in future periods. In addition, our determination as to the amount of our allowance for loan losses is subject to review by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation as part of their examination process, which may result in the establishment of an additional allowance based upon the judgment of the applicable regulator.

         The following table sets forth activity in our allowance for loan losses at or for the specified periods.

                                                                  At or for the Three Months              At or for the Year Ended
                                                                        Ended March 31,                         December 31,
                                                              ----------------------------------------------------------------------
                                                                   1999                   1998            1998              1997
                                                                   ----                   ----            ----              ----
                                                                                         (Dollars in Thousands)
Total loans outstanding.................................         $111,335               $ 59,345        $103,305           $57,047
Average loans outstanding...............................          106,076                 57,674          78,797            26,421
Allowance balance (at beginning of period)..............            1,051                    568             568               182
Provision for loan losses...............................              100                     35             510               415
Charge-offs (recoveries), net of recoveries.............              (24)                    (8)             27                29
                                                                 --------               --------        --------           -------
Allowance balance (at end of period)....................         $  1,175               $    595        $  1,051           $   568
                                                                 ========               ========        ========           =======
Allowance for loan losses as a percent of total loans,
   net of discount, at end of period....................             1.07%                 1.00%           1.02%             1.01%
Allowance for loan losses as a percent of total non-
   performing loans, net of discount, at end of period..            58.75%                294.55%          53.72%           197.96%
                                                                 ========               ========        ========           =======
Allowance for loan losses and purchase discount as a
   percentage of total loans............................             5.20%                  8.35%           5.85%             8.89%
                                                                 ========               ========        ========           =======
Net loans charged off as a percent of average loans
   outstanding..........................................             0.00%                  0.01%           0.03%             0.11%
                                                                 ========               ========        ========           =======

         The following tables set forth our percentage of allowance for loan losses to total allowance for loan losses and the percentage of loans to total loans in each of the categories listed at the dates indicated.

                                      At March 31, 1999               At December 31, 1998               At December 31, 1997
                           -----------------------------------   --------------------------------  ---------------------------------
                                   Percentage of Percentage of        Percentage of Percentage of       Percentage of Percentage of
                                    Allowance    Loans in Each           Allowance  Loans in Each          Allowance  Loans in Each
                                    to Total     Category to             to Total   Category to            to Total    Category to
                           Amount   Allowance    Total Loans     Amount  Allowance  Total Loans    Amount  Allowance   Total Loans
                           ------   ---------    -----------     ------  ---------  -----------    ------  ---------   -----------
                                                                      (Dollars in Thousands)
Balance of allowance for
 loan losses at end of
 period applicable to:
Real estate.............   $1,158      98.6%         98.9%       $1,037     98.8%       98.8%        $528     93.0%        95.1%
Commercial business.....       11       0.9           1.0            11      1.0         1.0           30      5.3          1.9
Consumer................        6       0.5           0.1             3      0.2         0.2           10      1.7          3.0
                           ------     ------        -------      ------    ------      ------        ----    ------       ------
   Total ...............   $1,175     100.0%        100.0%       $1,051    100.0%      100.0%        $568    100.0%       100.0%
                           ======     =====         =====        ======    =====       =====         ====    =====        =====

Investment Activities

         Our securities portfolio is managed by our President and the Chief Financial Officer (the "Investment Officers") in accordance with a written investment policy of the board of directors which addresses strategies, types and levels of allowable investments.

         At March 31, 1999, our securities portfolio equaled $64.9 million, or 34.9% of our total assets. Our investment portfolio is comprised of trust preferred securities, mortgage-backed securities, U.S. government agency securities, corporate and municipal obligations and equity securities. At March 31, 1999, our trust preferred securities amounted to $25.8 million, mortgage-backed securities amounted to $15.6 million, equity securities (consisting of common stock of a local financial institution, a self-service photocopy business, stock in our computer vendor and a financial institution managed fund) equaled $5.9 million, financial institution debt obligations totaled $3.1 million, corporate and municipal obligations amounted to $12.6 million, and U.S. government agency securities amounted to $1.9 million.

         We classify securities as either available for sale or held to maturity based upon our intent and ability to hold such securities. Securities available for sale include debt and equity securities that are held for an indefinite period of time and are not intended to be held to maturity. Securities available for sale include securities that we intend to use as part of our overall asset/liability management strategy and that may be sold in response to changes in interest rates and resultant prepayment risk and other factors related thereto. Securities available for sale are carried at fair value, and unrealized gains and losses (net of related tax effects) on such securities are excluded from earnings but are included in stockholders' equity. Upon realization, such gains and losses will be included in our earnings. Investment securities and mortgage-backed securities, other than those designated as available for sale, are comprised of debt securities that we have the affirmative intent and ability to hold to maturity. Securities held to maturity are carried at cost, and are adjusted for amortization of premiums and accretion of discounts over the estimated terms of the securities.

         We are required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short-term securities and certain other investments. We have maintained a portfolio of liquid assets that exceeds regulatory requirements. Our Asset Liability Management Committee generally meets on a monthly basis to decide, based on market levels and conditions, current economic data, political and regulatory information, and internal needs, whether any alterations need to be made to our investment portfolio. Based on the parameters of our Investment Policy, we endeavor to diversify our holdings through the purchase of medium-term and long-term, fixed-rate and variable-rate instruments, which provide both an adequate return and moderate risk. The Investment Officers of USABanc.com make all investment decisions in accordance with the Investment Policy and Asset Liability Management Committee guidelines.

         Our securities portfolio composition is designed to provide a liquid portfolio yet maximize yield on a risk adjusted basis. The process by which we decide to acquire debt instruments, trust preferred securities and corporate and municipal obligations is similar to that of underwriting a loan. We evaluate the potential credit risk associated with these types of investment instruments by becoming familiar with the institution, its earnings history, its ability to meet its debt obligation and, if possible, by meeting its management team. The trust preferred securities are fixed-rate long-term obligations with a weighted average yield of 9.22% as of March 31, 1999. The trust preferred securities are obligations of primarily non-rated financial institutions located throughout the United States, and thus there is a limited market in which to purchase and sell these securities. As long-term instruments, this portfolio is also subject to interest rate risk. If interest rates were to rise, these securities would lose value and require us to reflect a charge to our stockholders' equity.

         Our investments include mortgage-backed securities, which represent an interest in, or are collateralized by, pools of mortgage loans originated by private lenders that have been grouped by various governmental, government-related or private organizations. Mortgage-backed securities generally enhance the quality of our assets by virtue of the insurance or guarantees that back such securities, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations . Investments in mortgage-backed securities, however, may involve risks not present with mortgage loans. Specifically, mortgage-backed securities are subject to the risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby reducing the net yield on such securities. Like mortgage loans, there is also reinvestment risk associated with the cash flows from such securities in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. As interest rates decrease, the value of such securities may decrease as mortgages with higher rates are refinanced. At March 31, 1999 $1.3 million, or 11.5%, of our total mortgage-backed securities portfolio of $15.6 million had adjustable interest rates. We are seeking to increase our portfolio of adjustable-rate mortgage-backed securities. Our mortgage-backed securities are primarily pass-through securities, which provide us with payments consisting of both principal and interest as mortgage loans in the underlying mortgage pool are paid off by the borrowers. The average maturity of pass-through mortgage-backed securities varies with the maturities of the underlying mortgage instruments and with the occurrence of unscheduled prepayments of those mortgage instruments.

         The following tables present the book values and estimated market values at March 31, 1999, December 31, 1998 and December 31, 1997, respectively, for each major category of our investment securities.


                                                                    March 31,  1999
                                            --------------------------------------------------------------
                                                                 Gross          Gross         Approximate
                                            Amortized          Unrealized     Unrealized         Fair
                                               Cost              Gains          Losses           Value
                                            ---------          ----------     ----------      -----------
                                                                 (Dollars in Thousands)
Available-for-Sale:
  Mortgage-backed securities......          $ 10,529             $ --          $   (65)         $10,464
  Corporate obligations...........            12,829               52             (295)          12,586
  Trust preferred securities......            25,393               72             (737)          24,728
  Other securities................             2,503               58             (133)           2,428
                                            --------             ----          -------          -------
     Total available-for-sale.....          $ 51,254             $182          $(1,230)         $50,206
                                            ========             ====          =======          =======
Held-to-Maturity:
   U.S. Government agency
     securities...................          $  1,964             $ --          $   (27)         $ 1,937
   Mortgage-backed securities.....             5,045               61              (16)           5,090
   Municipal securities...........             3,167               45               --            3,212
   Trust preferred securities.....             1,113               41              (27)           1,127
   Other securities...............             3,433               --             (134)           3,299
                                            --------             ----          -------          -------
     Total held-to-maturity.......          $ 14,722             $147          $  (204)         $14,665
                                            ========             ====          =======          =======


                                                                  December 31, 1998
                                            ---------------------------------------------------------
                                                                Gross           Gross     Approximate
                                            Amortized        Unrealized       Unrealized     Fair
                                               Cost             Gains           Losses       Value
                                             -------         ----------       ---------   ----------
                                                          (Dollars in Thousands)
Available-for-Sale:
   Mortgage-backed securities.....           $ 2,628            $  --           $   (8)      $ 2,620
   Corporate obligations..........             1,322               13              (89)        1,246
   Trust preferred securities and
     other securities (1).........            24,944              243             (664)       24,523
                                             -------            -----           ------       -------
     Total available-for-sale.....           $28,894            $ 256           $ (761)      $28,389
                                             =======            =====           ======       =======

Held-to-Maturity:
   U.S. Government agency
     securities...................           $ 1,201            $   1           $   --       $ 1,202
   Mortgage-backed securities.....             5,650              104               (1)        5,753
   Municipal securities...........             3,166               69               --         3,235
   Trust preferred securities and
     other securities (1).........             5,738               79              (56)        5,761
                                             -------            -----           ------       -------
     Total held-to-maturity.......           $15,755            $ 253           $  (57)      $15,951
                                             =======            =====           ======       =======

                                                                  December 31, 1997
                                             -----------------------------------------------------------
                                                                 Gross           Gross       Approximate
                                             Amortized        Unrealized        Unrealized      Fair
                                               Cost              Gains           Losses         Value
                                             ---------        ----------        ----------   -----------
                                                            (Dollars in Thousands)
Available-for-Sale:
   U.S. Government agency
     securities........................      $  1,243            $  16            $  --        $  1,259
   Trust preferred securities and other
     securities(1).....................         6,737              150              (11)          6,876
                                             --------            -----            -----        --------
   Total available-for-sale............      $  7,980             $166            $ (11)       $  8,135

Held-to-Maturity:
   U.S. Government agency
     securities........................      $  3,557            $  --            $ (10)       $  3,547
   Mortgage-backed securities..........         6,306               50               --           6,356
   Municipal securities................         3,163              101               --           3,264
   Trust preferred securities
     and other securities (1)..........         2,393               84               --           2,477
                                             --------            -----             ----        --------
   Total held-to-maturity..............      $ 15,419            $ 235             $(10)       $ 15,644
                                             ========            =====             ====        ========

----------
(1) Trust preferred securities and other securities are primarily comprised of trust preferred securities of financial institutions located throughout the United States. At December 31, 1998, we held $22.6 million of trust preferred securities available-for-sale and $2.3 million held-to-maturity. Also included in the available-for-sale category was approximately $1.9 million of equity securities consisting of equity securities of a local financial institution and a self-service photocopy business, equity securities of our computer vendor and a financial institution managed fund. At December 31, 1997, trust preferred securities available for sale totaled $7.3 million with the remaining $325,000 being equity securities of the Federal Home Loan Bank. At December 31, 1997, trust preferred securities held to maturity totaled $500,000. The remaining $1.9 million of other securities in the held to maturity category at such date consisted of debt instruments of financial institutions on the East Coast of the United States. We do not hold more than $2.0 million of trust preferred securities of any one issuer.

     The following table shows the contractual maturity of our investment securities portfolio at March 31, 1999.


                                                      Available-for-Sale                              Held-to-Maturity
                                        -------------------------------------------       ------------------------------------------
                                                                              Weighted                                    Weighted
                                           Amortized        Approximate       Average        Amortized    Approximate      Average
                                             Cost           Fair Value         Yield           Cost       Fair Value        Yield
                                           ---------        ----------        --------         ----       ----------        -----
                                                                         (Dollars in Thousands)
Due after one year through five years      $ 3,193          $  3,103           10.78%       $  2,010       $  1,911          9.45%
Due after five years through ten years       9,636             9,483           11.95           1,423          1,388          8.60
Due after ten years.............            25,393            24,728            8.87           6,244          6,276          6.49
Mortgage-backed securities......            10,529            10,464            6.78           5,045          5,090          6.45
Equity securities...............             2,503             2,428              --              --             --            --
                                           -------           -------           -----         -------        -------          ----
                                           $51,254           $50,206                         $14,722        $14,665
                                           =======           =======           =====         =======        =======          ====

Sources of Funds

         General. Deposits are the major source of our funds for lending and other investment purposes. We expect our Internet banking operations to generate significant deposit growth. In addition to deposits, we derive funds from the scheduled payments as well as prepayment of loans, the maturity of investment securities and the sale of assets available for sale. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

         Deposits. Consumer and commercial deposits have historically been attracted principally from within our market area through the Offering of a broad selection of deposit instruments, including non interest-bearing demand accounts, NOW accounts, passbook savings accounts, money market accounts, term certificate accounts and individual retirement accounts. We expect to attract deposits on a national basis through our Internet banking operations. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. Deposits have increased 450% from $20.8 million at December 31, 1995 to $125.8 million at March 31,1999. The largest area of increase occurred in certificates of deposit as we continued to rely primarily on non-retail certificates of deposits. At March 31, 1999, we had $109.1 million of certificates of deposit, $38.1 million of which were in excess of $100,000, of which $13.7 million mature within twelve months.

         We regularly evaluate our internal cost of funds, survey rates offered by competing institutions, review our cash flow requirements for lending and liquidity, and execute rate changes when deemed appropriate. We anticipate that the mix of deposits will shift towards transaction accounts as we expand our commercial line of business. We anticipate that the growth in deposits would be accomplished through aggressive marketing of our Internet banking operations and our virtual branch network in surrounding communities, competitive pricing of retail products and the ability to provide loan and deposit products to consumers and commercial businesses on a national level through our Internet banking operations and in the Mid-Atlantic region through our community banking franchise. See "Management's Discussion and Analysis and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         The following table sets forth the balance of each deposit type and the weighted average rate paid on each deposit type of vBank for the periods indicated.


                                        Three Months Ended
                                            March 31,                                   Years Ended December 31,
                                              1999                                1998                           1997
                                --------------------------------  ---------------------------------- -------------------------------
                                           Percent of   Weighted                Percent of  Weighted          Percent of   Weighted
                                             Total      Average                   Total     Average              Total     Average
                                 Balance    Deposits     Yield     Balance       Deposits    Yield   Balance    Deposits   Yield
                                                                  (Dollars in Thousands)
Non-interest-bearing demand     $  1,329      1.06%       --      $  1,439         1.26%        --   $   257      0.37%      --
NOW accounts...............          908      0.72       2.40%         846          0.73      2.31%      688      0.98     2.27%
Passbooks..................       12,367      9.83       4.43        5,281          4.62      4.40     2,019      2.86     2.49
Money market deposit accounts      2,109      1.68       4.75        2,345          2.05      3.66     4,802      6.81     3.74
    Certificates of deposit      109,052     86.71       5.79      104,476         91.34      5.73    62,708     88.98     6.06
                                --------    ------       ----     --------        ------      ----   -------    ------     ----
Total deposits.............     $125,765    100.00       5.55%    $114,387        100.00%     5.53   $70,474    100.00%    5.72%
                                ========    ======       ====     ========        ======      ====   =======    ======     ====

         At March 31, 1999, our certificates of deposit had the following stated maturities.



                                                             Amount
            Maturity Period                             (In Thousands)
            Within 12 months.................               $52,820
            Within 13 to 36 months ..........                41,937
            Beyond 36 months.................                14,295
            Total............................              $109,052

         The following table presents, by various rate categories, the amount of certificates of deposit outstanding at March 31, 1999.


Certificate Rates:                  Outstanding Amount
                                        (In Thousands)
0 to 3.99%...................               $  1,420
4.00% to 5.99%...............                 68,046
                                            ========
6.00% to 7.99%...............                 39,589
                                            --------
Total........................               $109,052
                                            ========

         The following table summarizes the maturity composition of certificates of deposit with balances of $100,000 or more at March 31, 1999.


                                                         March 31, 1999
                                                   Balance              %
                                                   -------          -------
                                                     (Dollars in Thousands)
Three months or less......................         $ 2,489             6.5%
Over three months to six months...........           1,675             4.4
Over six months to twelve months..........           9,554            25.1
Over twelve months........................          24,409            64.0
                                                   -------           -----
                                                   $38,127           100.0%
                                                   =======           =====

         Borrowings. If the need arises, we may rely upon advances from the Federal Home Loan Bank and the Board of Governors of the Federal Reserve System discount window to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Advances from the Federal Home Loan Bank typically are collateralized by our stock in the Federal Home Loan Bank and a portion of our first mortgage loans. At March 31, 1999, we had $33.8 million in borrowing capacity under a collateralized line of credit with the Federal Home Loan Bank , of which $30.0 million had been drawn upon as of such date.

         The Federal Home Loan Bank functions as a central reserve bank providing credit for vBank and other member savings and financial institutions. As a member, vBank is required to own capital stock in the Federal Home Loan Bank and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities that are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness.

         At March 31, 1999, we had five callable fixed-rate advances for $30.0 million from the Federal Home Loan Bank . The callable advances mature within five to ten years with call options ranging from 18 months to five years. The interest rates on the callable advances range from 4.83% to 5.63%, with a weighted average interest rate of 5.31% at March 31, 1999.

         The following table sets forth certain information regarding our borrowed funds, which consist solely of the advances from the Federal Home Loan Bank, at or for the periods ended on the dates indicated.


                                                  At or for the Three                    At or for the
                                                 Months Ended March 31,              Year Ended December 31,
                                                 ======================              =======================
                                                  1999             1998               1998          1997
                                                 -------          ------             -------       --------
                                                                     (Dollars in Thousands)
Federal Home Loan Bank advances:
   Maximum month-end balance................     $30,000          $6,000             $31,000       $12,700
   Balance at end of period.................      30,000           3,000              30,000         9,000
   Average balance..........................      30,000           4,833              22,482         7,000
Weighted average interest rate on:
   Balance at end of period.................        5.30%           6.38%               5.30%         5.87%
   Average balance for period...............        5.30%           6.20%               5.29%         5.87%
                                                 =======          ======             =======       ========

 USACapital, Inc.

         USACapital, Inc., a registered broker-dealer with the National Association of Securities Dealers, is a Pennsylvania corporation wholly owned by USABanc.com. A subsidiary of USABanc.com acquired USACapital in April 1997 for a purchase price of $75,000, paid in shares of USABanc.com's common stock. USACapital trades stocks, bonds, annuities, and other investment related products to the general public. In connection with our Internet banking operations, we expect USACapital to offer on-line trading, real time quotes, low commissions and direct access to funds held on deposit with vBank in early August 1999. During the year ended December 31, 1998, USACapital increased its staff from two persons to 8 persons, which we believe will facilitate the growth of USACapital's business. The majority of the additional employees at USACapital are compensated on a commission basis, which will maintain a variable expense base related to performance. USACapital operates out of our corporate office. USACapital generated pre-tax earnings of $106,000 for the quarter ended March 31, 1999 and $227,133 from the time of our acquisition of USACapital in April 1997 through December 31, 1998. Although we do not expect commission charges and fees to meet costs, we expect the operations of USACapital to be consistent with our goal of attaining market share.

USACredit, Inc.

         USACredit, Inc., our wholly-owned subsidiary, is a Pennsylvania corporation engaged in business equipment leasing services. We have entered into an agreement with USACredit that allows our customers, many of whom are independent business owners or managers, to lease small business equipment through credit. Leases range in amounts from $5,000 to $500,000 and cover virtually all types of business equipment. USACredit will act as a broker and provide advice, comparison quotes and immediate equipment lease financing through a network of financial institutions.

         USACredit holds a 20% interest in USACredit Ventures LLC, a Delaware limited liability company in the business of acquiring, owning, servicing, selling or otherwise disposing of nonperforming financial assets. USACredit had two loans outstanding to USACredit Ventures LLC at March 31, 1999 totaling approximately $98,000. These loans partially fund the purchase judgments and deficiency claims with respect to nonperforming loans and other delinquent claims against third-party debtors.

Personnel

         As of March 31, 1999, we had a total of 47 full-time and 2 part-time employees.

Description of Properties

         On December 23, 1997, we purchased a building at 1535 Locust Street in Center City Philadelphia, formerly owned and operated by PNC Bank, which serves as our corporate offices and flagship retail operation. This location consists of approximately 10,000 square feet of space, and includes not only a first floor retail operation, but also houses senior management of USABanc.com and USACapital, Inc., in addition to selected members of vBank staff. We are in the process of selling this facility, but we intend to maintain our retail operation and lending operations in such facility following such sale pursuant to a lease to be entered into with the purchaser. We will use any gains on this disposition to execute our Internet business strategy.

         Pursuant to a lease dated July 27, 1998, we lease a building at 18 East Wynnewood Road, Wynnewood, Pennsylvania. We opened a retail branch at this location in April 1999. The lease is for an initial period of 10 years with an option to renew for an additional 10 years. The annual lease payments total $48,000.

         We lease the building located at 803 East Germantown Pike in Plymouth Meeting, Pennsylvania, which contains a retail branch as well as administrative offices, on a month-to-month basis. The monthly lease payment is $3,117. We are currently negotiating the sale of the Norristown branch. We will use any gains on this disposition to execute our Internet business strategy.

         We also lease an additional "mini" branch, known as "eBank" in the office, restaurant and retail complex known as "the Bellevue" which is located in Center City Philadelphia. The annual lease payments total $8,200.

         Deposits are received at the Locust Street headquarters, the Norristown branch, the Wynnewood branch and the eBank. At March 31, 1999, our branches had the following deposits: Locust Street, $62.0 million; Norristown, $56.8 million; and eBank, $7.0 million. The Wynnewood Branch had no deposits at March 31, 1999, as the branch opened for business on April 19, 1999.

         We are currently engaged in discussions to lease approximately 23,000 square feet of warehouse space in Philadelphia to house our Internet banking operations and to serve as our corporate offices. We have not yet reached a definitive agreement and there can be no guarantee that we will be able to negotiate acceptable lease terms for such space.

Legal Proceedings

         We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. We believe that such routine legal proceedings, in the aggregate, are immaterial to our financial condition and results of operation.

                                   MANAGEMENT


Directors and Executive Officers


         The following table sets forth certain information concerning our current directors and executive officers . The term of office for each director is one year or until the next meeting of shareholders, at which time elections are held for each seat on the board of directors.

                                                                                                     Director and/or
                                             Position with  USABanc.com                             Executive Officer
Name                                                 and/or vBank                           Age          Since
----                                         --------------------------                     ---     -----------------
George M. Laughlin ........ Chairman                                                         78           1995
Zeev Shenkman ............. Vice-Chairman                                                    47           1998
Kenneth L. Tepper ......... President and Chief Executive Officer/Director                   37           1995
Clarence L. Rader.......... Director/Chairman of  vBank                                      68           1995
Jeffrey A.  D'Ambrosio ...  Director                                                         44           1995
George C. Fogwell, III .... Director                                                         52           1995
John A. Gambone ........... Director                                                         60           1995
Carol J. Kauffman ......... Director                                                         52           1997
Wayne  O'Leevy ...........  Director                                                         55           1996
Brian M. Hartline ......... Chief Financial Officer and Director/Chief Operating Officer of  34           1998
                            vBank

Craig J. Scher............. Senior Vice President and Director of Lending/Credit of vBank    35           1998

         Following is a brief summary of each director's and executive officer's occupation over the last five years.

         George M. ("Dewey") Laughlin is a real estate investor and insurance broker and the founder/owner of Best Auto Tags and Abat's Auto Tags, one of the first companies to originate 24-hour licensed messenger service in Pennsylvania. Mr. Laughlin owns and manages a total of twenty-four branch locations throughout the Commonwealth of Pennsylvania. He is a veteran of the United States Navy, having served on the aircraft carrier U.S.S. Independence in every major South Pacific campaign of World War II.

         Zeev Shenkman has been the Chief Executive Officer of Shen Management Corporation since September 1995. From 1996 through 1997, Mr. Shenkman was Chief Financial Officer of Global Sports, Inc. Prior thereto, from May 1984 through March 1995, Mr. Shenkman was the Chief Financial Officer of Today's Man, Inc. In 1996, Today's Man filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, and emerged under a plan approved in 1998.

         Kenneth L. Tepper has been our Director, President and Chief Executive Officer since 1995. Mr Tepper has been a Director, President and Chief Executive Officer of vBank since 1995. Mr. Tepper served as an agent of the Federal Deposit Insurance Corporation assigned to the Resolution Trust Corporation from 1990 through 1991. Thereafter, Mr. Tepper was Director of Merchant Banking at Tucker Federal SLA, and from 1994 through 1995 was Managing Director of Merchant*BancShares, Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisitions. He was Finance Chairman of the Pennsylvania Republican State Committee during the 1994 gubernatorial campaign, and a principal of the 1995 Congressional Medal of Honor Society Convention. He serves on the board of directors of TRM Corporation, a public company in the self-service photocopy business in which USABanc.com maintains a $500,000 investment in debt securities.

         Clarence L. Rader has served as Chairman of vBank since November 1995. Mr. Rader served as President and Chief Executive Officer of vBank from 1986 to 1995. Mr. Rader was President of the Norristown School Board, and Chairman of the Central Montgomery Chamber of Commerce from 1991 to 1992. He is a senior appraiser with the American Society of Appraisers.

         Jeffrey A. D'Ambrosio has been the owner and is Chief Executive Officer of D'Ambrosio Dodge in Downingtown, Pennsylvania since 1985. Mr. D'Ambrosio presently owns and manages 11 auto franchises in Chester County, Pennsylvania. Mr. D'Ambrosio is a member of the Dodge Dealers National Advertising Council and serves on the Pennsylvania Board of Vehicle Manufacturers, Dealers and Salespersons.

         George C. Fogwell, III is an active securities investor, who is also a senior international Captain for Delta

Airlines. Mr. Fogwell, as a certified flight instructor, is a member of the Air Line Pilots Association, the Seaplane Pilots Association and the owner of Clinton Aviation. Mr. Fogwell works for the American Heart Association and has been a member of the Board of Directors for USABanc.com, USACapital and vBank since their inception.

         John A. Gambone is the Chairman, President and Chief Executive Officer of Gambone Bros. Organization, Inc., a real estate development concern founded in 1958 and headquartered in Fairview Village, Pennsylvania. He is a member of the Pennsylvania Horse Breeders Association as well as numerous professional organizations related to the building industry.

         Carol J. Kauffman has served as the Director of Business Development for Lawyers' Travel Service Division of the World Travel Specialists Group since 1996. Prior to Lawyers' Travel, Ms. Kauffman was Senior Account Executive, Account Services for Reimel Carter Public Relations firm after successfully selling the firm she founded over ten years ago, Lawlor Jackson, Inc.

         Wayne O. Leevy is the Managing Partner of Mitchell & Titus, LLP, a public accounting firm. Prior to Mitchell & Titus, Mr. Leevy was Managing Officer of Leevy, Redcross and Co., which merged with Mitchell & Titus in 1990.

         Brian M. Hartline is currently our Director and Chief Financial Officer and Chief Operating Officer of vBank, where he has been employed since December 1998. Prior to joining USABanc.com, Mr. Hartline served from 1994 through 1998 in a number of positions, including Executive Vice President and Chief Financial Officer, at ML Bancorp, Inc. in Villanova, Pennsylvania, and from 1990 to 1994 as Vice President and Controller of PNC Bank (Central Region), formerly United Federal Bank, in State College, Pennsylvania. Mr. Hartline is a licensed certified public accountant.

         Craig J. Scher is currently Senior Vice President and Director of Lending/Credit of vBank, where he has been employed since July 1998. Prior to joining vBank, Mr. Scher served from 1989 to 1998 in a number of positions, including Senior Vice President, at Equity National Bank, in Marlton, New Jersey, and from 1985 to 1989 with Midlantic Bank, formerly Continental Bank in Philadelphia, Pennsylvania.

Compensation of the Board of Directors

         Directors of USABanc.com receive a fee of $400 for each meeting of the board of directors attended. Directors of USABanc.com also receive a fee of $100 for each committee meeting attended. Mr. Laughlin receives $1,000 per month, plus reimbursement of reasonable out-of-pocket expenses not to exceed $12,000 per year. Mr. Shenkman receives $25,000 per year pursuant to his election as Vice-Chairman of USABanc.com. During 1998, an aggregate of $58,800 was paid to directors for their services. No director received more than $14,200 in 1998.

         During 1998, Ms. Kauffman was awarded options to purchase 2,660 shares of common stock at an exercise price of $3.76 per share and options to purchase 13,300 shares of common stock at an exercise price of $5.64 per share. Mr. Shenkman was awarded options to purchase 66,500 shares of common stock at an exercise price of $5.64 per share. Also, Mark A. Kearney was awarded options to purchase 13,300 shares of common stock at an exercise price of $5.64 per share. Such options were subsequently forfeited in connection with Mr. Kearney's resignation from the board of directors.

Executive Compensation

         The following table sets forth compensation paid in the fiscal year ended December 31, 1998 for services performed in all capacities for USABanc.com and vBank with respect to the Chief Executive Officer, the Chief Financial Officer and vBank's Chief Operating Officer and Director of Lending/Senior Vice President. USABanc.com and vBank had no other executive officer whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1998 or whose current salary exceeds $100,000.

                                                                         Long Term Compensation
                                              Fiscal      Annual            No. of Securities           All Other
        Name and Principal Position            Year       Salary           Underlying Options         Compensation
        ---------------------------            ----       ------           ------------------         ------------
Kenneth L. Tepper, President and CEO ......    1998      $219,462(1)            106,134                $162,000(2)(3)
                                               1997      $120,000                 --                   $ 12,000(3)
                                               1996      $120,000                 --                   $ 12,000(3)

Brian M. Hartline, Chief Financial
    Officer/ Chief Operating Officer of
    vBank..................................    1998     $ 11,692(4)              40,000                     --

Craig J. Scher, Senior Vice President
and Director of Lending/Credit of vBank....    1998     $ 42,115(5)              20,000                     --

-------------
(1) Mr. Tepper's annual base salary was increased to $245,000 effective March 1, 1998.

(2) Mr. Tepper received a payment of $150,000 in connection with his agreement to cap the anti-dilutive feature of the Class B common stock. See "--Certain Relationships and Related Transactions."

(3) In addition to his base salary, Mr. Tepper received $12,000 in additional compensation which was used to purchase a deferred compensation life insurance policy.

(4) Mr. Hartline was employed by USABanc.com on December 1, 1998 at an annual base salary of $160,000.

(5) Mr. Scher was employed by vBank in July 1998 at an annual base salary of $120,000.

Stock Options

         The following table sets forth certain information concerning grants of stock options to the Chief Executive Officer and Chief Financial Officer in the fiscal year ended December 31, 1998. We had no other executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1998 or whose salary currently exceeds $100,000.

                            Option Grants During 1998

                                                            Individual Grants
                            -------------------------------------------------------------------------------------


                                                         % of Total Options
                                    Number of                Granted to
                              Securities Underlying          Employees               Exercise          Expiration
           Name                  Options Granted            During 1998               Price               Date
           ----               ---------------------      ------------------          --------          ----------
Kenneth L. Tepper..........         70,756(1)                  23.3%                $3.76/share           2/11/03
                                    35,374(2)                  11.6%                $3.76/share           2/11/03
Brian M. Hartline..........         40,000                     13.2%                $3.75/share          12/01/09
Craig J. Scher.............         20,000                      6.6%                $3.75/share          12/01/09

-------------
(1)  These options vest over a three year period beginning February 1999.

(2)  These options vest over a three year period beginning February 2002.

         The following table sets forth certain information concerning the exercise of options to purchase common stock of USABanc.com in the fiscal year ended December 31, 1998 and the unexercised options to purchase common stock of USABanc.com held by the named executive officers at December 31, 1998. Year-end values are based upon the closing market price of a share of common stock on December 31, 1998 of $4.50.

                   Aggregated Option Exercises in Fiscal Year
                    1998 and December 31, 1998 Option Values

                                                                       Number of Securities
                                                                     Underlying  Unexercised               Value of Unexercised
                                                                            Options at                     In-the-Money Options
                                  Shares                               December 31, 1998 (#)             at  December 31, 1998 ($)
                               Acquired on         Value         -------------------------------      -----------------------------
          Name                   Exercise        Realized        Exercisable       Unexercisable      Exercisable     Unexercisable
          ----                 -----------       --------        -----------       -------------      -----------     -------------
Kenneth L. Tepper........         8,800            $24,595         399,860              42,454           $559,804        $31,416
Brian M. Hartline........          --                --              --                 40,000              --           $30,000
Craig J. Scher ..........          --                --              --                 20,000              --           $15,000

Employment Agreements

         On November 30, 1995, we entered into a five-year employment agreement with Mr. Tepper pursuant to which Mr. Tepper received an annual base salary of $120,000 and may receive an annual cash bonus and grant of stock options as determined by the board of directors. Mr. Tepper has not received any cash bonuses. Pursuant to the agreement, Mr. Tepper was granted options to purchase 100,000 shares of common stock at an exercise price of $10.00 per share. All of the options are exercisable and expire in November 2005. As a result of the stock dividends declared and issued in July 1997 , August 1998 and June 1999, Mr. Tepper's options were adjusted to 353,780 and the exercise price was adjusted to $2.83 per share. The agreement provides that in the event Mr. Tepper is discharged other than for cause, as defined in the employment agreement, disability or incapacity, or Mr. Tepper terminates his employment with us upon the occurrence of certain specified events or occurrences, including a change of control of USABanc.com, as defined in the employment agreement, Mr. Tepper will receive a severance payment equal to his accrued but unpaid base compensation and incentive compensation plus a lump sum equal to no more than 2.99 times the average of his total annual compensation over the previous five years. On February 13, 1998, we extended Mr. Tepper's agreement through February 12, 2001, at an annual base salary of $245,000 and an annual cash bonus and grants of stock options as may be determined by the board of directors. Pursuant to the agreement, Mr. Tepper was granted options to purchase 70,756 shares of common stock at $3.76 per share, and options to purchase 35,374 shares of common stock at $5.66 per share. Of the 70,756 options, 31,840 vested on August 13, 1998, 31,840 vested on February 13, 1999, and 7,076 will vest on February 13, 2000. Of the 35,374 options granted, 13,796 will vest on February 13, 2000, 17,688 will vest on February 13, 2001 and 3,890 will vest on February 13, 2002.

         On November 30, 1998, USABanc.com and vBank, entered into a three-year employment agreement with Mr. Hartline pursuant to which Mr. Hartline serves as USABanc.com's Chief Financial Officer and Chief Operating Officer of vBank. Mr. Hartline receives an annual base salary of $160,000 and will receive incentive compensation in the amount of $40,000 if we earn in excess of $0.50 per share (as adjusted for stock splits, stock dividends, etc.) in any fiscal year. Pursuant to the agreement, Mr. Hartline was granted or will be granted options to purchase 40,000 shares of common stock on November 30 of each of 1998, 1999 and 2000, for a total of 120,000 options. The options vest over a three year period using the following vesting schedule: 20,000 in year one, 10,000 in year two and 10,000 in year three. The exercise price of the options will be the last reported sale price on the Nasdaq SmallCap Market of our common stock for the business day preceding the date of grant. If Mr. Hartline's employment is terminated without cause, as defined in the employment agreement, Mr. Hartline will receive, until the earlier of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a change in control, Mr. Hartline shall receive his current salary, medical benefits and the use of an automobile for twenty-four months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.

         On November 30, 1998, vBank entered into a three-year employment agreement with Mr. Scher pursuant to which Mr. Scher serves as the Senior Vice President and Director of Lending/Credit. Mr. Scher receives an annual base salary of $120,000 and will receive incentive compensation in the amount of $50,000 if we earn in excess of $0.50 per share (as adjusted for stock splits, stock dividends, etc.) in any four consecutive reporting periods. Pursuant to the agreement, Mr. Scher was granted or will be granted options to purchase 20,000 shares of common stock on November 30 of each of 1998, 1999 and 2000, for a total of 60,000 options. The options vest over a three-year period, ratably. The exercise price of the options will be the last reported sale price on the Nasdaq SmallCap Market of our common stock of the business day preceding the date of grant. If Mr. Scher's employment is terminated without cause, as defined in the employment agreement, Mr. Scher will receive, until the earlier of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a change in control, Mr. Scher will receive his current salary, medical benefits and the use of an automobile for twenty-four months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.

Indemnification of Directors and Officers

         Our articles and bylaws provide that we will indemnify every person who is or was our director or executive officer to the fullest extent permitted by law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with any proceeding to which the director or executor officer may become involved by reason of being or having been a director or executive officer . Pennsylvania law, under which we are incorporated, allows indemnification of directors and officers if the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. We maintain a director and officer liability insurance policy covering each of our directors and executive officers.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the beneficial ownership of our common stock, as of June 1, 1999, by each director, each named executive officer, all directors and executive officers as a group, and each person known to us to beneficially own 5% or more of our outstanding common stock. The information in the table concerning persons known by us to own beneficially 5% or more of the common stock is derived, without independent investigation on our part , from the most recent filings made by such persons with the Securities and Exchange Commission on Schedule 13D and Schedule 13G pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. Mr. Tepper, our President and Chief Executive Officer, owns all 10,000 shares of the issued and outstanding Class B common stock. The address for each listed executive officer and director is 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                                                                Shares of               Percentage of Shares of
                                                               Common Stock                    Common Stock
              Name of Beneficial Owner                    Beneficially Owned (1)          Beneficially Owned (1)
              ------------------------                    ----------------------          ----------------------
George M. Laughlin .................................          124,086(2)(3)                         3.1
Zeev Shenkman ......................................          119,400(4)                            2.7
Clarence L. Rader ..................................           35,378(2)                            *
Kenneth L. Tepper ..................................          542,644(5)                           12.3
Jeffrey A. D'Ambrosio ............................             85,734(2)                            2.1
George C. Fogwell, III .............................           89,506(2)(6)                         2.2
John A. Gambone ....................................          112,802(2)(7)                         2.8
Carol J. Kauffman ..................................          122,674(8)(9)                         3.0
Wayne O. Leevy .....................................           23,690(2)                            *
Brian M. Hartline...................................           80,000                               2.0
Craig J. Scher......................................           50,684                               1.3
Directors and Executive Officers
   (11 persons) ...................................         1,386,598(10)                          29.4%
                                                            =========                              ====

------------------
*   Less than one percent (1%)

(1) Based upon 4,014,784 shares of common stock outstanding as of June 1, 1999 (which does not include the shares of Class B common stock which are convertible into shares of common stock). Calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Also includes shares owned by (a) a spouse, minor children or by relatives sharing the same home, (b) entities owned or controlled by the named person and (c) other persons if the named person has the right to acquire such shares within 60 days of June 1, 1999 by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes options to purchase 17,690 shares of common stock within 60 days of June 1, 1999.

(3) Includes 35,378 shares held by Mr. Laughlin's wife and 1,764 shares held by his daughter.

(4) Includes options to purchase 66,500 shares of common stock within 60 days of June 1, 1999.

(5) Includes 354 shares of common stock held by Mr. Tepper as custodian for his minor son. Also includes options to purchase 399,860 shares within 60 days of June 1, 1999. Does not include 10,000 shares of Class B common stock beneficially owned by Mr. Tepper and convertible in 2001 into 216,460 shares of common stock.

(6)  Includes 1,062 shares of common stock held by Mr. Fogwell's children.

(7) Mr. Gambone's shares of common stock are held in the name of a trust, of which Mr. Gambone is trustee (53,066 shares), and in the name of a corporation (37,888 shares) of which Mr. Gambone is president. Includes 620 shares of common stock owned by family members who reside in Mr. Gambone's home, as to which Mr. Gambone disclaims beneficial ownership.

(8) Includes 3,240 shares of common stock owned by Mrs. Kauffman's husband, options to purchase 106,134 shares of common stock within 60 days of June 1, 1999 held by Mrs. Kauffman's husband and options to purchase 2,660 shares of common stock within 60 days of June 1, 1999.

(9) Includes options to purchase 13,300 shares of common stock within 60 days of June 1, 1999.

(10) Includes 694,294 options exercisable within 60 days of June 1, 1999; does not include 316,004 options that are not exercisable within 60 days of June 1, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following summarizes certain material agreements between us and our officers, directors and certain of our existing shareholders. The summary is not a complete description of such agreements and therefore this discussion is qualified in its entirety by reference to the agreements, copies of which will be made available for inspection upon written request. It is our intention that in the future, transactions with our directors, officers, employees or affiliates will be minimal and will be approved in advance by a majority of the disinterested members of our board of directors.

         vBank has engaged in, and expects in the future to engage in, banking transactions in the ordinary course of business with its directors, executive officers and principal shareholders, or their affiliate organizations, on substantially the same terms as those prevailing for comparable transactions with others. vBank made all loans to such persons:

               o in the ordinary course of business;

               o on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

               o without involving more than the normal risk of collectability or present other unfavorable features.

As of March 31, 1999, certain of our executive officers and directors and certain executive officers and directors of vBank had outstanding indebtedness in amounts exceeding $60,000 to vBank as follows: As of March 31, 1999, two companies in which Mr. Gambone owns a minority interest had outstanding indebtedness totaling $409,263. Of this amount, $267,791 is secured by real estate and $141,472 is secured by titles to motor vehicles, with all loans personally guaranteed by Mr. Gambone. Mr. Tepper had outstanding loan commitments totaling $693,920, of which $643,920 is secured by a residential mortgage and $50,000 is an unsecured line of credit. Mr. Shenkman has outstanding two loan commitments totaling $1.2 million. Both loans are secured by marketable securities and a second mortgage on residential real estate. Additionally, Mr. Laughlin had outstanding loan commitments totaling $188,556, of which $138,556 is secured by commercial real estate and $50,000 is an unsecured line of credit. The aggregate amount of loans outstanding to executive officers and directors of vBank as of March 31, 1999 equaled 18.1% of stockholder's equity.

          Mr. Tepper, President and Chief Executive Officer, is the sole holder of Class B common stock. The terms of the Class B common stock provide that on January 1, 2001, all of the authorized shares of Class B common stock will automatically convert into 10% of the then issued shares of Class A common stock, rounded up to the nearest whole share. In connection with a private placement of our common stock in February 1998, we entered into an agreement with Mr. Tepper by which we have an option to pay Mr. Tepper $150,000 per year for each of the three years beginning in 1998 in exchange for Mr. Tepper agreeing to cap the non-dilutive feature of the Class B common stock to 10% of the Class A common stock outstanding prior to the February 1998 private placement of Class A common stock, or 216,460 shares, and waive any future exercise of the non-dilutive feature of the Class B common stock. The first payment was made upon the closing of the February 1998 private placement. The second payment was made in January 1999. The third optional payment is anticipated to be made in January 2000.

          In March 1999, Royal BancShares of Pennsylvania, Inc. purchased $3,000,000 of the Series A Capital Securities. Daniel M. Tabas, the Chairman of the Board of Royal BancShares, is the father-in-law of Mr. Tepper, our President, Chief Executive Officer and director.

                       REGULATION OF USABANC.COM AND VBANK

          USABanc.com and vBank are extensively regulated under both federal and state law. From time to time, various new types of federal and state legislation have been proposed that could result in additional or diminished regulation of and restrictions on, or altered forms of supervision of, banks or bank holding companies. We cannot predict whether any such legislation will be adopted or how such legislation, if adopted, would affect USABanc.com's business or vBank's business. As a consequence of the extensive regulation of commercial banking activities and financial institutions in the United States, the business and activities of USABanc.com and vBank are susceptible to changes in federal and state legislation which may affect the scope, nature and costs of such business and activities. The following description of statutory and regulatory provisions, which is not intended to be a complete description of these provisions or their effects on USABanc.com or vBank, is qualified in its entirety by reference to the particular statutory or regulatory provisions.

USABanc.com

          General. We are a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and we are subject to regulation and supervision by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. We are required to file annually a report of our operations with, and are subject to examination by, the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking. The Bank Holding Company Act and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations. Certain of these laws and regulations are described below.

          Bank Holding Company Act of 1956 Activities and Other Limitations. As a registered bank holding company, USABanc.com's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking.

          With certain limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors of the Federal Reserve System before:

               o acquiring substantially all of the assets of any bank;

               o acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or

               o merging or consolidating with another bank holding company.

          The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions discussed below, from acquiring the voting shares or assets of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Board of Governors of the Federal Reserve System has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Board of Governors of the Federal Reserve System is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

          The Board of Governors of the Federal Reserve System has by regulation determined that certain activities are closely related to banking within the meaning of the Bank Holding Company Act. These activities include operating a mortgage company, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services.

          In addition, and subject to certain exceptions, the Bank Holding Company Act and the Change in Control Act, together with regulations thereunder, require approval of the Board of Governors of the Federal Reserve System or, depending on the circumstances, no notice of disapproval, prior to any person or company acquiring "control" of a bank holding company, such as USABanc.com. Control is conclusively presumed to exist if any individual or company acquires 25% or more of any class of voting securities of the bank holding company. With respect to corporations with securities registered under the Securities Exchange Act of 1934, as amended (such as USABanc.com), control will be rebuttably presumed to exist if a person acquires at least 10% of any class of voting securities of the corporation.

          A registered bank holding company is generally required to give the Board of Governors of the Federal Reserve System prior notice of any redemption or repurchase of its own equity securities if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of USABanc.com's consolidated net worth. The Federal Reserve Board may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation.

          Anti-Tying Restriction. Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a bank holding company or its affiliates.

          Capital Adequacy Requirements. The Board of Governors of the Federal Reserve System has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the Bank Holding Company Act. The Board of Governors of the Federal Reserve System capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-weighted assets, with at least one-half of that amount (4%) consisting of Tier 1 or core capital and up to one-half of that amount consisting of Tier 2 or supplementary capital. Tier 1 capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier 1 capital), less goodwill and, with certain exceptions, intangibles. Tier 2 capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as Tier 1 capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Under the risk-based capital guidelines, specific categories of assets and certain off- balance sheet assets such as letters of credit are assigned different risk weights to take into account different risk characteristics of the assets. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. The risk weightings range from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

          In addition to the risk-based capital guidelines, the Board of Governors of the Federal Reserve System uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies . The leverage ratio is a company's Tier 1 capital divided by its average total consolidated assets . Total assets for this purpose does not include goodwill, certain mortgage and non-mortgage servicing assets, purchased credit card relationships and any other intangible assets and investments that the Board of Governors of the Federal Reserve System determines should be deducted from Tier 1 capital. Bank holding companies must maintain a minimum leverage ratio of at least 3%, although most organizations are expected to maintain leverage ratios that are 100 to 200 basis points above this minimum ratio.

          The risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. In addition, the regulations of the Federal Reserve Board provide that concentration of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, are important factors to be taken into account by regulatory agencies in assessing an organization's overall capital adequacy.

          As of March 31, 1999, we were in compliance with the minimum regulatory capital requirements established by the Board of Governors of the Federal Reserve System.

          Financial Support of Affiliated Institutions. In accordance with established policy of the Board of Governors of the Federal Reserve System , we will be expected to act as a source of financial strength to vBank and to commit resources to support vBank in circumstances when it might not do so absent such policy.

vBank

          General. vBank operates as a state-chartered savings bank incorporated under the Pennsylvania Banking Code and is subject to extensive regulation and examination by the Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation. These regulatory authorities regulate or monitor all areas of vBank's operations, including capital requirements, loans, interest rates, investments, borrowings, deposits, record keeping, security devices, issuances of securities, payment of dividends, interest rate risk management, acquisitions, mergers, establishment of branches, and corporate reorganizations. There are periodic examinations by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to test vBank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation or the Congress could have a material adverse impact on us, vBank and their operations.

          Federal Deposit Insurance Corporation Assessments. The deposits of vBank are insured by Bank Insurance Fund of the Federal Deposit Insurance Corporation, up to applicable limits, and are subject to deposit premium assessments by vBank Insurance Fund. Under the Federal Deposit Insurance Corporation's risk-based insurance system, Bank Insurance Fund-assessed deposits have been subject to premiums which have varied, depending upon the institution's capital position and other supervisory factors.

          The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including vBank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation may also suspend deposit insurance temporarily prior to the hearing process for the permanent termination of insurance, if, among other things, the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. We are aware of no circumstances which would result in termination of vBank's deposit insurance.

          Capital Requirements. The Federal Deposit Insurance Corporation has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like vBank, are not members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Board of Governors of the Federal Reserve System regarding bank holding companies, as previously described.

          The Federal Deposit Insurance Corporation's capital regulations establish a minimum 3% Tier 1 leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier 1 leverage ratio for such other banks to 4% to 5% or more. Under the Federal Deposit Insurance Corporation's regulation, highest-rated banks are those that the Federal Deposit Insurance Corporation determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Tier 1 or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

          The Federal Deposit Insurance Corporation also requires that banks meet a risk-based capital standard. Risk-based capital standard for banks requires the maintenance of total capital, defined as Tier 1 capital and supplementary (Tier 2) capital, to risk-weighted assets of 8.0%, of which at least 4.0% shall be Tier 1 capital. In determining the amount of risk-weighted

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assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. As of March 31, 1999, vBank met each of its capital requirements.

          In August 1995, the Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy.

          A bank may be subject to higher minimum requirements than those described above if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. Banks with capital ratios below the required minimum are subject to certain administrative actions, including prompt corrective action, the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing.

          vBank is also subject to more stringent Pennsylvania Department of Banking capital guidelines. Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation. As of March 31, 1999, vBank exceeded the Pennsylvania Department of Banking's capital guidelines.

          Prompt Corrective Action. In addition to the capital adequacy guidelines, the Federal Deposit Insurance Corporation is required to take "prompt corrective action" with respect to any state-chartered bank which does not meet specified minimum capital requirements. Federal regulations applicable to financial institutions establish five capital levels: "well capitalized," "adequately capitalized," "undercapitalized," "severely undercapitalized" and "critically undercapitalized."

               o An institution is considered "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and it is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

               o An institution is considered "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of at least 4% and leverage capital ratio of 4% or greater (or a leverage ratio of 3% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of an undercapitalized institution.

               o A bank is considered "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4%, or a leverage ratio that is less than 4% (or a leverage ratio that is less than 3% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines).

               o A "significantly undercapitalized" institution is one which has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%.

               o A "critically undercapitalized" institution is one which has a ratio of tangible equity to total assets that is equal to or less than 2%.

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

          Under certain circumstances, a "well capitalized," "adequately capitalized" or "undercapitalized" institution may be treated as if the institution were in the next lower capital category.

          Federal banking regulators are authorized to take "prompt corrective action" with respect to capital-deficient institutions. In addition to requiring the submission of a capital restoration plan, federal law contains broad restrictions on certain activities of undercapitalized institutions involving asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons (e.g., a holding company) if the institution would be undercapitalized after any such distribution or payment.

          As an institution's capital decreases, the powers of the federal regulators become greater. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The regulators have very limited discretion in dealing with a critically undercapitalized institution and are virtually required to appoint a receiver or conservator if the capital deficiency is not corrected promptly.

          Activities and Investments of Insured State-chartered Banks. The activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank unless the Federal Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. An insured state bank is not prohibited from, among other things:

               o acquiring or retaining a majority interest in a subsidiary;

               o investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets;

               o acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and

               o acquiring or retaining the voting shares of a depository institution if certain requirements are met.

In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the Federal Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

          Pennsylvania Banking Law. The Pennsylvania Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees and members, as well as corporate powers, savings and investment operations and other aspects of vBank and its affairs. The Pennsylvania Banking Code delegates extensive rulemaking power and administrative discretion to the Pennsylvania Department of Banking so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

          One of the purposes of the Pennsylvania Banking Code is to provide banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, federal and foreign laws. A Pennsylvania bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Pennsylvania Department of Banking.

          The Pennsylvania Department of Banking generally examines each savings bank not less frequently than once every two years. Although the Pennsylvania Department of Banking may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of the Pennsylvania Department of Banking's examination, the present practice is for the Pennsylvania Department of Banking to conduct individual examinations. The Pennsylvania Department of Banking may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

          Restrictions on Payment of Dividends. Under the Federal Deposit Insurance Act, insured depository institutions such as vBank are prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Under the Federal Deposit Insurance Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the Federal Deposit Insurance Corporation. Dividend payments by vBank are subject to the Pennsylvania Banking Code. Under the Pennsylvania Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). As previously discussed, state and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of vBank to pay dividends. In addition, vBank's regulators have authority to prohibit us or vBank from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon our financial condition or the financial condition of vBank, could be deemed to constitute such an unsafe or unsound practice.

          Regulatory Enforcement Authority. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

          Limitations on Transactions with Affiliates and Insiders. Transactions between banks and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with the bank. In a holding company context, the parent holding company of a bank (such as us) and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Section 23A places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates. In addition, limits are placed on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Most of these loans and certain other transactions must be secured in prescribed amounts. Section 23B of the Federal Reserve Act, among other things, prohibits an institution from engaging in transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with non-affiliated companies.

          In addition, we are subject to restrictions on extensions of credit to executive officers, directors, certain principal stockholders, and their related interests. Such extensions of credit:

               o must be made on substantially the same terms, including
                 interest rates and collateral, as those prevailing at the time for comparable transactions with third parties; and

               o must not involve more than the normal risk of repayment or present other unfavorable features.

          Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions, the federal regulatory authorities evaluate the record of such financial institutions in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility.

Other Regulations

          Lending Activities. Interest and certain other charges collected or contracted for by vBank are subject to state usury laws and certain federal laws concerning interest rates. vBank's loan operations are also subject to certain federal laws applicable to credit transactions, such as:

               o the federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers;

               o the Home Mortgage Disclosure Act of 1975 requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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

               o the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

               o the Fair Credit Reporting Act of 1978 governing the use and provision of information to credit reporting agencies;

               o the Fair Debt Collection Act governing the manner in which consumer debts may be collected by collection agencies; and

               o the rules and regulations federal agencies charged with the responsibility of implementing such federal laws.

          Deposit Activities. The deposit operations of vBank also are subject to:

               o the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

               o the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

          Internet and Electronic Commerce Activities. A number of legislative and regulatory proposals currently under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning the electronic commerce market and use of the Internet, including, but not limited to, on-line content, user privacy, taxation, access charges, liability or third-party activities and jurisdiction. Congress has held hearings on whether to regulate the electronic commerce market, while numerous states are considering adopting their own laws to regulate Internet banking.
Moreover, the Federal Deposit Insurance Corporation has proposed other guidelines governing Internet operations.

          These and any other proposed laws, rules and regulations could force us to comply with more complex and perhaps more burdensome regulatory requirements, which could materially adversely affect our business, financial condition, results of operations and cash flows.

                               USA CAPITAL TRUST I

          USA Capital Trust I is a statutory business trust created under Delaware law. It exists for the exclusive purposes of:

               o issuing and selling the Capital Securities and common
                 securities, which represent undivided beneficial interests in the assets of USA Capital Trust I;

               o investing the gross proceeds from the sale of the Capital
                 Securities and common securities in the Debentures; and

               o engaging in only those other activities necessary, advisable or incidental to such activities.

Accordingly, the Debentures are the sole assets of USA Capital Trust I and payments under the Debentures are the sole revenues of USA Capital Trust I. All of the common securities are owned directly by USABanc.com. The common securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an event of default, the rights of USABanc.com as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Series B Securities--Description of Capital Securities--Subordination of Common Securities." USABanc.com acquired the common securities in a liquidation amount equal to 3% of the total capital of USA Capital Trust I. USA Capital Trust I has a term of 31 years, but may terminate earlier as provided in its Amended and Restated Declaration of Trust by and among USABanc.com, Wilmington Trust Company and the individual trustees. USA Capital Trust I's business and affairs are conducted by the issuer trustees appointed by USABanc.com as the direct holder of the common securities. The issuer trustees are Wilmington Trust Company as the property trustee and the Delaware trustee, and the administrative trustees. Wilmington Trust Company also acts as indenture trustee under the Guarantee and the Indenture. See "Description of Series B Securities-- Description of Guarantee" and "--Description of Debentures." The holder of the common securities or, if an event of default under the Declaration of Trust has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Capital Securities, are entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in the holder of the common securities. The duties and obligations of each issuer trustee are governed by the Declaration of Trust. USABanc.com will pay directly all fees, expenses, debts and obligations, other than the Capital Securities and common securities, related to the exchange offer, except as provided herein, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of USA Capital Trust I. The principal executive office of USA Capital Trust I is c/o USABanc.com, Inc., 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                               THE EXCHANGE OFFER

                    Purpose and Effect of the Exchange Offer

          In connection with the sale of the Series A Capital Securities, USABanc.com and USA Capital Trust I entered into the Registration Rights Agreement with the initial purchasers, pursuant to which USABanc.com and USA Capital Trust I agreed to file and to use their reasonable best efforts to cause to be declared effective by the Securities and Exchange Commission a registration statement with respect to the exchange of the Series A Capital Securities for capital securities with terms identical in all material respects to the terms of the Series A Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this prospectus is a part.

          The exchange offer is being made to satisfy the contractual obligations of USABanc.com and USA Capital Trust I under the Registration Rights Agreement. The form and terms of the Series B Capital Securities are the same as the form and terms of the Series A Capital Securities except that the Series B Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws and will not provide for any increase in the distribution rate thereon. In that regard, the Series A Capital Securities provide, among other things, that, if a registration statement relating to the exchange offer has not been filed by August 6, 1999 and declared effective by September 6, 1999, the distribution rate borne by the Series A Capital Securities will increase by 0.25% per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of Series A Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement. See "Description of Series A Capital Securities."

          The exchange offer is not being made to, nor will USA Capital Trust I accept tenders for exchange from, holders of Series A Capital Securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the Series A Capital Securities are registered on the books of USA Capital Trust I or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Series A Capital Securities and who desires to deliver such Series A Capital Securities by book-entry transfer at DTC. In addition, the term "person" shall refer to a natural person or any legally existing entity.

          Pursuant to the exchange offer, USABanc.com will exchange as soon as practicable after the date hereof, the Series A Guarantee for the Series B Guarantee and the Series A Debentures, in an amount corresponding to the Series A Capital Securities accepted for exchange, for a like aggregate principal amount of the Series B Debentures. The Series B Guarantee and the Series B Debentures have been registered under the Securities Act.

                           Terms of the Exchange Offer

          USA Capital Trust I hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $10,000,000 aggregate liquidation amount of Series B Capital Securities for a like aggregate liquidation amount of Series A Capital Securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. USA

Capital Trust I will issue, promptly after the expiration date, an aggregate liquidation amount of up to $10,000,000 of Series B Capital Securities in exchange for a like aggregate liquidation amount of outstanding Series A Capital Securities tendered and accepted in connection with the exchange offer. Holders may tender their Series A Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 liquidation amount in excess thereof; provided, however, that if any Series A Capital Securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

          The exchange offer is not conditioned upon any minimum liquidation amount of Series A Capital Securities being tendered. As of the date of this prospectus, $10,000,000 aggregate liquidation amount of the Series A Capital Securities is outstanding.

          Holders of Series A Capital Securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Series A Capital Securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Declaration of Trust , but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Description of Series A Securities."

          If any tendered Series A Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

          Holders who tender Series A Capital Securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series A Capital Securities in connection with the exchange offer. USABanc.com will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

          Neither the Board of Directors of USABanc.com nor any Trustee of USA Capital Trust I makes any recommendation to holders of Series A Capital Securities as to whether to tender or refrain from tendering all or any portion of their Series A Capital Securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Series A Capital Securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Series A Capital Securities to tender based on such holders own financial position and requirements.

                     Expiration Date; Extensions; Amendments

          The expiration date is 5:00 p.m., New York City time, on ________ [ ], 1999, unless the exchange offer is extended by USABanc.com or USA Capital Trust I, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

          USABanc.com and USA Capital Trust I expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

               o delay the acceptance of the Series A Capital Securities for exchange;

               o terminate the exchange offer, whether or not any Series A
                 Capital Securities have been accepted for exchange, if USABanc.com and USA Capital Trust I determine that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist;

               o extend the expiration date of the exchange offer and retain all
                 Series A Capital Securities tendered pursuant to the exchange offer, subject, however, to the right of holders of Series A Capital Securities to withdraw their tendered Series A Capital Securities as described under "--Withdrawal Rights;" and

               o waive any condition or otherwise amend the terms of the
                 exchange offer in any respect.

If the exchange offer is amended in a manner determined by USABanc.com and USA Capital Trust I to constitute a material change, or if USABanc.com and USA Capital Trust I waive a material condition of the exchange offer, USABanc.com and USA Capital Trust I will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A Capital Securities, and USABanc.com and USA Capital Trust I will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

          Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which USABanc.com and USA Capital Trust I may choose to make any public announcement and subject to applicable law, USABanc.com and USA Capital Trust I shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

       Acceptance for Exchange and Issuance of Series B Capital Securities

          Upon the terms and subject to the conditions of the exchange offer, USA Capital Trust I will exchange, and will issue to the exchange agent, Series B Capital Securities for Series A Capital Securities validly tendered and not withdrawn promptly after the expiration date.

          In all cases, delivery of Series B Capital Securities in exchange for Series A Capital Securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

               o Series A Capital Securities or a book-entry confirmation of a book-entry transfer of Series A Capital Securities into the exchange agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a letter of transmittal;

               o the letter of transmittal, or a facsimile , properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and

               o any other documents required by the letter of transmittal.

          The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Series A Capital Securities into the exchange agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that USA Capital Trust I and USABanc.com may enforce such letter of transmittal against such participant.

          Subject to the terms and conditions of the exchange offer, USABanc.com and USA Capital Trust I will be deemed to have accepted for exchange, and thereby exchanged, Series A Capital Securities validly tendered and not withdrawn as, if and when USA Capital Trust I gives oral or written notice to the exchange agent of USABanc.com's and USA Capital Trust I's acceptance of such Series A Capital Securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for USA Capital Trust I for the purpose of receiving tenders of Series A Capital Securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving Series A Capital Securities, letters of transmittal and related documents and transmitting Series B Capital Securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Series A Capital Securities tendered pursuant to the exchange offer is delayed, whether before or after USA Capital Trust I's acceptance for exchange of Series A Capital Securities, or USABanc.com and USA Capital Trust I extend the exchange offer or are unable to accept for exchange or exchange Series A Capital Securities tendered pursuant to the exchange offer, then, without prejudice to USABanc.com's and USA Capital Trust I's rights set forth herein, the exchange agent may, nevertheless, on behalf of USABanc.com and USA Capital Trust I and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Series A Capital Securities . Such Series A Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

          Pursuant to the letter of transmittal or Agent's Message in lieu thereof, a holder of Series A Capital Securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Series A Capital Securities, that USA Capital Trust I will acquire good, marketable and unencumbered title to the tendered Series A Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Series A Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by USABanc.com, USA Capital Trust I or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Series A Capital Securities tendered pursuant to the exchange offer.

              Procedures for Tendering Series A Capital Securities

          Valid Tender. Except as set forth below, in order for Series A Capital Securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed letter of transmittal, or facsimile of such letter, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and any other required documents, must be received by the exchange agent at one of its addresses set forth under "--Exchange Agent," and, in addition, one of the following:

               o tendered Series A Capital Securities must be received by the exchange agent;

               o such Series A Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or prior to the expiration date; or

               o the guaranteed delivery procedures set forth below must be complied with.

          If less than all of the Series A Capital Securities are tendered, a tendering holder should fill in the amount of Series A Capital Securities being tendered in the appropriate box on the letter of transmittal, or so indicate in an Agent's Message in lieu of the letter of transmittal . The untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Series A Capital Securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

          The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

          Book-Entry Transfer. The exchange agent will establish an account with respect to the Series A Capital Securities at DTC for purposes of the exchange offer within two Business Days, a defined under "Description of Series B Securities--Description of Capital Securities--Distributions," after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Series A Capital Securities by causing DTC to transfer such Series A Capital Securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Series A Capital Securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or facsimile of such letter, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "-Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

          Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

          Signature Guarantees. If a certificate for the Series A Capital Securities is registered in a name other than that of the person surrendering the certificate or such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal, such certificate must be endorsed or accompanied by a properly executed bond power, with the respective endorsement or signature guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including, as such terms are defined therein:

               o a bank;

               o a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; o a credit union;

               o a national securities exchange, registered securities
                 association or clearing agency; or

               o an "Eligible Institution," which is a savings association that is a participant in a Securities Transfer Association, unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the letter of transmittal.

          Guaranteed Delivery. If a holder desires to tender Series A Capital Securities pursuant to the exchange offer and the certificates for such Series A Capital Securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Series A Capital Securities may nevertheless be tendered; provided, however, that all of the following guaranteed delivery procedures are complied with:

               o such tenders are made by or through an Eligible Institution;

               o a properly completed and duly executed Notice of Guaranteed
                 Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to the expiration date; and

               o the certificates, or a book-entry confirmation representing all tendered Series A Capital Securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or a facsimile of such letter, or Agent's Message with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

          Notwithstanding any other provision hereof, the delivery of Series B Capital Securities in exchange for Series A Capital Securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of Series A Capital Securities, or of a book-entry confirmation with respect to such Series A Capital Securities, and a properly completed and duly executed letter of transmittal, or facsimile of such letter, or Agent's Message together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of Series B Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Series A Capital Securities, book-entry confirmations with respect to Series A Capital Securities and other required documents are received by the exchange agent.

          USABanc.com's and USA Capital Trust I's acceptance for exchange of Series A Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, USABanc.com and USA Capital Trust I upon the terms and subject to the conditions of the exchange offer.

          Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Series A Capital Securities will be determined by USABanc.com and USA Capital Trust I, in their sole discretion, whose determination shall be final and binding on all parties. USABanc.com and USA Capital Trust I reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to USABanc.com and USA Capital Trust I, be unlawful. USABanc.com and USA Capital Trust I also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Series A Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

          The interpretation by USABanc.com and USA Capital Trust I of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of Series A Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of USABanc.com, USA Capital Trust I, any affiliates or assigns of USABanc.com or USA Capital Trust I, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

          If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by USABanc.com and USA Capital Trust I, proper evidence satisfactory to USABanc.com and USA Capital Trust I, in their sole discretion, of such person's authority to so act must be submitted.

          A beneficial owner of Series A Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

                      Resale of Series B Capital Securities

          USA Capital Trust I is making the exchange offer for the Series B Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither USABanc.com nor USA Capital Trust I sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance , and subject to the two immediately following sentences, USABanc.com and USA Capital Trust I believe that Series B Capital Securities issued pursuant to this exchange offer in exchange for Series A Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, however, that such Series B Capital Securities are acquired in the ordinary course of such holder's business , that such holder is not participating, and has no arrangement or understanding with any person to participate in, a distribution as defined in the Securities Act of such Series B Capital Securities and that such holder is not a broker-dealer. However, any holder of Series A Capital Securities who is an affiliate of USABanc.com or USA Capital Trust I or who intends to participate in the exchange offer for the purpose of distributing Series B Capital Securities, or any broker-dealer who purchased Series A Capital Securities from USA Capital Trust I to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

               o will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in the above-mentioned interpretive letters;

               o will not be permitted or entitled to tender such Series A
                 Capital Securities in the exchange offer; and

               o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Series A Capital Securities, unless such sale is made pursuant to an exemption from such requirements.

In addition, as described below, participating broker-dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Series B Capital Securities.

          Each holder of Series A Capital Securities who wishes to exchange Series A Capital Securities for Series B Capital Securities in the exchange offer will be required to represent that:

               o it is not an affiliate of USABanc.com or USA Capital Trust I;

               o any Series B Capital Securities to be received by it are being acquired in the ordinary course of its business;

               o it has no arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of such Series B Capital Securities; and

               o if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of such Series B Capital Securities.

The letter of transmittal contains the foregoing representations. In addition, USABanc.com and USA Capital Trust I may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to USABanc.com and USA Capital Trust I in writing information as to the number of "beneficial owners," as defined in Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the Capital Securities to be exchanged in the exchange offer. Each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an Agent's Message that it acquired the Series A Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Capital Securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance in the interpretive letters referred to above, USABanc.com and USA Capital Trust I believe that participating broker-dealers who acquired Series A Capital Securities for their own accounts as a result of market-making activities or other trading activities, may fulfill their prospectus delivery requirements with respect to the Series B Capital Securities received upon exchange of such Series A Capital Securities, other than Series A Capital Securities which represent an unsold allotment from the original sale of the Series A Capital Securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Capital Securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of Series B Capital Securities received in exchange for Series A Capital Securities where such Series A Capital Securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, USABanc.com and USA Capital Trust I have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such Series B Capital Securities for a period ending 90-days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such Series B Capital Securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of Series B Capital Securities received in exchange for Series A Capital Securities pursuant to the exchange offer must notify USABanc.com or USA Capital Trust I, or cause USABanc.com or USA Capital Trust I to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "--Exchange Agent." Any person, including any participating broker-dealer, who is an affiliate of USABanc.com or USA Capital Trust I may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

          In that regard, each participating broker-dealer who surrenders Series A Capital Securities pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an Agent's Message that, upon receipt of notice from USABanc.com or USA Capital Trust I of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference , in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such participating broker-dealer will suspend the sale of Series B Capital Securities, or the Series B Guarantee or the Series B Debentures, as applicable, pursuant to this prospectus until USABanc.com or USA Capital Trust I has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such participating broker-dealer or USABanc.com or USA Capital Trust I has given notice that the sale of the Series B Capital Securities, or the Series B Guarantee or the Series B Debentures, as applicable, may be resumed, as the case may be. If USABanc.com or USA Capital Trust I gives such notice to suspend the sale of the Series B Capital Securities, or the Series B Guarantee or the Series B Debentures, as applicable, it shall extend the 90-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of Series B Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the Series B Capital Securities or to and including the date on which USABanc.com or USA Capital Trust I has given notice that the sale of Series B Capital Securities, or the Series B Guarantee or the Series B Debentures, as applicable, may be resumed, as the case may be.

                                Withdrawal Rights

          Except as otherwise provided herein, tenders of Series A Capital Securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth under "--Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the Series A Capital Securities to be withdrawn, the aggregate principal amount of Series A Capital Securities to be withdrawn, and, if certificates for such Series A Capital Securities have been tendered, the name of the registered holder of the Series A Capital Securities as set forth on the Series A Capital Securities, if different from that of the person who tendered them. If Series A Capital Securities have been delivered or otherwise identified to the exchange agent, then prior to their physical release , the tendering holder must submit the certificate numbers shown on the particular Series A Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Series A Capital Securities tendered for the account of an Eligible Institution. If Series A Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Series A Capital

Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Series A Capital Securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of Series A Capital Securities may not be rescinded. Series A Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Series A Capital Securities."

          All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by USABanc.com and USA Capital Trust I, in their sole discretion, whose determination shall be final and binding on all parties. None of USABanc.com, USA Capital Trust I, any affiliates or assigns of USABanc.com or USA Capital Trust I, the exchange agent or any other person, shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Series A Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

                  Distributions on Series B Capital Securities

          Holders of Series A Capital Securities as of August 31, 1999, the record date for the initial distribution on September 15, 1999, including those who tender their Series A Capital Securities pursuant to the exchange offer, will be entitled to receive such distribution. Distributions on the Series B Capital Securities are payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1999, at the annual rate of 9.50% of the liquidation amount to the holders of the Series B Capital Securities on the relevant record dates. Distributions on the Series B Capital Securities will accumulate from September 15, 1999, the date of the initial distribution on the Series A Capital Securities.

                        Conditions to the Exchange Offer

          Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, USABanc.com and USA Capital Trust I will not be required to accept for exchange, or to exchange, any Series A Capital Securities for any Series B Capital Securities, and, as described below, may terminate the exchange offer, whether or not any Series A Capital Securities have theretofore been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

               o there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the Series B Capital Securities issued pursuant to the exchange offer to be offered for resale, resold and otherwise transferred by their holders , other than broker-dealers and any such holder which is an affiliate of USABanc.com or USA Capital Trust I, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that such Series B Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Series B Capital Securities; or

               o any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of USABanc.com or USA Capital Trust I, would reasonably be expected to impair its ability to proceed with the exchange offer;

               o any action or proceeding shall have been instituted or
                 threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in USABanc.com's and USA Capital Trust I's judgment, would reasonably be expected to impair the ability of USA Capital Trust I or USABanc.com to proceed with the exchange offer;

               o a banking moratorium shall have been declared by United States federal or Pennsylvania or New York state authorities which, in USABanc.com's and USA Capital Trust I's judgment, would reasonably be expected to impair the ability of USA Capital Trust I or USABanc.com to proceed with the exchange offer;

               o trading on the New York Stock Exchange or generally in the
                 United States over-the-counter market shall have been suspended by order of the Securities and Exchange Commission or any other governmental authority which, in USABanc.com's and USA Capital Trust I's judgment, would reasonably be expected to impair the ability of the issuer or USABanc.com to proceed with the exchange offer; or

               o a stop order shall have been issued by the Securities and
                 Exchange Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of USABanc.com or USA Capital Trust I, threatened for that purpose, or any governmental approval which either USABanc.com or USA Capital Trust I shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

      If USABanc.com and USA Capital Trust I determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, they may, subject to applicable law, terminate the exchange offer or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, USABanc.com and USA Capital Trust I will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A Capital Securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

                                 Exchange Agent

          Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

               By Registered or                                         By Hand or
               Certified Mail                                           Overnight Delivery
               --------------                                           ------------------
               Wilmington Trust Company                                 Wilmington Trust Company
               Rodney Square North                                      Rodney Square North
               1100 North Market Street                                 1100 North Market Street
               Wilmington, DE  19890-0001                               Wilmington, DE  19890-0001
               Attn:  Kristen Long, Corporate Trust Operations          Attn: Kristen Long, Corporate Trust Operations

                                               Confirm by telephone or for
                                                   information call:

                                                     (302) 651-1562
                                              ----------------------------

                                                  Facsimile Transmission
                                              (Eligible Institutions Only):

                                                     (302) 651-1079
                                              ----------------------------

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

                                Fees and Expenses

          USABanc.com has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. USABanc.com will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Series A Capital Securities, and in handling or tendering for their customers.

          Holders who tender their Series A Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Series B Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Series A Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Series A Capital Securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

          Neither USABanc.com nor USA Capital Trust I will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                       DESCRIPTION OF SERIES B SECURITIES

         The terms of the Series B Securities are identical in all material respects to the terms of the Series A Securities, except that:

                  o the Series A Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement which will terminate upon consummation of the exchange offer;

                  o the Series B Capital Securities will not provide for any increase in the distribution rate; and

                  o the Series B Debentures will not provide for any increase in the interest rate.

Except where otherwise indicated, the following description applies to both the Series B Securities and the Series A Securities.

                        Description of Capital Securities

         The Capital Securities represent beneficial interests in USA Capital Trust I, and the holders thereof are entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the Capital Securities and common securities of or liquidation of USA Capital Trust I. See "--Subordination of common securities." Upon consummation of the exchange offer, the Declaration of Trust will be subject to and governed by the Trust Indenture Act of 1939. This summary of certain provisions of the Capital Securities, the common securities and the Declaration of Trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration of Trust, including the definitions therein of certain terms.

General

         The Capital Securities are limited to $10.0 million aggregate liquidation amount at any one time outstanding. The Capital Securities rank pari passu with the common securities, and payments will be made pro rata thereon, except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the property trustee in trust for the benefit of the holders of the Capital Securities and common securities. The Guarantee does not guarantee payment of distributions or amounts payable on redemption of the Capital Securities or liquidation of USA Capital Trust I when USA Capital Trust I does not have funds on hand legally available for such payments. See "Description of Series B Securities--Description of Guarantee."

Distributions

         Distributions on the Capital Securities will be cumulative, will accumulate from March 15, 1999 and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1999, at the annual rate of 9.50% of the liquidation amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the last Business Day of the month immediately preceding the month in which the relevant payment occurs. A "Business Day" is any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Philadelphia, Pennsylvania are authorized or required by law or executive order to remain closed. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which distributions are payable on the Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect to any such delay, except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         So long as no event of default has occurred and is continuing with respect to the Debentures and no amounts remain in the reserve account, USABanc.com has the right under the Indenture to elect to defer the payment of interest on the Debentures, at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period; provided, however, that none shall end on a date other than March 15 or September 15 of each year, or extend beyond the stated maturity date of March 15, 2029. Upon any such election, semi-annual distributions on the Capital Securities will be deferred by USA Capital Trust I during such deferral period. Distributions to which holders of the Capital Securities are entitled during any such deferral period will accumulate additional distributions thereon at the rate per annum of 9.50% thereof, compounded semi-annually from the relevant distribution date, but not exceeding the interest rate then accruing on the Debentures.

         During any such deferral period, USABanc.com may not:

                  o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USABanc.com's capital stock;

                  o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USABanc.com that rank pari passu with or junior in right of payment to the Debentures; or

                  o make any guarantee payments with respect to any guarantee by USABanc.com of the debt securities of any subsidiary of USABanc.com, including all other guarantees to be issued by USABanc.com, if such guarantee ranks pari passu with or junior in right of payment to the Debentures.

         This does not prohibit, however:

                  o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of USABanc.com;

                  o any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                  o        payments under the Guarantee;

                  o the exchange or conversion of one class or series of USABanc.com's capital stock for another class or series of USABanc.com's capital stock;

                  o the purchase of fractional interests in shares of USABanc.com's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                  o purchases of common stock related to the issuance of common stock or rights under any of USABanc.com's benefit plans for its Directors, officers or employees or any of USABanc.com's dividend reinvestment plans. USABanc.com has no current intention to exercise its option to defer payments of interest on the Debentures.

         Upon termination of a deferral period and the payment of all amounts then due, USABanc.com may elect to begin a new deferral period as described under "Description of Series B Securities--Description of Debentures--Option to Extend Interest Payment Date." For a description of the federal income tax implications to holders as a result of a deferral period, see "Certain Federal Income Tax Consequences--Series A Issue Discount and Interest Income."

         The revenue of USA Capital Trust I available for distribution to holders of the Capital Securities is limited to payments under the Debentures in which USA Capital Trust I invested the proceeds from the issuance and sale of the Capital Securities and common securities. See "Description of Series B Securities--Description of Debentures--General." If USABanc.com does not make interest payments on the Debentures, the property trustee will not have funds available to pay distributions on the Capital Securities. The payment of distributions, if and to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions, is guaranteed by USABanc.com on a limited basis as set forth herein under "Description of Guarantee."

         USABanc.com has established the reserve account in which USABanc.com deposited $1.9 million from the net proceeds of the sale of the Debentures, an amount equal to two years of interest payments on the Debentures. It is required to maintain the reserve account for two years from the date of issuance of the Debentures. Thereafter, interest payments on the Debentures will be made from the reserve account until the reserve account is exhausted.

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The holders of Debentures have a perfected security interest in the reserve account. See "Description of Series B Securities--Description of
Debentures--Reserve Account."

Redemption

         Upon the repayment of the Debentures on March 15, 2029, or prepayment, in whole or in part, prior to that date, other than following the distribution of the Debentures to the holders of Capital Securities and common securities, the proceeds from such repayment or prepayment shall be applied by the property trustee, subject to the property trustee having received written notice no later than 45 days prior to such repayment, to redeem a Like Amount of the Capital Securities and common securities, upon not less than 30 nor more than 60 days' notice of a date of redemption, at the applicable redemption price, which shall be equal to:

                  o in the case of the repayment of the Debentures on March 15, 2029, the principal of, and accrued and unpaid interest on, the Debentures;

                  o in the case of the optional prepayment of the Debentures before March 15, 2009 upon the occurrence and continuation of a Special Event as defined under "--Description of Debentures--Special Event Prepayment," the corresponding Make-Whole Amount as defined under "--Description of Debentures--Special Event Prepayment;" and

                  o in the case of the optional prepayment of the Debentures on or after March 15, 2009, the corresponding optional prepayment price as defined under "Description of Series B
                           Securities--Description of Debentures--Optional
                           Prepayment."

See "Description of Series B Securities--Description of Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Debentures are to be prepaid, the Debentures to be prepaid shall be selected by such method as the debenture trustee shall deem fair and appropriate.

         "Like Amount" means, with respect to:

                  o a redemption of the Capital Securities and common securities, those securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms; and

                  o a distribution of Debentures upon the liquidation of USA Capital Trust I, Debentures having a principal amount equal to the liquidation amount of the Capital Securities and common securities of the holder to whom such Debentures are distributed.

         USABanc.com has the option to prepay the Debentures in whole or in part, on or after March 15, 2029, at the applicable optional prepayment price and in whole but not in part, at any time prior to the March 15, 2029, upon the occurrence of a Special Event, at a price equal to the corresponding Make-Whole Amount, in each case subject to the receipt of any required regulatory approval. See "Description of Series B Securities--Description of Debentures--Optional Prepayment" and "--Special Event Prepayment."

Liquidation of USA Capital Trust I and Distribution of Debentures

         USABanc.com has the right at any time to dissolve USA Capital Trust I and, after satisfaction of liabilities to creditors of USA Capital Trust I as required by applicable law, to cause the Debentures to be distributed to the holders of the Capital Securities and common securities in liquidation of USA Capital Trust I. Such right is subject to USABanc.com having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and any required regulatory approval.

         USA Capital Trust I shall automatically dissolve upon the first to occur of:

                  o events of bankruptcy, dissolution or liquidation of USABanc.com;

                  o the distribution of a Like Amount of the Debentures to the holders of the Capital Securities and common securities, if USABanc.com, as sponsor, has given written direction to the property trustee to dissolve USA Capital Trust I;

                  o redemption of all of the Capital Securities and common securities as described under "--Redemption;"

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                  o        expiration of the term of USA Capital Trust I; and

                  o the entry of an order for the dissolution of USA Capital Trust I by a court of competent jurisdiction.

         Except for in the case of a redemption as described under "--Redemption," if a dissolution occurs as described above, USA Capital Trust I shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of USA Capital Trust I as provided by applicable law, to the holders of the Capital Securities and common securities a Like Amount of the Debentures, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of USA Capital Trust I legally available for distribution to holders, after satisfaction of liabilities to creditors of USA Capital Trust I as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such liquidation distribution can be paid only in part because USA Capital Trust I has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by USA Capital Trust I on the Capital Securities and common securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the common securities. See "--Subordination of Common Securities."

         If USABanc.com elects not to prepay the Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate USA Capital Trust I and distribute the Debentures to holders of the Capital Securities and common securities, the Capital Securities and common securities will remain outstanding until the repayment of the Debentures on March 15, 2029.

         After the liquidation date is fixed for any distribution of Debentures to holders of the Capital Securities and common securities:

                  o the Capital Securities and common securities will no longer be deemed to be outstanding;

                  o DTC or its nominee will receive, in respect of each registered global certificate, if any, representing the Capital Securities and common securities held by it, a registered global certificate or certificates representing the Debentures to be delivered upon such distribution; and

                  o any certificates representing the Capital Securities and common securities not held by DTC or its nominee will be deemed to represent Debentures having a principal amount equal to the liquidation amount of such the Capital Securities and common securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon USABanc.com will issue to such holder, and the debenture trustee will authenticate, a certificate representing such Debentures.

         There can be no assurance as to the market prices for the Capital Securities, or for the Debentures that may be distributed in exchange for the Capital Securities, if a dissolution and liquidation of USA Capital Trust I were to occur. Accordingly, the Capital Securities or the Debentures that the investor may receive on dissolution and liquidation of USA Capital Trust I may trade at a discount to the price that the investor paid to purchase the Capital Securities.

Redemption Procedures

         If applicable, the Capital Securities and common securities shall be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the Debentures. Any redemption of the Capital Securities and common securities shall be made and the applicable redemption price shall be payable only to the extent that USA Capital Trust I has funds legally available for the payment of such applicable redemption price. See "--Subordination of Common Securities."

         If USA Capital Trust I gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the property trustee will deposit or cause the paying agent to deposit irrevocably with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the property

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trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such Capital Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable redemption price, but without interest on such redemption price, and such Capital Securities will cease to be outstanding. In the event that any redemption date of Capital Securities is not a Business Day, then the applicable redemption price payable on such date will be paid on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by USA Capital Trust I or by USABanc.com pursuant to the Guarantee as described under "Description of Series B Securities--Description of Guarantee," distributions on Capital Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by USA Capital Trust I to the date such applicable redemption price is actually paid, and the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to each holder of the Capital Securities and common securities at its registered address. Unless USA Capital Trust I defaults in payment of the applicable redemption price on the Capital Securities and common securities, or USABanc.com defaults in the repayment of the Debentures, on and after the redemption date, distributions will cease to accrue on the Capital Securities and common securities called for redemption.

         Subject to applicable law, USABanc.com or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

         Payment of distributions on, and the redemption price of, the Capital Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Capital Securities and common securities; provided, however, that if on any distribution date or redemption date an event of default shall have occurred and be continuing with respect to the Debentures, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless a cash payment in full of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Securities then due and payable.

         In the case of any event of default, USABanc.com as holder of the common securities will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of USABanc.com as holder of the common securities, and only the holders of the Capital Securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

         The occurrence of an event of default with respect to the Debentures constitutes an event of default under the Declaration of Trust. See "Description of Series B Securities--Description of Debentures--Debenture Events of Default."

         Within 10 Business Days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the Capital Securities, the administrative trustees and USABanc.com, as sponsor, unless such event of default shall have been cured or waived. USABanc.com, as sponsor, and the administrative trustees, are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration of Trust.

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

         If an event of default has occurred and is continuing with respect to the Debentures, the Capital Securities shall have a preference over the common securities as described under "--Liquidation of USA Capital Trust I and Distribution of Debentures" and "--Subordination of Common Securities."

Removal of Trustees

         Unless an event of default shall have occurred and be continuing, any issuer trustee may be removed at any time by the holder of the common securities. If an event of default has occurred and is continuing with respect to the Debentures, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in USABanc.com as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

Merger or Consolidation of Trustees

         Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the Declaration of Trust, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of USA Capital Trust I

         USA Capital Trust I may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of USA Capital Trust I and Distribution of Debentures." USA Capital Trust I may, at the request of USABanc.com, as sponsor, with the consent of the administrative trustees, but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to a trust organized as such under the laws of any state; provided, however, that:

                  o such successor entity either expressly assumes all of the obligations of USA Capital Trust I with respect to the Capital Securities and common securities or substitutes for the Capital Securities and common securities "Successor Securities," which shall be other securities having substantially the same terms as the Capital Securities and common securities so long as they rank in priority the same as that of the Capital Securities and common securities with respect to distributions and payments upon liquidation, redemption and otherwise;

                  o USABanc.com expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the Debentures;

                  o the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities and common securities are then listed or quoted, if any;

                  o if the Capital Securities, including any Successor Securities, are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities, including any Successor Securities, or, if the Debentures are so rated, the Debentures, to be downgraded by any such nationally recognized statistical rating organization;

                  o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities and common securities, including any Successor Securities, in any material respect;

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

                  o such successor entity has a purpose substantially identical to that of USA Capital Trust I;

                  o prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, USABanc.com has received an opinion from independent counsel to USA Capital Trust I experienced in such matters to the effect that such event does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities and common securities, including any Successor Securities, in any material respect, other than any dilution of such holders' interests in the new entity, and following such event, neither USA Capital Trust I nor such successor entity will be required to register as an investment company under the Investment Company Act; and

                  o USABanc.com or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the common guarantee.

Notwithstanding the foregoing, USA Capital Trust I shall not, except with the consent of holders of 100% in liquidation amount of the Capital Securities and common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause USA Capital Trust I or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the property trustee is required pursuant to the Indenture to exchange, as part of the exchange offer, the Debentures for the Series B Debentures, which will have terms substantially identical to the Debentures.

Voting Rights; Amendment of the Declaration of Trust

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of USA Capital Trust I" and "Description of Series B Securities--Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration of Trust, the holders of the Capital Securities have no voting rights.

         The Declaration of Trust may be amended from time to time by USABanc.com, the property trustee and the administrative trustees, without the consent of the holders of the Capital Securities and common securities, to:

                  o cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration of Trust, which shall not be inconsistent with the other provisions of the Declaration of Trust; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Capital Securities and common securities;

                  o modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that USA Capital Trust I will be classified for United States federal income tax purposes as a grantor trust at all times that any of the Capital Securities and common securities are outstanding or to ensure that USA Capital Trust I will not be required to register as an "investment company" under the Investment Company Act; or

                  o modify, eliminate or add any provisions of the Declaration of Trust to such extent as shall be necessary to enable USA Capital Trust I or USABanc.com to conduct an exchange offer in the manner contemplated by the Registration Rights Agreement.

Any amendments of the Declaration of Trust pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Capital Securities and common securities. The Declaration of Trust may be amended by the issuer trustees and USABanc.com with the consent of holders representing a majority of the outstanding Capital Securities and common securities, based upon liquidation amount, and upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect USA Capital Trust I's status as a grantor trust for United States federal income tax purposes or USA Capital Trust I's exemption from status as an "investment company" under the Investment Company Act.

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

         In no event, however, may the Declaration of Trust be amended without the consent of each holder of the Capital Securities and common securities to:

                  o change the amount or timing of any distribution on the Capital Securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Capital Securities and common securities as of a specified date; or

                  o restrict the right of a holder of the Capital Securities and common securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Debentures are held by the property trustee, the issuer trustees shall not:

                  o direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the Debentures;

                  o        waive certain past defaults under the Indenture;

                  o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures; or

                  o consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the Capital Securities.

The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The property trustee shall notify each holder of Capital Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that USA Capital Trust I will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration of Trust.

         No vote or consent of the holders of Capital Securities will be required for USA Capital Trust I to redeem and cancel the Capital Securities in accordance with the Declaration of Trust.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by USABanc.com, the issuer trustees or any affiliate of USABanc.com or any issuer trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

         The Series B Capital Securities may be issued in certificated form or as "Global Capital Securities," which shall consist of one or more Capital Securities in registered, global form.

         In the event that Capital Securities are issued in certificated form, the Capital Securities will be issued in blocks having a liquidation amount of not less than $100,000 and may be transferred or exchanged only in such blocks in the manner and at the offices described below. The Global Capital Securities will be deposited upon issuance with the property trustee as custodian for DTC, in New York, New York, and registered in the name of

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DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form, except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Other Capital Securities may be issued in registered, certificated, i.e., non-global form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities, except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

         DTC has advised USA Capital Trust I and USABanc.com that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or in the case of indirect participants, indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

         DTC has also advised USA Capital Trust I and USABanc.com that, pursuant to procedures established by it:

                  o upon deposit of the Global Capital Securities representing Series B Capital Securities, DTC will credit the accounts of participants exchanging Series A Capital Securities represented by Global Capital Securities with portions of the liquidation amount of the Global Capital Securities representing Series B Capital Securities; and

                  o ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the participants, or by the participants and the indirect participants, with respect to other owners of beneficial interests in the Global Capital Securities.

         Investors in the Global Capital Securities may hold their interests directly through DTC if they are participants, or indirectly through organizations that are participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that some investors take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such investors will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration of Trust for any purpose.

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

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the Declaration of Trust. Under the terms of the Declaration of Trust, the property trustee will treat the persons or entities in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for any aspect of DTC's records or any of its participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Capital Securities or any other matter relating to the actions and practices of DTC or any of its participants or indirect participants. DTC has advised USA Capital Trust I and USABanc.com that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, USA Capital Trust I or USABanc.com. None of USA Capital Trust I, USABanc.com or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Capital Securities, and USA Capital Trust I or USABanc.com and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised USA Capital Trust I and USABanc.com that it will take any action permitted to be taken by a holder of Capital Securities, including, without limitation, the presentation of Capital Securities for exchange as described below, only at the direction of one or more participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the liquidation amount of the Capital Securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the Declaration of Trust, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that USA Capital Trust I and USABanc.com believe to be reliable, but neither USA Capital Trust I nor USABanc.com takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of USA Capital Trust I, USABanc.com or the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Global Capital Securities for Certificated Capital Securities

         A Global Capital Security is exchangeable for Capital Securities in registered, certificated form if:

                  o DTC notifies USA Capital Trust I that it is unwilling or unable to continue as depositary for the Global Capital Security and USA Capital Trust I thereupon fails to appoint a successor depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act and USA Capital Trust I thereupon fails to appoint a successor depositary within 90 days;

                  o USABanc.com in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or

                  o there shall have occurred and be continuing an event of default or any event which after notice or lapse of time or both would be an event of default under the Declaration of Trust.

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

In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures, and will bear the restrictive legend referred to in "--Notice to Investors," unless the property trustee determines otherwise in compliance with applicable law.

Exchange of Certificated Capital Securities for Global Capital Securities

         Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such other Capital Securities and the transferor first delivers to the property trustee a written certificate, in the form provided in the Declaration of Trust, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

Payment and Paying Agency

         Payments in respect of the Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates, or in respect of the Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and USABanc.com. The paying agent shall be permitted to resign as paying agent upon 30 days notice to the property trustee, the administrative trustees and USABanc.com. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and USABanc.com.

Restrictions on Transfer

         The Capital Securities may be transferred, only in blocks having a liquidation amount of not less than $100,000, and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.

Registrar and Transfer Agent

         The property trustee acts as registrar, transfer agent and exchange agent for the Capital Securities.

         Registration of transfers of the Capital Securities will be effected without charge by or on behalf of USA Capital Trust I, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. USA Capital Trust I will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

         The property trustee, other than during the occurrence and continuance of an event of default, will undertake to perform only such duties as are specifically set forth in the Declaration of Trust and, during the existence of an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of the Capital Securities and common securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which holders of the Capital Securities or the common securities are entitled under the Declaration of Trust to vote, then the property trustee shall take such action as is directed by USABanc.com and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and common securities, and will have no liability, except for its own bad faith, negligence or willful misconduct.

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

Miscellaneous

         The administrative trustees are authorized and directed to conduct the affairs of and to operate USA Capital Trust I in such a way that:

                  o USA Capital Trust I will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

                  o USA Capital Trust I will be classified as a grantor trust for United States federal income tax purposes; and

                  o the Debentures will be treated as indebtedness of USABanc.com for United States federal income tax purposes.

USABanc.com and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of USA Capital Trust I or the Declaration of Trust, that USABanc.com and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities and common securities.

         The Declaration of Trust provides that holders of the Capital Securities and common securities have no preemptive or similar rights to subscribe for any additional Capital Securities and common securities and the issuance of the Capital Securities and common securities is not subject to preemptive rights.

         USA Capital Trust I may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                            Description of Debentures

         The Series A Debentures were, and the Series B Debentures will be, issued under an Indenture, as supplemented from time to time, between USABanc.com and the debenture trustee. Upon effectiveness of the exchange offer Registration Statement, the Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete, and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the Capital Securities, USA Capital Trust I invested the proceeds thereof, together with the consideration paid by USABanc.com for the common securities, in Debentures issued by USABanc.com. The Debentures bear interest from March 15, 1999 at the annual rate of 9.50% of the principal amount thereof, payable semi-annually in arrears on the interest payment dates of March 15 and September 15 of each year, commencing September 15, 1999. The record dates will be the last Business Day of the month immediately preceding the month in which the relevant payment occurs. It is anticipated that, until the liquidation, if any, of USA Capital Trust I, the Debentures will be held in the name of the property trustee in trust for the benefit of the holders of the Capital Securities and common securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay, except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof, to the extent permitted by law at the rate per annum of 9.50% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date and additional sums, as applicable.

         The Debentures will mature on March 15, 2029.

         The Debentures rank pari passu with all other junior subordinated debentures to be issued by USABanc.com and are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness, as defined under "--Subordination," to the extent and in the manner set forth in the Indenture. See "--Subordination."

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

         USABanc.com is a bank holding company regulated by the Board of Governors of the Federal Reserve System, and almost all of the operating assets of USABanc.com are owned by vBank. USABanc.com is a legal entity separate and distinct from vBank and its other subsidiaries. Holders of Debentures should look only to USABanc.com for payments on the Debentures. The principal sources of USABanc.com's income are dividends, interest and fees from vBank and USACapital, as its operating subsidiaries. USABanc.com relies primarily on dividends from vBank to meet its obligations for payment of obligations and corporate expenses. There are regulatory limitations, discussed in more detail above, on the payment of dividends directly or indirectly to USABanc.com from vBank. In addition to restrictions on the payment of dividends, vBank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USABanc.com and certain other affiliates, and on investments in their stock or other securities . Such restrictions prevent USABanc.com and such other affiliates from borrowing from vBank unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by vBank are generally limited in amount as to USABanc.com and as to each of such other affiliates to 10% of vBank's capital and surplus and as to USABanc.com and all of such other affiliates to an aggregate of 20% of vBank's capital and surplus.

         Under Board of Governors of the Federal Reserve System policy, USABanc.com is expected to act as a source of financial strength to vBank and to commit resources to support vBank. This support may be required at times when, absent such policy, USABanc.com might not otherwise provide such support. Any capital loans by USABanc.com to vBank are subordinate in right of payment to deposits and to other indebtedness of vBank. In the event of USABanc.com's bankruptcy, any commitment by USABanc.com to a federal bank regulatory agency to maintain the capital of vBank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Under the Federal Deposit Insurance Act, insured depository institutions such as vBank are prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the institution would become "undercapitalized" as such term is used in the statute. Under the Federal Deposit Insurance Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the Federal Deposit Insurance Corporation. Dividend payments by vBank are subject to the Pennsylvania Banking Code. Under the Pennsylvania Banking Code, no dividends may be paid except from "accumulated net earnings," which are, generally, undivided profits. State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of vBank to pay dividends. In addition, bank regulatory agencies have authority to prohibit vBank or USABanc.com from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of vBank or USABanc.com, could be deemed to constitute such an unsafe or unsound practice.

         Because USABanc.com is a holding company, the right of USABanc.com to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, including depositors in the case of vBank, except to the extent USABanc.com may itself be recognized as a creditor of that subsidiary. Accordingly, the Debentures are effectively subordinated to all existing and future liabilities of USABanc.com's subsidiaries, including vBank's deposit liabilities, and all liabilities of any future subsidiaries of USABanc.com. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USABanc.com or any subsidiary, including Senior Indebtedness. See "--Subordination."

Reserve Account

         USABanc.com has established the reserve account in which it deposited $1.9 million from the net proceeds of the sale of the Debentures, an amount equal to two years of interest payments on the Debentures. The amounts deposited there are invested in marketable securities. USABanc.com is required to maintain the reserve account for two years from the date of issuance of the Debentures. Thereafter, funds in the reserve account will be applied to make interest payments on the Debentures until the reserve account is exhausted. USABanc.com may not defer payments of interest on the Debentures during any period where funds are maintained or required to be maintained in the reserve account. Holders of the Debentures have a perfected security interest in the reserve account.

Form, Registration Transfer

         If the Debentures are distributed to the holders of the Capital Securities and common securities, the Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such Debentures are expected to be substantially similar to those in effect for the Capital Securities.

Payment and Paying Agents

         Payment of all amounts with respect to the Debentures, including principal, interest and Additional Sums, will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as USABanc.com may designate from time to time, except that at the option of USABanc.com payment of any interest may be made, except in the case of Debentures in global form, by check mailed to the address of the recipient as such address shall appear in the register for Debentures or by transfer to an account maintained by the recipient as specified in such register; provided, however, that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Debenture will be made to the person in whose name such Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. USABanc.com may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, that USABanc.com will at all times be required to maintain a paying agent in each place of payment for the Debentures.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by USABanc.com in trust, for the payment of any amount with respect to any Debenture, including principal, interest and Additional Sums, and remaining unclaimed for two years after such amount has become due and payable shall, at the request of USABanc.com, be repaid to USABanc.com, and the holder of such Debenture shall thereafter look, as a general unsecured creditor, only to USABanc.com for payment thereof.

Option to Extend Interest Payment Date

         So long as no event of default has occurred and is continuing, USABanc.com will have the right under the Indenture to defer the payment of interest on the Debentures, at any time and from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period; provided, however, that no deferral period shall end on a date other than March 15 or September 15 or extend beyond March 15, 2029. USABanc.com may not defer payments of interest on the Debentures during any period where funds are maintained or required to be maintained in the reserve account. At the end of such deferral period, USABanc.com must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of 9.50%, compounded semi-annually, to the extent permitted by applicable law. During any deferral period, interest will continue to accrue and, if the Debentures have been distributed to holders of the Capital Securities and common securities, holders of Debentures, or holders of the Capital Securities and common securities while the Capital Securities and common securities are outstanding, will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences-- Series A Issue Discount and Interest Income."

         Prior to the termination of any such deferral period, USABanc.com may further extend such deferral period; provided, however, that such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods, end on a date other than March 15 or September 15 or extend beyond March 15, 2029. Upon the termination of any such deferral period and the payment of all amounts then due, USABanc.com may elect to begin a new deferral period, subject to the requirements set forth herein. No interest shall be due and payable during a deferral period, except at the end thereof. USABanc.com must give the property trustee, the administrative trustees and the debenture trustee notice of its election of any deferral period or extension at least five Business Days prior to the earlier of the date the distributions on the Capital Securities and common securities would have been payable except for the election to begin or extend such deferral period or the date the administrative trustees are required to give notice to any securities exchange, automated quotation system or to holders of Capital Securities of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. The debenture trustee shall give notice of USABanc.com's election to begin or extend a new deferral period to the holders of the Capital Securities. There is no limitation on the number of times that USABanc.com may elect to begin a deferral period.

         Although USABanc.com has no current intention to exercise its option to extend the interest payment date and defer payments of interest on the Debentures, you should be aware of what declarations and payments USABanc.com may or may not make during any such deferral period as described under "Description of Series B Securities--Description of Capital
Securities--Distribution."

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

Optional Prepayment

         The Debentures will be prepayable, in whole or in part, at the option of USABanc.com on or after March 15, 2009, subject to USABanc.com having received any required regulatory approval, at a price equal to the percentage of the outstanding principal amount of the Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if prepaid during the 12-month period beginning March 15 of the years indicated below:

Year                                                           Percentage
----                                                           ----------
2009........................................................    104.750%
2010 .......................................................    104.275%
2011 .......................................................    103.800%
2012 .......................................................    103.325%
2013 .......................................................    102.850%
2014 .......................................................    102.375%
2015 .......................................................    101.900%
2016 .......................................................    101.425%
2017 .......................................................    100.950%
2018 .......................................................    100.475%
2019 and thereafter ........................................    100.000%

Special Event Prepayment

         Prior to March 15, 2009, if a Special Event has occurred and is continuing, USABanc.com may, at its option and subject to receipt of any required regulatory approval, prepay the Debentures, in whole but not in part, at any time within 60 days of the occurrence of such Special Event, at a prepayment price equal to the Make-Whole Amount. The "Make-Whole Amount" shall be an amount equal to the greater of 100% of the principal amount of the Debentures or the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Debentures from the prepayment date to March 15, 2009, discounted to the prepayment date on a semi-annual basis at the Adjusted Treasury Rate, as defined below. In addition, the Make-Whole Amount shall include accrued and unpaid interest , if any, to the date of prepayment. The above calculation assumes a 360-day year consisting of twelve 30-day months. If, following the occurrence of a Special Event, USABanc.com exercises its option to prepay the Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of the Capital Securities and common securities at the Special Event redemption price. See "Description of Series B Securities--Description of Capital Securities--Redemption."

         A "Special Event" means an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the case may be.

         An "Investment Company Event" means the receipt by USABanc.com and USA Capital Trust I of an opinion of independent securities counsel experienced in such matters to the effect that as a result of any amendment to, or change, including any announced prospective change, in the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for USABanc.com or any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities and common securities, USA Capital Trust I is, or within 90 days of the date of such opinion will be, considered an Investment Company that is required to be registered under the Investment Company Act.

         A "Regulatory Capital Event" means the receipt by USABanc.com and USA Capital Trust I of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change, including any announced prospective change, in the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory agency for USABanc.com or vBank or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities and common securities, the Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 Capital, or its then equivalent, for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System, or any successor regulatory authority with jurisdiction over bank holding companies, or any capital adequacy guidelines as then in effect and applicable to USABanc.com; provided, however, that the distribution of the Debentures in connection with the liquidation of USA Capital Trust I by USABanc.com shall not in and of itself constitute a Regulatory Capital Event, unless such liquidation shall have occurred in connection with a Tax Event.

         A "Tax Event" means the receipt by USABanc.com and USA Capital Trust I of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities and common securities, there is more than an insubstantial risk that:

                  o USA Capital Trust I is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures;

                  o the interest payable by USABanc.com on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by USABanc.com, in whole or in part, for United States federal income tax purposes; or

                  o USA Capital Trust I is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Adjusted Treasury Rate" means, with respect to a prepayment date, the rate per annum equal to the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life, as defined below; provided, however, that if no maturity is within three months before or three months after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month. If such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such prepayment date, plus 325 basis points.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to a prepayment date the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or, if the debenture trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by USABanc.com.

         "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York, New York selected by USABanc.com.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the prepayment date, the average, as determined by the debenture trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the debenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third Business Day preceding such prepayment date.

         "Remaining Life" means the term of the Debentures from the prepayment date to the Stated Maturity Date.

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         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Debentures to be prepaid at its registered address. Unless USABanc.com defaults in payment of the prepayment price, on the prepayment date interest shall cease to accrue on such Debentures called for prepayment.

         If USA Capital Trust I is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, USABanc.com will pay "Additional Sums," which shall mean any additional amounts on the Debentures as may be necessary in order that the amount of distributions then due and payable by USA Capital Trust I on the outstanding the Capital Securities and common securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which USA Capital Trust I has become subject as a result of a Tax Event.

Covenants of USABanc.com

         In the event USABanc.com:

                  o has actual knowledge that there has occurred any event which is, or with the giving of notice or the lapse of time, or both, would be, an event of default and in respect of which USABanc.com has not taken reasonable steps to cure;

                  o is in default with respect to its payment of any obligations under the Guarantee; or

                  o has given notice of its election to exercise its right to commence a deferral period as provided in the Indenture and such deferral period, or any extension thereof, shall have commenced and be continuing;

then USABanc.com has covenanted that it shall not:

                  o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of USABanc.com's capital stock;

                  o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of USABanc.com, including any other junior subordinated debentures to be issued by USABanc.com that rank pari passu with or junior in right of payment to the Debentures; or

                  o make any guarantee payments with respect to any guarantee by USABanc.com of the debt securities of any subsidiary of USABanc.com, including any other guarantees to be issued by USABanc.com, if such guarantee ranks pari passu with or junior in right of payment to the Debentures.

         The foregoing covenants, however, do not prohibit:

                  o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of USABanc.com;

                  o any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                  o        payments under the Guarantee;

                  o a reclassification of USABanc.com's capital stock or the exchange or conversion of one class or series of USABanc.com's capital stock for another class or series of USABanc.com's capital stock;

                  o the purchase of fractional interests in shares of USABanc.com's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

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


                  o purchases of common stock of USABanc.com related to the issuance of common stock or rights under any of USABanc.com's benefit plans for its Directors, officers or employees or any of USABanc.com's dividend reinvestment plans.

         In addition, so long as the Capital Securities and common securities remain outstanding, USABanc.com has covenanted to:

                  o directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any permitted successor of USABanc.com under the Indenture may succeed to USABanc.com's ownership of such common securities;

                  o use commercially reasonable efforts to cause USA Capital Trust I to:

                  o remain a business trust, except in connection with the distribution of Debentures to the holders of the Capital Securities and common securities in liquidation of USA Capital Trust I, the redemption of all of the Capital Securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by USA Capital Trust I Agreement; and

                  o otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes;

                  o use commercially reasonable efforts to cause each holder of the Capital Securities and common securities to be treated as owning an undivided beneficial interest in the Debentures; and

                  o refrain from, as sponsor of USA Capital Trust I, or prohibit, as holder of the common securities, the dissolution, winding up or liquidation of USA Capital Trust I, except as provided in the Declaration of Trust.

Modification of Indenture

         From time to time USABanc.com and the debenture trustee may, without the consent of the holders of Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies; provided, however, that any such action does not materially adversely affect the interest of the holders of Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting USABanc.com and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of Debentures, to modify the Indenture in a manner affecting the rights of the holders of Debentures; provided, however, that no such modification may, without the consent of the holders of each outstanding Debenture so affected:

                  o change the stated maturity date of March 15, 2029, or reduce the principal amount of the Debentures or reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest except pursuant to their right under the Indenture to defer the payment of interest as described under "--Option to Extend Interest Payment Date;"

                  o make the principal of, or interest or premium on, the Debentures payable in any coin or currency other than that provided in the Debentures;

                  o impair or affect the right of any holder of Debentures to institute suit for the payment thereof, or

                  o reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture.

Debenture Events of Default

         The Indenture provides that any one or more of the following described events with respect to the Debentures constitutes an "event of default," whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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


                  o failure for 30 days to pay any interest, Additional Sums or Liquidated Damages, if any, on the Debentures or all other junior subordinated debentures to be issued by USABanc.com when due, subject to the deferral of any due date in the case of a deferral period with respect to the Debentures or all other junior subordinated debentures to be issued by USABanc.com as the case may be;

                  o failure to pay any principal or premium, if any, on the Debentures or all other junior subordinated debentures to be issued by USABanc.com when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise;

                  o failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to USABanc.com from the debenture trustee or to USABanc.com and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of Debentures; or

                  o events related to bankruptcy, insolvency or reorganization of USABanc.com.

         The holders of a majority in aggregate outstanding principal amount of the Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Debentures may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul such declaration and waive the default if the default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal, or premium, if any or interest, including Additional Sums and compounded interest, if any, unless such default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.

         The Indenture requires the annual filing by USABanc.com with the debenture trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the debenture trustee may withhold notice of an event of default from the holders of the Debentures if the debenture trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Capital Securities

         If an event of default shall have occurred and be continuing and shall be attributable to the failure of USABanc.com to pay amounts with respect to the Debentures on the due date, a holder of Capital Securities may, to the extent permitted by applicable law, institute a direct action. USABanc.com may not amend the Indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by USABanc.com in connection with a direct action, USABanc.com shall remain obligated to pay the principal of, or premium, if any, or interest, including Additional Sums and compounded interest, if any, or Liquidated Damages, if any, on the Debentures, and USABanc.com shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by USABanc.com to such holder in any direct action.

         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Debentures, unless there shall have been an event of default under the Declaration of Trust . See "Description of Series B Securities--Description of Capital Securities--Events of Default; Notice."

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

Consolidation, Merger, Sale of Assets and Other Transactions

         The Indenture provides that USABanc.com shall not consolidate with or merge into any other person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into USABanc.com or convey, transfer or lease its properties as an entirety or substantially as an entirety to USABanc.com, unless:

                  o in case USABanc.com consolidates with or merges into another person or conveys or transfers its properties as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes USABanc.com's obligations under the Indenture with respect to the Debentures;

                  o immediately after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

                  o certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving USABanc.com that may adversely affect holders of the Debentures.

Satisfaction and Discharge

         The Indenture provides that when, among other things, all Debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year, and USABanc.com deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the debenture trustee for cancellation, for the principal, and premium, if any, and interest, including Additional Sums and compounded interest, if any, to the date of the prepayment or to March 15, 2029, as the case may be, then the Indenture will cease to be of further effect, except as to USABanc.com's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein, and USABanc.com will be deemed to have satisfied and discharged the Indenture.

Subordination

         In the Indenture, USABanc.com has covenanted and agreed that any Debentures issued thereunder will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of USABanc.com, all senior indebtedness must be paid in full before the holders of Debentures will be entitled to receive or retain any payment in respect thereof, including any payment from the reserve account.

         In the event of the acceleration of the maturity of Debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Debentures will be entitled to receive or retain any payment in respect of the Debentures.

         No payments on account of principal, or premium, if any, or interest, including Additional Sums and compounded interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness, or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" shall mean:


                  o        every obligation of  USABanc.com for money borrowed;

                  o every obligation of USABanc.com evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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


                  o every reimbursement obligation of USABanc.com with respect to letters of credit, banker's acceptances or similar facilities issued for the account of USABanc.com;

                  o every obligation of USABanc.com issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

                  o        every capital lease obligation of  USABanc.com;

                  o all indebtedness of USABanc.com whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

                  o every obligation of the type referred to above of another Person and all dividends of another Person the payment of which, in either case, USABanc.com has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the  Debentures" shall mean

                  o Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks equally with and not prior to the Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of USABanc.com; and

                  o all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than USA Capital Trust I, or a trustee of such trust, partnership or other entity affiliated with USABanc.com that is a financing vehicle of USABanc.com, in connection with the issuance by such financing vehicle of equity securities or other securities guaranteed by USABanc.com pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.

         "Indebtedness Ranking Junior to the Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to the Debentures, and any other Indebtedness Ranking on a Parity with the Debentures, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of USABanc.com. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         USABanc.com is a bank holding company and almost all of the operating assets of USABanc.com are owned by vBank and USACapital. USABanc.com relies primarily on dividends from vBank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. USABanc.com is a legal entity separate and distinct from vBank. Holders of Debentures should look only to USABanc.com for payments on the Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to USABanc.com from its subsidiaries. See "--General." In addition, vBank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, USABanc.com and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent USABanc.com and such other affiliates from borrowing from vBank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by vBank are generally limited in amount as to USABanc.com and as to each of such other affiliates to 10% of vBank's capital and surplus and as to USABanc.com and all of such other affiliates to an aggregate of 20% of vBank's capital and surplus. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of USABanc.com's subsidiaries.

         Because USABanc.com is a bank holding company, the right of USABanc.com to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, and thus the ability

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


of holders of the Capital Securities to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, including depositors in the case of vBank, except to the extent USABanc.com may itself be recognized as a creditor of that subsidiary. At December 31, 1998, vBank had total liabilities of $203,000, excluding liabilities owed to USABanc.com. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of USABanc.com's subsidiary, including vBank's deposit liabilities, and all liabilities of any future subsidiaries of USABanc.com. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of USABanc.com or any subsidiary, including Senior Indebtedness.

Restrictions on Transfer

         The Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess of that amount. Any attempted transfer of Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Debentures for any purpose, including but not limited to the receipt of payments on such Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Debentures.

Governing Law

         The Indenture and the Debentures are governed by and will be construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

         Following the exchange offer and the qualification of the Indenture under the Trust Indenture Act, the debenture trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture.

                            Description of Guarantee

         The Guarantee was executed and delivered by USABanc.com concurrently with the issuance by USA Capital Trust I of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. Wilmington Trust Company will act as guarantee trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act upon effectiveness of the exchange offer Registration Statement. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The guarantee trustee holds the Guarantee for the benefit of the holders of the Capital Securities.

General

         USABanc.com has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that USA Capital Trust I may have or assert other than the defense of payment, the following payments with respect to the Capital Securities, to the extent not paid by or on behalf of USA Capital Trust I, pursuant to the Guarantee:

                  o any accumulated and unpaid distributions required to be paid on the Capital Securities, to the extent that USA Capital Trust I has funds on hand legally available at such time;

                  o the applicable redemption price with respect to the Capital Securities called for redemption, to the extent that USA Capital Trust I has funds on hand legally available at such time; and

                  o upon a voluntary or involuntary dissolution, winding-up or liquidation of USA Capital Trust I, other than in connection with the distribution of the Debentures to holders of the Capital Securities or the redemption of all Capital Securities, the lesser of the liquidation distribution, to the extent USA Capital Trust I has funds legally available therefor at the time, and he amount of assets of USA Capital Trust I remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of USA Capital Trust I as required by applicable law.

USABanc.com's obligation to make payment under the Guarantee may be satisfied by direct payment of the required amounts by USABanc.com to the holders of the Capital Securities or by causing USA Capital Trust I to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of USA Capital Trust I's obligations under the Capital Securities, but will apply only to the extent that USA Capital Trust I has funds sufficient to make such payments. If USABanc.com does not make interest payments on the Debentures held by USA Capital Trust I, USA Capital Trust I will not be able to pay the distributions on the Capital Securities and will not have funds legally available for payment. See "Relationship Among the Capital Securities, the Debentures and the Guarantee."

         The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because USABanc.com is a holding company, the right of USABanc.com to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent USABanc.com may itself be recognized as a creditor of that subsidiary. Accordingly, USABanc.com's obligations under the Guarantee effectively are subordinated to all existing and future liabilities of USABanc.com's subsidiaries, including vBank's deposit liabilities, and all liabilities of any future subsidiaries of USABanc.com. Claimants should look only to the assets of USABanc.com for payments under the Guarantee. See "Description of Series B Securities--Description of the Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of USABanc.com, including Senior Indebtedness, whether under the Indenture, any other indenture that USABanc.com may enter into in the future or otherwise.

         USABanc.com has, through the Guarantee, the Declaration of Trust , the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of USA Capital Trust I's obligations under the Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of USA Capital Trust I's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Debentures and the Guarantee."

Status of the Guarantee

         The Guarantee constitutes an unsecured obligation of USABanc.com and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Debentures. See "Description of Series B Securities--Description of Debentures--Subordination." In addition, because USABanc.com is a holding company, the right of USABanc.com to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary, including depositors of vBank, except to the extent USABanc.com may itself be recognized as a creditor of such subsidiary. Accordingly, USABanc.com's obligations under the Guarantee effectively are subordinated to all existing and future liabilities of USABanc.com's present and future subsidiaries, including the depositors of vBank. As a result, claimants should look only to the assets of USABanc.com for payments under the Guarantee. See "Description of Series B Securities--Description of Debentures--General." The Guarantee ranks pari passu with all other guarantees issued by USABanc.com with respect to preferred beneficial interests, if any issued by other trusts to be established by USABanc.com similar to USA Capital Trust I.

         The Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by USABanc.com or any of its subsidiaries. USABanc.com expects from time to time that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities.

         The Guarantee will constitute a guarantee of payment and not of collection. As a result, the guaranteed party may institute a legal proceeding directly against USABanc.com to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged, except by full payment under the Guarantee to the extent not paid by USA Capital Trust I or upon distribution to the holders of the Capital Securities of the Debentures.

Events of Default

         An event of default under the Guarantee will occur upon the failure of USABanc.com to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment

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USABanc.com shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against USABanc.com to enforce its rights to payment of principal and interest under the Guarantee without first instituting a legal proceeding against USA Capital Trust I, the guarantee trustee or any other person or entity.

         USABanc.com, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not USABanc.com is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities, in which case no vote will be required, the Guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Series B Securities--Description of Capital Securities--Voting Rights; Amendment of the Declaration of Trust ." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of USABanc.com and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of all outstanding Capital Securities, upon full payment of the liquidation amount payable upon liquidation of USA Capital Trust I or upon distribution of Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Information Concerning the Guarantee Trustee

         The guarantee trustee, other than during the occurrence and continuance of a default by USABanc.com in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

         The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF SERIES A SECURITIES

         The terms of the Series A Securities are identical in all material respects to the terms of the Series B Securities, except that:

                  o the Series A Securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the Registration Rights Agreement, which rights will terminate upon consummation of the exchange offer;

                  o the Series B Capital Securities will not provide for any increase in the distribution rate thereon; and

                  o the Series B Debentures will not provide for any increase in the interest rate thereon.

The Series A Securities provide that, in the event that a registration statement relating to the exchange offer has not been filed by August 6, 1999 and declared effective by September 6, 1999, or, in certain limited circumstances, in the event a shelf registration statement with respect to the resale of the Series A Capital Securities is not declared

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effective by September 6, 1999, then interest will accrue, in addition to the stated interest rate on the Series A Debentures at the rate of 0.25% per annum on the principal amount of the Series A Debentures and distributions will accrue, in addition to the stated distribution rate on the Series A Capital Securities, at the rate of 0.25% per annum on the liquidation amount of the Series A Capital Securities, for the period from the occurrence of such event until such time as such required exchange offer is consummated or any required shelf registration statement is effective. The Exchange Securities are not, and upon consummation of the exchange offer the Series A Securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of Series A Capital Securities should review the information set forth under "Risk Factors--Risks Related to the Capital Securities and the Debentures--Consequences of a Failure to Exchange Series A Capital Securities" and "Description of Series B Securities."

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                          DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of distributions and other amounts due on the Capital Securities, to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions, are irrevocably guaranteed by USABanc.com as and to the extent set forth under "Description of Series B Securities--Description of Guarantee." Taken together, USABanc.com's obligations under the Debentures, the Indenture, the Declaration of Trust and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of USA Capital Trust I's obligations under the Capital Securities. If and to the extent that USABanc.com does not make the required payments on the Debentures, USA Capital Trust I will not have sufficient funds to make the related payments, including distributions, on the Capital Securities. The Guarantee does not cover any such payment when USA Capital Trust I does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a direct action. The obligations of USABanc.com under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because:

                  o the aggregate principal amount or prepayment price of the Debentures is equal to the sum of the liquidation amount or redemption Price, as applicable, of the Capital Securities and common securities;

                  o the interest rate and interest and other payment dates on the Debentures match the distribution rate and distribution and other payment dates for the Capital Securities and common securities;

                  o USABanc.com, as sponsor, shall pay for all and any costs, expenses and liabilities of USA Capital Trust I except USA Capital Trust I's obligations to holders of the Capital Securities and common securities under such the Capital Securities and common securities; and

                  o the Declaration of Trust provides that USA Capital Trust I is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Capital Securities

         A holder of any Capital Security may institute a legal proceeding directly against USABanc.com to enforce its rights under the Guarantee without first instituting a legal proceeding against the guarantee trustee, USA Capital Trust I or any other person or entity.

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         A default or event of default under any Senior Indebtedness would not constitute a default or an event of default under the Declaration of Trust. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Debentures would constitute an event of default under the Declaration of Trust.

Limited Purpose of USA Capital Trust I

         USA Capital Trust I exists for the sole purpose of issuing and selling the Capital Securities and common securities, using the proceeds from the sale of the Capital Securities and common securities to acquire the Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The Capital Securities represent beneficial ownership interests in USA Capital Trust I. A principal difference between the rights of a holder of Capital Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from USABanc.com the principal amount of, and premium, if any, and interest on Debentures held, while a holder of Capital Securities is entitled to receive distributions from USA Capital Trust I, or in certain circumstances, from USABanc.com under the Guarantee, if and to the extent USA Capital Trust I has funds on hand legally available for the payment of such distributions.

Rights Upon Termination

         Unless the Debentures are distributed to holders of the Capital Securities and common securities, upon any voluntary or involuntary termination, winding-up or liquidation of USA Capital Trust I, after satisfaction of the liabilities of creditors of USA Capital Trust I as required by applicable law, the holders of the Capital Securities and common securities will be entitled to receive, out of assets held by USA Capital Trust I, the liquidation distribution in cash. See "Description of Series B Securities--Description of Capital Securities--Liquidation of USA Capital Trust I and Distribution of Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of USABanc.com, the property trustee, as holder of the Debentures, would be a subordinated creditor of USABanc.com, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any stockholders of USABanc.com receive payments or distributions. Since USABanc.com is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of USA Capital Trust I, other than USA Capital Trust I's obligations to the holders of its the Capital Securities and common securities, the positions of a holder of Capital Securities and a holder of Debentures relative to other creditors and to stockholders of USABanc.com in the event of liquidation or bankruptcy of USABanc.com are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. The statements of law and legal conclusions set forth in the summary regarding the tax consequences to the beneficial owners of Capital Securities represent the opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, special federal income tax counsel to USABanc.com and USA Capital Trust I. This summary and the tax opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. The summary does not address all tax consequences that may be applicable to beneficial owners of the Capital Securities and does address the tax consequences to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, Non-U.S. Holders, as defined below, engaged in a U.S. trade or business or persons or entities that hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, the Treasury regulations promulgated under the Internal Revenue Code and administrative and judicial interpretations , as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Klehr, Harrison, Harvey, Branzburg & Ellers LLP are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings are expected to be sought

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

from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

Exchange of Capital Securities

         The exchange of Series A Capital Securities for Series B Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Series A Capital Securities for Series B Capital Securities pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the Series B Capital Securities should not be considered to differ materially in kind or extent from the Series A Capital Securities and because the exchange will occur by operation of the terms of the Series A Capital Securities. If, however, the exchange of the Series A Capital Securities for the Series B Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the Series B Capital Securities should have the same issue price as the Series A Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Series B Capital Securities as the holder had in the Series A Capital Securities immediately before the exchange.

Classification of the  Debentures

         USABanc.com has taken the position that the Debentures should be classified for United States federal income tax purposes as indebtedness of USABanc.com. USABanc.com, USA Capital Trust I and the holders of the Capital Securities, by acceptance of a beneficial interest in a Capital Security, have agreed to treat the Debentures as indebtedness of USABanc.com for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of USABanc.com for United States federal income tax purposes.

Classification of  USA Capital Trust I

         In connection with the issuance of the Series A Capital Securities, Klehr, Harrison, Harvey, Branzburg & Ellers LLP rendered an opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration of Trust and the Indenture, and certain other documents, and based on certain facts and assumptions contained in such opinion, USA Capital Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided beneficial interest in the Debentures, and thus, each holder is required to include in its gross income its pro rata share of interest income or original issue discount that is paid or accrued on the Debentures.

Original Issue Discount and Interest Income

         Under the Indenture, so long as no event of default exists and no funds are on deposit in the reserve account, USABanc.com has the right to defer the payment of interest on the Debentures at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period; provided, however, that no deferral period shall end on a date other than March 15 or September 15 or extend beyond March 15, 2029. Under federal income tax regulations, all interest payable on the Debentures will be treated as "Original Issue Discount," unless the Indenture or Debentures contain terms or conditions that make the exercise of the deferral option remote. Although in recent years, USABanc.com has paid stock dividends on its common stock, it has not paid cash dividends and it does not have a policy of continuing to pay dividends on its common stock. Accordingly, the covenant in the Indenture prohibiting USABanc.com from paying cash dividends during a deferral period does not provide an effective deterrent to USABanc.com's exercise of the deferral option. In addition, USABanc.com is not prohibited from exercising its deferral option after the reserve account is exhausted. As a result, Klehr, Harrison, Harvey, Branzburg & Ellers LLP is unable to conclude that the Indenture or the Debentures contain terms or conditions that make the exercise of the deferral option remote. Accordingly, a holder will recognize income, in the form of OID, on a daily basis under a constant yield method over the term of the Debentures, including during any deferral period, during which USABanc.com would not make actual cash payments), regardless of the receipt of cash with respect to the period to which such income is attributable. Actual distributions of stated interest would not be includable in income. The amount of OID that accrues in any semi-annual period, other than a deferral period, will equal approximately the amount of the interest that accrues on the Debentures in that semi-annual period at the stated interest rate. One of the potential consequences of including in income OID on the Debentures is that, if the interest payment period is extended, holders will include OID in gross income in advance of the receipt of cash, and any holders who dispose of the Capital Securities prior to the record date

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


for the payment of distributions following such deferral period will have included the OID in gross income, but will not have received any cash related thereto from USABanc.com and the amount the holder received on such disposition may or may not appropriately reflect the amount of accrued OID. See "--Sales of Capital Securities."

         Because income on the Capital Securities will constitute OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Distribution of  Debentures or Cash upon Liquidation of  USA Capital Trust I

         USABanc.com has the right at any time to liquidate USA Capital Trust I and cause the Debentures to be distributed to the holders of the Capital Securities and common securities. Under current law, such a distribution, for United States federal income tax purposes, would be nontaxable and would result in the holder receiving directly its pro rata share of the Debentures previously held indirectly through USA Capital Trust I, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of USA Capital Trust I were to occur because USA Capital Trust I is subject to United States federal income tax with respect to income accrued or received on the Debentures, the distribution of the Debentures to holders by USA Capital Trust I would be a taxable event to USA Capital Trust I and each holder, and the holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Debentures it received upon liquidation of USA Capital Trust
I. A holder will include interest in income in respect of the Debentures received from USA Capital Trust I in the manner described above under "--Series A Issue Discount and Interest Income."

         Under certain circumstances described under "Description of Series B Securities--Description of Capital Securities", the Debentures may be prepaid for cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities, including a redemption of the Capital Securities by USABanc.com for cash, will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities, other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments, if any, received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss. Capital Securities constituting a capital asset which are acquired by an individual and held for more than 12 months are accorded a maximum United States federal capital gains tax rate of 20%, or rate of 10% if the individual taxpayer is in the 15% tax bracket. In tax years beginning after December 31, 2000, the 20% rate drops to 18%, and the 10% drops to 8%, for capital assets acquired after December 31, 2000 and held more than five years; however, the requirement that the capital asset be acquired after December 31, 2000 does not apply to the 8% rate.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid OID on the Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, which will include all accrued but unpaid OID, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-U.S. Holders

         For purposes of this discussion, a "Non-U.S. Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident, or is treated as a citizen or individual resident, of the United States for federal income tax purposes, a corporation or partnership, except in the case of a partnership to the extent provided in Regulations, created or organized in or under the laws of

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the United States or any political subdivision thereof, or an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source; or a trust if, and only if, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws payments by USA Capital Trust I or any of its paying agents to any holder of a Capital Security who or which is a Non-U.S. Holder will not be subject to United States federal withholding tax; provided, however, that

                  o the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of USABanc.com entitled to vote;

                  o the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to USABanc.com through stock ownership; and

                  o either the beneficial owner of the Capital Security certifies to USA Capital Trust I or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business and holds the Capital Security in such capacity, certifies to USA Capital Trust I or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by such financial institution between it and the beneficial owner and furnishes USA Capital Trust I or its agent with a copy thereof. Final Treasury Regulations would provide alternative methods for satisfying these certification requirements, which are to be effective for certain payments made to Non-U.S. Holders after December 31, 1999.

Furthermore, under present federal income tax laws, a Non-U.S. Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

Information Reporting to Holders

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                              ERISA CONSIDERATIONS

         Each of USABanc.com, as the obligor with respect to the Debentures held by USA Capital Trust I, its affiliates and the property trustee may be considered a "party in interest" ERISA or a "disqualified person" under Section 4975 of the Internal Revenue Code with respect to many plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Capital Securities by a plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Internal Revenue Code and with respect to which USABanc.com, the property trustee or any affiliate is a service provider or otherwise is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as a Prohibited Transaction Class Exemption for transactions:

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                  o        as determined by an independent qualified
                           professional asset manager (PTCE 84-14);

                  o        involving banks' collective investment funds
                           (PTCE 91-38);

                  o involving insurance company pooled separate accounts (PTCE 90-1);

                  o involving types of insurance company general accounts (PTCE 95-60); or

                  o        as determined by an in-house asset manager
                           (PTCE 96-23).

Accordingly, each purchaser of Capital Securities, by its acceptance thereof, shall be deemed to have represented to USABanc.com, USA Capital Trust I and the initial purchaser either that it is not a plan, a trustee or other person acting on behalf of a plan or any other person or entity using the assets of any plan to finance such purchase, or that such purchase will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which there is no applicable statutory or administrative exemption. In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of USA Capital Trust I may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the Debentures may become fiduciaries parties in interest or disqualified persons with respect to investing plans. Accordingly, each investing plan, by purchasing the Capital Securities, will be deemed to have directed USA Capital Trust I to invest in the Debentures and to have consented to the appointment of the property trustee. In this regard, it should be noted that, in an event of default, USABanc.com may not remove the property trustee without the approval of a majority of the holders of the Capital Securities.

         A Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether such a delegation of authority is consistent with the terms of the plan's governing instrument or any investment management agreement with the plan. Further, prior to an event of default with respect to the Debentures, the property trustee will have only limited custodial and ministerial authority with respect to Trust assets.

         The sale of investments to plans is in no respect a representation by USA Capital Trust I, USABanc.com, the property trustee, the initial purchaser or any other person associated with the sale of the Capital Securities that such securities meet all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such securities are otherwise appropriate for plans generally or any particular plan. Any purchaser proposing to acquire Capital Securities with assets of any plan should consult with its counsel.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Series B Capital Securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Capital Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of Series B Capital Securities received in exchange for Series A Capital Securities if such Series A Capital Securities were acquired by such participating broker-dealers for their own accounts as a result of market-making activities or other trading activities. USABanc.com and USA Capital Trust I have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such Series B Capital Securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described herein or, if earlier, when all such Series B Capital Securities have been disposed of by such participating broker-dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Series B Capital Securities received in exchange for Series A Capital Securities pursuant to the exchange offer must notify USABanc.com or USA Capital Trust I, or cause USABanc.com or USA Capital Trust I to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of Series B Capital Securities."

         USABanc.com or USA Capital Trust I will not receive any cash proceeds from the issuance of the Series B Capital Securities offered hereby. Series B Capital Securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Capital Securities.

         Any broker-dealer that resells Series B Capital Securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such Series B Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

         Certain matters of Delaware law relating to the validity of the Series B Capital Securities and the creation of USA Capital Trust I will be passed upon on behalf of USA Capital Trust I by Richards, Layton & Finger, special Delaware counsel to USA Capital Trust I and USABanc.com. The validity of the Series B Guarantee and the Series B Debentures will be passed upon for USABanc.com by Klehr, Harrison, Harvey, Branzburg & Ellers LLP. Certain matters relating to United States federal income tax considerations will be passed upon for USABanc.com by Klehr, Harrison, Harvey, Branzburg & Ellers LLP.

                       WHERE YOU CAN FIND MORE INFORMATION

         USABanc.com files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in compliance with the information reporting requirements of the Exchange Act. You may read and copy any document that USABanc.com files with the Securities and Exchange Commission at the following locations:

Public Reference Room              New York Regional Office               Chicago Regional Office
450 Fifth Street, N.W.               7 World Trade Center                     Citicorp Center
      Room 1024                           Suite 1300                      500 West Madison Street
Washington, DC 20549                  New York, NY 10048                        Suite 1400
                                                                            Chicago, IL 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. USABanc.com's filings are also available to the public from commercial document retrieval services and from the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         Separate financial statements of USA Capital Trust I are not included in this prospectus. We do not believe that such financial statements are helpful because USA Capital Trust I is a newly formed special purpose entity; USA Capital Trust I has no operating history or independent operations; and USA Capital Trust I is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the Debentures, issuing the Capital Securities and common securities and engaging in incidental activities. See "USA Capital Trust I." In addition, USABanc.com does not expect that USA Capital Trust I will file reports and other information under the Exchange Act with the Securities and Exchange Commission.

         This prospectus is part of a registration statement filed by USABanc.com and USA Capital Trust I with the Securities and Exchange Commission under the Securities Act. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. You should review the registration statement and the exhibits filed with such registration statement for further information regarding USABanc.com, USA Capital Trust I and the Series B Capital Securities being offered by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the Securities and Exchange Commission at the addresses listed above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                USABANC.COM, INC.
                         (formerly USABancShares, Inc.)

                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants........................   F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997..............   F-3

Consolidated Statements of Operations  as of December 31, 1998 and 1997...   F-4

Consolidated  Statement of Changes in  Stockholders' Equity
   and Comprehensive Income as of December 31, 1998 and 1997..............   F-5

Consolidated Statements of Cash Flows.....................................   F-6

Notes to Consolidated Financial Statements................................   F-7

Consolidated Balance Sheets as of December 31, 1998
   and March 31, 1999 (unaudited) ........................................  F-32

Consolidated Statements of Income for the three months ended
   March 31, 1999 and 1998 (unaudited) ...................................  F-33

Consolidated Statements of Comprehensive Income for the three months ended March 31, 1999 and 1998 (unaudited) .............................  F-34

Consolidated Statement of Changes in Stockholders' Equity for the
three months ended March 31, 1999 (unaudited) ............................  F-35

Consolidated Statements of Cash Flows for the three months ended
   March 31, 1999 and 1998 (unaudited) ...................................  F-36

Notes to Consolidated Financial Statements................................  F-37

               Report of Independent Certified Public Accountants


Board of Directors
USABanc.com, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of USABanc.com, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USABanc.com, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 22, 1999 (except for
Note 21, as to which the
Date is June 15, 1999)

                       USABanc.com, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS


                                                                                              December 31,
                                                                                  -------------------------------------
                                                                                  (in thousands, except per share data)
                                     ASSETS                                             1998                 1997
                                                                                  ----------------     ----------------
Cash and due from banks.........................................................     $  1,335               $   833
Interest bearing deposit with banks.............................................        7,706                 3,975
Investment securities available for sale........................................       28,389                 9,035
Investment securities held to maturity (fair market value of $15,951 and
   $15,644 in 1998 and 1997, respectively) .....................................       15,755                15,419
FHLB Stock......................................................................        3,523                   900
Loans receivable, net...........................................................      102,138                56,002
Premises and equipment, net.....................................................        2,023                 1,153
Accrued interest receivable.....................................................        1,633                   847
Other real estate ..............................................................           66                    --
Goodwill, net...................................................................           69                    80
Deferred income taxes...........................................................          573                   163
Other assets....................................................................        1,896                   919
                                                                                     --------               -------
      Total assets..............................................................     $165,106               $89,326
                                                                                     ========               =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Demand......................................................................     $  1,439               $   257
    NOW.........................................................................          846                   688
    Money Market................................................................        2,345                 4,802
    Savings and passbook .......................................................        5,281                 2,019
    Time........................................................................      104,476                62,708
      Total deposits ...........................................................      114,387                70,474
Borrowings......................................................................       35,305                12,638
Accrued interest payable .......................................................          399                    75
Accrued expenses and other liabilities .........................................        1,418                   773
                                                                                     --------               -------
      Total liabilities ........................................................     $151,509               $83,960
                                                                                     ========               =======

                             STOCKHOLDERS' EQUITY

Preferred stock $1.00 par value, 5,000,000 shares authorized, no shares issued and outstanding in 1998 and 1997
Common stock $1.00 par value, 10,000,000 shares authorized, 4,014,784 shares issued and outstanding  in 1998; 1,627,614 shares issued and outstanding in
   1997 and 216,460 shares of converted and unissued Class B common stock  in
   1998; 162,762 converted and unissued 1997....................................        4,232                   814
Additional paid-in capital......................................................        8,567                 4,828
Accumulated (deficit) earnings..................................................        1,112                  (378)
Accumulated other comprehensive income..........................................         (314)                  102
      Total stockholders' equity................................................       13,597                 5,366
                                                                                     ========               =======
      Total liabilities and  stockholders' equity..............................      $165,106               $89,326
                                                                                     ========               =======

        The accompanying notes are an integral part of these statements.

                       USABanc.com, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                          Year ended  December 31,
                                                                                  -------------------------------------
                                                                                        1998                 1997
                                                                                  ---------------       ---------------
                                                                                  (in thousands, except per share data)
Interest income:
    Loans.......................................................................      $ 9,028               $3,090
    Investment securities.......................................................        3,015                1,637
    Interest  bearing deposits with banks and other.............................          309                  152
         Total interest income..................................................       12,352                4,879
Interest expense:
    Deposits....................................................................        5,266                2,285
     Other borrowings...........................................................        1,188                  245
         Total interest expense.................................................        6,454                2,530
         Net interest income....................................................        5,898                2,349
Provision for possible loan losses..............................................          510                  415

         Net interest income after provision for
               possible loan losses.............................................        5,388                1,934
 Other income:
     Service charges on deposit accounts........................................           94                   26
    Gain on sale of securities..................................................          378                  127
    Brokerage operations........................................................          141                  102
    Other income................................................................          146                   59
         Total other income.....................................................          759                  314
                                                                                      -------               ------
Other expenses:
    Salaries and employee benefits..............................................        1,539                1,345
    Net occupancy expense.......................................................          523                  202
    Professional fees...........................................................          275                  175
    Office expenses.............................................................          270                  120
    Data processing fees........................................................          199                  115
    Advertising expense.........................................................          177                   62
    Goodwill amortization.......................................................           10                    8
    Other operating expenses....................................................          707                  430
                                                                                      -------               ------
         Total other expense....................................................        3,700                2,457
                                                                                      -------               ------
         Income (loss) before income  tax expense...............................        2,447                 (209)
Income tax expense:.............................................................          957                   17
Net income (loss)...............................................................      $ 1,490               $ (226)
Net income (loss) per share - basic (1).........................................      $  0.38               $(0.10)
Net income (loss) per share - diluted (1).......................................      $   .35               $(0.10)

(1) 1998 and 1997 per share amounts have been restated to reflect a 33% stock dividend paid August 17, 1998 and a two-for-one stock split effected in the form of a dividend paid on June 15, 1999.

        The accompanying notes are an integral part of these statements.

                       USABanc.com, Inc. and Subsidiaries
                      Consolidated Statement of Changes in
                 Stockholders' Equity and Comprehensive Income


                                                                                            Unearned         Accumulated
                                                           Additional     Accumulated     compensation         other
                                                Common       paid-in       (deficit)        Class B        comprehensive
                                                 stock       capital        earnings      Common Stock         income
                                                -------    ----------     -----------     ------------     -------------
                                                                                      (in thousands)
Balance, January 1, 1997..................     $  597        $4,878         $ (152)          $(425)           $  (2)
    Net loss..............................         --            --           (226)             --               --
    Other comprehensive income,
       net of reclassification adjustments
       and taxes..........................         --            --             --              --              104

    Total comprehensive loss..............
    Stock issued to acquire Knox Financial          8            67             --              --               --
    33% common stock dividend.............        200          (200)            --              --               --
    Conversion of Class B common stock....          9            83             --              --               --
    Amortization of unearned compensation
       Class B common stock...............         --            --             --             425               --
                                               ------        ------         ------           -----            -----

Balance, December 31, 1997................        814         4,828           (378)             --              102
    Net income............................         --            --          1,490              --               --
    Other comprehensive loss,
       net of reclassification adjustments
       and taxes..........................         --            --             --              --             (416)

    Total comprehensive income............
    Private placement offering............        769         6,341             --              --               --
    Exercise of stock options ............          9            38             --              --
    33% stock dividend....................        524          (524)
    100% stock dividend...................      2,116        (2,116)            --              --               --
                                               ------        ------         ------           -----            -----

Balance, December 31, 1998................     $4,232        $8,567         $1,112           $  --            $(314)



                                                   Total
                                                stockholders'  Comprehensive
                                                   equity      income (loss)
                                               -------------   -------------

Balance, January 1, 1997..................       $ 4,896
    Net loss..............................          (226)         $ (226)
    Other comprehensive income,
       net of reclassification adjustments
       and taxes..........................           104             104
                                                 -------
    Total comprehensive loss..............                        $ (122)
    Stock issued to acquire Knox Financial            75
    33% common stock dividend.............            --
    Conversion of Class B common stock....            92
    Amortization of unearned compensation
       Class B common stock...............           425
                                                 -------

Balance, December 31, 1997................         5,366
    Net income............................         1,490          $1,490
    Other comprehensive loss,
       net of reclassification adjustments
       and taxes..........................          (416)           (416)
                                                                  ------
    Total comprehensive income............                        $1,074
    Private placement offering............         7,110
    Exercise of stock options ............            47
    33% stock dividend....................
    100% stock dividend...................            --
                                                 -------

Balance, December 31, 1998................       $13,597

         The accompanying notes are an integral part of this statement.

                                    USABanc.com, Inc. and Subsidiaries

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Year ended December 31,
                                                                                      -----------------------------
                                                                                         1998                1997
                                                                                      ----------         ----------
 Cash flows from operating activities:
    Net income (loss)  .........................................................      $ 1,490              $  (226)
    Adjustments to reconcile net income  to net cash  provided by operating activities:
    Provision for possible loan losses  ........................................          510                  415
    Depreciation and amortization...............................................          219                   60
    Decrease in goodwill........................................................           11                   49
    Accretion of discounts on purchased loan  portfolio.........................       (1,306)                (691)
    (Accretion) amortization of securities (discount) premium, net..............           (9)                  (5)
    Amortization of Class B common stock........................................           --                  425
    Class B common stock conversion.............................................           --                   92
    Gain on sale of securities .................................................         (378)                (127)
    Increase in accrued interest receivable ....................................         (786)                (540)
    Decrease (increase) in deferred tax asset...................................         (166)                (216)
    Increase in other assets....................................................         (977)                (621)
    Increase in accrued interest payable .......................................          324                   56
    Increase in accrued expenses and other liabilities..........................          645                  565
          Net cash provided by operating activities.............................         (423)                (764)
                                                                                   ----------              -------
 Cash flows from investing activities:
     Investment securities available for sale
       Purchases ...............................................................      (29,512)             (11,433)
       Sales  ..................................................................        9,286                4,524
       Maturities and principal repayments......................................        1,250                4,218
    Investment securities held to maturity
       Purchases................................................................       (8,012)              (9,131)
       Sales  ..................................................................        1,444                2,001
       Maturities and principal repayments......................................        5,580                1,959
    Purchases of FHLB Stock.....................................................       (2,622)                (650)
    (Increase) decrease in interest bearing deposits with banks.................       (3,731)                  41
    Net increase in loans ......................................................      (45,340)             (39,196)
    Increase in other real estate, net .........................................          (66)                  --
    Cash of entity acquired.....................................................           --                   45
    Purchase of premises and equipment..........................................       (1,089)              (1,067)
                                                                                      -------              -------
          Net cash used in investing activities.................................      (72,812)             (48,689)
                                                                                      -------              -------
Cash flows from financing activities:
    Net increase in deposits....................................................       43,913               42,500
    Net increase in borrowings .................................................       22,667                7,588
    Private placement proceeds..................................................        7,110                   --
    Exercise of stock options...................................................           47                   --

          Net cash provided by financing activities ............................       73,737               50,088
                                                                                      -------              -------
          Net increase  in cash and cash equivalents............................          502                  635
Cash and cash equivalents, beginning of  year ..................................          833                  198
                                                                                      -------              -------
Cash and cash equivalents, end of  year ........................................      $ 1,335              $   833
Supplemental disclosure of cash flow information
    Cash paid during the year for
        interest................................................................      $ 6,137              $ 2,231
        Income taxes............................................................      $   975              $   237

        The accompanying notes are an integral part of these statements.

                       USABanc.com, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997


Note 1 -- Organization

     USABanc.com, Inc. (the "Corporation"), through its subsidiaries, vBank (the "Bank"), USACapital, Inc. ("USACapital") and USACredit, Inc. ("USACredit"), provides a full range of banking and non-depository services to individual and corporate customers located in the greater Delaware Valley region.

     The Corporation was organized in November 1995 in order to facilitate the acquisition of People's Thrift Savings Bank, which changed its name to "vBank" in July 1999.

     The Bank is a Pennsylvania chartered stock savings institution which competes with other banking and financial institutions in its primary market communities, including financial institutions with resources substantially greater than its own. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time deposits and for types of loans. Such institutions, as well as consumer finance , insurance , and brokerage firms, may be considered competitors of the Bank with respect to one or more of the services it provides.

     The Bank is subject to regulations of certain state and federal agencies and, accordingly, is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

     USACapital is a broker dealer registered with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD"). USACapital conducts business through its clearing brokers for its proprietary accounts. USACapital also introduces customer accounts on a fully disclosed basis to the clearing brokers and earns revenues and incurs expenses from activities on those accounts. The clearing and depository operations for USACapital's customer accounts and proprietary accounts are performed by its clearing brokers pursuant to clearance agreements.

     USACredit is a majority owner of a Delaware limited liability company in the business of purchasing judgements, deficiencies, and claims, and pursuing collections on such claims.

Note 2 -- Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

     The accounting and reporting policies of the Corporation and its subsidiaries conform with generally accepted accounting principles and predominant practices within the banking industry. All significant intercompany balances and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     The principal estimates particularly susceptible to significant change in the near term relates to the allowance for loan losses . The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations , and current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 2 -- Summary of Significant Accounting Policies -- (Continued)

     In 1998, the Corporation adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Corporation and its subsidiaries operating segments. Management has determined the Corporation operates in one business segment, namely community banking.

Investment Securities

     The Corporation accounts for its investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Corporation classifies its securities as held for investment purposes (held to maturity) and available for sale. Investment securities for which the Corporation has the ability and intent to hold until maturity are classified as held to maturity. These investment securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis, which is not materially different from the effective interest method.

     Investment securities which are held for indefinite periods of time, which management intends to use as part of its asset/liability strategy, or which may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available for sale and are carried at fair value. Differences between a security's amortized cost and fair value is charged/credited directly to shareholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis . Gains and losses on sales of securities are recognized in the consolidated statements of income upon sale. The Corporation had no securities held for trading purposes at December 31, 1998 and 1997.

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative (gains and losses) depends on the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application is permitted only as of the beginning of any fiscal quarter. The adoption of SFAS No. 133 is not anticipated to have a material impact on the Corporation's consolidated financial position or results of operations.

Loans and Allowance for Possible Loan Losses

     Loans receivable, which management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. The Corporation's management maintains the allowance for possible loan losses at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The level of the allowance is based on management's evaluation of potential losses in the loan portfolio after consideration of appraised collateral values, financial condition of the borrowers, and prevailing and anticipated economic conditions. Credit reviews of the loan portfolio, designed to identify potential charges to the allowance, are made on a periodic basis during the year by senior management.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 2 -- Summary of Significant Accounting Policies -- (Continued)

     Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Interest income is subsequently recognized only to the extent cash payments are received. Net loan origination fees and loan discounts on purchased loan pools are deferred and amortized over the life of the related loan using the level yield method. The net loan originations fees recognized as yield adjustments are reflected in total interest income in the consolidated statement of operations. The unamortized balance of loan origination net fees is reported in the consolidated balance sheet as part of unearned income; the unamortized portion of discounts on purchased loans reduces the carrying value of loans receivable on the consolidated balance sheet.

     The Corporation accounts for its impaired loans in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

     The Corporation accounts for its transfers and servicing financial assets in accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as amended by SFAS No. 127, Deferral of the Effective Date of Certain Provisions of SFAS No. 125. This standard provides accounting guidance on transfers of financial assets, servicing of financial assets, and extinguishments of liabilities.

Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Building and leasehold improvements are amortized over the term of the lease or estimated useful life, whichever is shorter. Depreciation and amortization is computed primarily on the straight-line method over the estimated useful lives of the assets.

Goodwill

     Goodwill is stated at cost less accumulated amortization, and is being amortized on the straight-line method over 15 years. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, the Corporation estimates the value of and the estimated undiscounted future net income expected to be generated by the related subsidiaries to determine that no impairment has occurred.

     The Corporation accounts for impairment under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. This standard provides accounting guidance on when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangibles and how to value long-lived assets to be disposed of.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 2 -- Summary of Significant Accounting Policies -- (Continued)

Other Real Estate

     Properties acquired by foreclosure are other real estate (ORE) and recorded at the lower of recorded investment in the related loan or fair value based on appraised value at the date actually or constructively received. Loan losses arising from the acquisition of such properties are charged against the allowance for possible loan losses. Subsequent adjustments to the carrying values of ORE properties are charged to operating expense. ORE is stated at the lower of cost or fair value less estimated cost to sell.

Income Taxes

     The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on their difference between the financial statement carrying amounts and the tax basis of assets and liabilities. The Corporation files a consolidated federal income tax return and the amount of income tax expense or benefit is computed and allocated on a separate return basis.

Per Share Amounts

     On January 1, 1997, the Corporation adopted the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 eliminated primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. All weighted average actual shares or per share information in the financial statements have been adjusted retroactively for the effect of a stock dividend.

Comprehensive Income

     On January 1, 1998, the Bank adopted SFAS No. 130, Reporting Comprehensive Income. This standard establishes new standards for reporting comprehensive income which includes net income as well as certain other items which result in a change to equity during the period. These financial statements have been reclassified to reflect the provisions of SFAS No. 130.

     The income tax effects allocated to comprehensive income (loss) is as follows:

                                                         December 31, 1998                  December 31, 1997
                                             -----------------------------------    --------------------------------
                                                             Tax          Net of                             Net of
                                             Before tax    expense          tax     Before tax     Tax         tax
                                               amount     (benefit)       amount      amount     expense      amount
                                             ----------   ---------       ------    ----------   -------     -------
Unrealized gains (losses)
  on securities
  Unrealized holding gains
  (losses) arising during
  period..................................     $(282)       $ 100        $(182)        $296       $(113)       $183
  Less reclassification adjustment for
  gains realized in net income............       378         (144)         234          127         (48)         79
                                               -----        -----        -----         ----       ------       ----
  Other comprehensive income (loss), net       $(660)       $ 244        $(416)        $169       $ (65)       $104

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 2 -- Summary of Significant Accounting Policies -- (Continued)

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and amounts due from banks.

Advertising Costs

     The Corporation expenses advertising costs as incurred.

Restrictions on Cash and Due from Banks Costs

     As of December 31, 1998, the Corporation did not maintain reserves (in the form of deposits with the Federal Home Loan Bank ("FHLB")) to satisfy federal regulatory requirements. As of December 31, 1998, USACapital has segregated $130,000 in special reserve bank accounts for the benefit of customers as required by the clearing organizations.

Reclassifications

     Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentation.

Note 3 -- Private Placement

     On February 18, 1998, the Company issued 769,231 shares of its Class A common stock in conjunction with a private placement offering (the "offering"). Total cash received was $7.1 million, net of offering cost of $390,000.

     In connection with the offering, the Company granted warrants convertible for a period of five years into 3.25% of the Corporation's common stock on the date of conversion. The number of warrants will be adjusted for stock splits, stock dividends and the issuance of additional shares so as to maintain the holder's ownership of the fully diluted common stock at 3.25% for a period of three years from the close of the offering.

Note 4 -- Acquisition

     In 1997, the Corporation acquired Knox Financial Services Group, Inc. The Corporation distributed 28,000(1) shares of common stock of its parent to effect the combination. The purchase method of accounting was used to account for this business combination. Subsequent to the acquisition, Knox Financial Services Group, Inc. was renamed USACapital, Inc. The results of operations of USACapital are included in the accompanying financial statements since the date of acquisition.

(1) Adjusted for 33% stock dividends paid by the Corporation on July 18, 1997 and August 17, 1998 and a two-for-one stock split effected in the form of a dividend paid on June 15, 1999.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 5 -- Investment Securities

     The amortized cost, gross unrealized gains and losses, and fair market value of the Bank's investment securities available for sale and held to maturity are as follows:

                                                                          December 31,  1998
                                                   ----------------------------------------------------------------
                                                                            (in thousands)
                                                                        Gross             Gross
                                                   Amortized         unrealized         unrealized            Fair
                                                      cost              gains             losses             value
                                                   ----------        ----------         ----------         --------
      Available for sale
         Mortgage-backed securities ........        $ 2,628             $ --             $  (8)            $ 2,620
         Corporate obligations..............          1,322               13               (89)              1,246
         Trust preferred securities
             and other securities...........         24,944              243              (664)             24,523
                                                    -------             ----             -----             -------
                                                    $28,894             $256             $(761)            $28,389
       Held to maturity
          U.S. Government and agency
             securities.....................        $ 1,201             $  1             $  --             $ 1,202
         Mortgage- backed securities........          5,650              104                (1)              5,753
         Municipal securities...............          3,166               69                --               3,235
         Trust preferred securities
             and other securities...........          5,738               79               (56)              5,761
                                                    -------             ----             -----             -------
                                                    $15,755             $253             $ (57)            $15,951

                                                                          December 31,  1997
                                                   ----------------------------------------------------------------
                                                                            (in thousands)
                                                                        Gross             Gross
                                                   Amortized         unrealized         unrealized            Fair
                                                      cost              gains             losses             value
                                                   ----------        ----------         ----------         --------
      Available for sale
         U.S. Government and agency
             securities.....................        $ 1,243             $ 16             $  --             $ 1,259
         Trust preferred securities.........          7,637              150               (11)              7,776
                                                    -------             ----             -----             -------

                                                    $ 8,880             $166             $ (11)            $ 9,035

      Held to maturity
         U.S. Government and agency
             securities.....................        $ 3,557             $ --             $ (10)            $ 3,547
         Mortgage-backed securities of......          6,306               50                --               6,356
         Municipal securities...............          3,163              101                --               3,264
         Trust preferred securities
             and other securities...........          2,393               84                --               2,477
                                                    -------             ----             -----             -------
                                                    $15,419             $235             $ (10)            $15,644

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 5 -- Investment Securities -- (Continued)

     The amortized cost and fair market value of investment securities, by contractual maturity, as of December 31, 1998, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or repayment penalties.


    (Dollars in Thousands)                                Available for sale                            Held to maturity
    ----------------------                    ----------------------------------------      --------------------------------------
                                                               Weighted                                      Weighted
                                              Approximate       Average      Amortized      Approximate      Average     Amortized
                                                 Yield           Cost       Fair Value         Yield           Cost     Fair Value
                                              -----------      --------     ----------      -----------     ---------   ----------
Due after one year through five years......    $ 1,246         $ 1,170        11.92%          $ 2,001         $2,015       7.31%
Due after five years through ten years.....        816             770         9.88%            2,635          2,581       7.90
Due after ten years........................     22,312          21,996         9.61             5,479          5,613       7.06
Mortgage-backed securities.................      2,628           2,620         7.00             5,640          5,742       6.59
Equity securities..........................      1,892            ,833           --                --             --         --
                                                -------         -------        -----          -------         ------       ----
                                                $28,894         $28,389                       $15,755        $15,951

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 5 -- Investment Securities -- (Continued)


     Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties. In 1998, the Corporation sold securities which were classified as held-to-maturity due to unforeseen circumstances that could not have been anticipated.

     Proceeds on the sale of investment securities classified as held-to-maturity were $1.4 million and $2 million in 1998 and 1997, respectively. Proceeds on the sale of investment securities classified as available-for- sale were $9.3 million and $4.5 million in 1998 and 1997, respectively. Gross gains of $393,000 and gross losses of $15,000 were realized on 1998 sales.

 Note 6 -- Loans Receivable

     Loans outstanding by classification are as follows:

                                                                                     December 31,
                                                                              -----------------------
                                                                                1998            1997
                                                                              --------        -------
                                                                                    (in thousands)
     Real estate........................................................      $102,076        $54,262
     Commercial and industrial loans ...................................           986          1,091
     Other..............................................................           243          1,694
                                                                              --------    -----------
                                                                               103,305         57,047
     Loans in process...................................................            --           (260)
     Unearned income....................................................          (116)          (217)
     Allowance for possible loan losses.................................        (1,051)          (568)
                                                                              --------    ------------
                                                                              $102,138        $56,002

     At December 31, 1998 and 1997, loans outstanding to certain officers and directors of the Bank and their affiliated interests amounted to $2.5 million and $233,000, respectively. An analysis of activity in loans to related parties at December 31, 1998 and 1997, resulted in new loans of $2.7 and $122,000, respectively, and reductions of $483,000 and $504,000, respectively, representing payments.

     An analysis of the allowance for possible loan losses is as follows:



                                                                                     December 31,
                                                                              -----------------------
                                                                                1998            1997
                                                                              --------        -------
                                                                                    (in thousands)
       Balance , beginning of year .....................................        $  568           $182
       Provision charged to expense ....................................           510            415
       Charge-offs, net of recoveries ..................................           (27)           (29)
                                                                                ------           ----
       Balance, end of year ............................................        $1,051           $568

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 6 -- Loans Receivable -- (Continued)

     Included in loans receivable are nonaccrual loans of $1.8 million and $287,000 at December 31, 1998 and 1997, respectively. Interest income that would have been recorded in the financial statements had the nonaccrual loans been performing in accordance with their terms would have been $140,000 in 1998.

     Also included in loans receivable are loans past due 90 days or more and accruing in the amount of $152,000 and $165,000 at December 31, 1998 and 1997, respectively, which have not been classified as nonaccrual due to management's belief that the loans are well-secured and in the process of collection.

Note 7 -- Premises And Equipment

     Premises and equipment consist of the following:

                                                                                    December 31,
                                                                Estimated       ------------------
                                                              useful lives        1998       1997
                                                              ------------      -------     ------
     Building ........................................          31.5 years      $  754      $  754

     Premises and improvements .......................       5 to 20 years         726         135

     Furniture and equipment..........................        5 to 7 years         969         367
                                                                                ------      ------
                                                                                 2,449       1,256
     Less accumulated depreciation and amortization                               (426)       (103)
                                                                                $2,023      $1,153
                                                                                ======      ======


     Depreciation and amortization charged to operations was $219,000 and $60,000 for the years ended December 31, 1998 and 1997, respectively.

Note 8 -- Deposits

     The aggregate amount of jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $34.7 million and $9.3 million at December 31, 1998 and 1997, respectively.

     At December 31, 1998, the schedule of maturities of certificates of deposit is as follows:

     1999.....................................................          $ 47,067
     2000.....................................................            28,399
     2001.....................................................            14,769
     2002.....................................................             5,663
     2003.....................................................             7,670
     Thereafter...............................................               908
                                                                        --------
                                                                        $104,476

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 9 -- Borrowings

     At December 31, 1998, the Bank had five callable fixed-rate advances outstanding with the FHLB. The callable advances mature within five to ten years with call options ranging from 18 months to five years. The interest rates on the callable advances range from 4.83% to 5.63% with a weighted average interest rate of 5.31% at December 31, 1998.

     The following table sets forth certain information regarding the Bank's FHLB advances, at or for the period ended December 31: December 31,

                                                                                  1998         1997
                                                                                -------      -------
                                                                                    (in thousands)
     Balance outstanding, December 31..................................         $30,000      $ 9,000
     Average balance outstanding during year...........................         $22,482      $ 7,000
     Weighted average interest rate for the period.....................            5.29%        5.87%
     Maximum outstanding balance at any month end......................         $31,000      $12,700

     The Bank also has $4.2 million in collateralized borrowings that represent participations by other banks in certain loans; such amounts are non-interest bearing.

     The Corporation has three line of credit facilities with local financial institutions totaling $2.0 million. The aggregate outstanding balance on the lines of credit at December 31, 1998 was $1.1 million. The interest rates paid on these advances are floating, prime based rates, ranging from prime to prime plus one percentage point, with the average interest rate at December 31, 1998 equaling 8.21%.

Note 10 -- Shareholders' Equity

     In connection with the formation of the Corporation, the President & CEO purchased 10,000 shares, par value $.01, of Class B Common Stock for $500. These shares mandatorily convert into ten percent of the then issued shares of Class A Common Stock on January 1, 2001. Unearned compensation of $543,000 was recorded at the close of the offering on November 30, 1995, based on the offering price of $10.00 per share. As a result of the mandatory conversion provision, the Class B Common Stock was deemed converted on November 30, 1995 for financial statement purposes.

     Unearned compensation, which is shown as a separate component of Stockholders' equity, was being amortized over five years. In connection with the offering (Note 2), the President & CEO agreed to cap the amount of Class A common stock into which the Class B common stock could be converted, into an amount equal to 10% of the Class A common stock outstanding at December 31, 1997, adjusted for any future stock dividends, or stock splits. In conjunction with this agreement, the Corporation fully recognized the remaining unearned compensation as compensation expense in 1997.

     On July 18, 1997, the Corporation paid a 33% stock dividend on its common stock to stockholders of record as of July 1, 1997.

     On August 17, 1998, the Corporation paid a 33% stock dividend on its common stock to stockholders of record as of August 3, 1998.

     On June 15, 1999, the Corporation effected a two-for-one stock split in the form of a stock dividend to stockholders of records as of June 1, 1999.

                       USABanc.com, Inc. and Subsidiaries

            Notes to Consolidated Financial Statements -- (Continued)

                           December 31, 1998 and 1997

Note 11 -- Employee Benefit Plans

     The Bank had a defined contribution plan, 401(k), covering eligible employees, as defined under the plan document. Employees could contribute up to 10% of compensation, as defined under the plan document. The Bank could make discretionary contributions. The Bank did not make any contributions into the plan during the period ended December 31, 1998 or 1997. The plan was terminated in 1998, and all funds were distributed to the employees.

Note 12 -- Income Taxes

The components of income taxes (benefit) are as follows:

                                                              1998       1997
                                                           ---------  ---------
                                                          (dollars in thousands)
     Federal
          Current ....................................       $ 935       $ 193
          Deferred....................................        (165)       (216)
          Benefit applied to reduce goodwill..........          --          22
                                                             -----       -----
                                                               770          (1)
     State
          Current ....................................         187           9
          Benefit applied to reduce goodwill..........          --           9
                                                             -----       -----
                                                               187          18
     Income taxes.....................................       $ 957       $  17

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 12 -- Income Taxes -- (Continued)

     The reconciliation of the tax computed at the statutory federal rate was as follows:

                                                                                        1998              1997
                                                                                        ----              ----
                                                                                            (in thousands)
      Tax at statutory rate....................................................         $832              $(71)
      Increase (decrease) in taxes resulting from
         Tax-exempt income.....................................................          (76)               --
        Nondeductible compensation..............................................          --               144
        Nondeductible expenses, including goodwill  and meals and entertainment           31                16
     Increase (decrease) in valuation allowance.................................          --              (103)
     State income taxes, net of federal income tax benefit......................         124                12
     Other, net.................................................................          46                19
                                                                                        ----              ----
     Income tax expense ........................................................        $957              $ 17

     Deferred income taxes are provided for the temporary difference between the financial reporting basis and the tax basis of the Corporation's assets and liabilities. Cumulative temporary differences are as follows:

                                                                                        1998              1997
                                                                                        ----              ----
                                                                                            (in thousands)
     Deferred tax assets
         Allowance for possible loan losses....................................         $346              $184
         Deferred loan fees....................................................            7                 9
     Deferred compensation.....................................................           24                23
         Fixed asset...........................................................            5                --
         Unrealized  losses on securities available  for sale..................          191                --
                                                                                        ----              ----
                                                                                         573               216
     Deferred tax liabilities
         Fixed assets..........................................................         $ --                (1)
         Unrealized gains on securities available-for-sale.....................           --               (52)
                                                                                        ----              ----
                                                                                                           (53)
      Net deferred tax asset ..................................................         $573              $163

     During 1997, the Corporation realized a tax benefit related to the net operating loss carryovers from the acquisition of the Bank which was treated as a reduction to goodwill in accordance with SFAS No. 109. The Corporation believes it is more likely than not to realize the net deferred tax asset, and accordingly, no valuation allowance has been provided at December 31, 1997.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 13 -- Earnings Per Share

     The following table illustrates the reconciliation of the basic and diluted EPS computations (in thousands, except per share data).

                                                                    For the year ended December 31, 1998(1)
                                                                 --------------------------------------------
                                                                                    Weighted
                                                                                    average
                                                                   Income            shares         Per share
                                                                (numerator)      (denominator)        amount
                                                                -----------      -------------      ---------
     Basic earnings per share
        Net income available to common stockholders.........       $1,490            3,972            $0.38

     Effect of dilutive securities
        Options.............................................           --              266               --
                                                                   ------            -----            -----
     Diluted earnings per share
        Net income available to common stockholders
            plus assumed conversions........................       $1,490            4,238            $0.35

     Options to purchase 124,000 shares of common stock at exercise prices ranging from $5.64 to $15.00 per share were outstanding during 1998 which were not included in the computation of diluted EPS because the options exercise price were greater than the average market price of the common shares.

                                                                    For the year ended December 31, 1997(1)
                                                                 --------------------------------------------
                                                                                    Weighted
                                                                                    average
                                                                   Income            shares         Per share
                                                                (numerator)      (denominator)        amount
                                                                -----------      -------------      ---------
     Basic earnings per share
        Net loss available to common stockholders...........        $(226)           2,164           $(0.10)

     Effect of dilutive securities
        Options.............................................           --               --               --
                                                                    -----            -----           ------
     Diluted earnings per share
        Net loss available to common stockholders
            plus assumed conversions........................        $(226)           2,164           $(0.10)

     Options to purchase 645,640 shares of common stock at $2.83 per share were outstanding during 1997 which were not included in the computation of diluted EPS because the options were anti-dilutive.

(1) Adjusted for 33% stock dividend paid by the Corporation in August 1998 and a two-for-one stock split effected in the form of a dividend paid by the Corporation in June 1999.

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 14 -- Financial Instruments with Off-Balance-Sheet Risk and Concentrations of Credit Risk

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risks in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk. The approximate contract amounts are as follows:

                                                                                        1998        1997
                                                                                        ----        ----
                                                                                         (in thousands)
     Financial instruments whose contract amounts represent credit risk.....
      Commitments to extend credit..........................................           $1,070      $1,322
      Standby letters of credit and financial guarantees written............            1,098          --

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Bank's originated loan portfolio primarily consists of loans secured by real estate in the greater Delaware Valley region. The Bank's acquired loan portfolio consist of individual loans and loan pools throughout the domestic United States purchased at sales conducted by governmental agencies. The Bank, as with any lending institution, is subject to the risk that residential real estate values in the primary lending area will deteriorate, thereby potentially impairing collateral values in the primary lending area. However, management believes that real estate values are presently stable in its primary lending area and that loan loss allowances have been provided in amounts commensurate with its current perception of the foregoing risks of the portfolio.

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 15 -- Commitments And Contingencies

Leases

     The Bank and the Corporation have entered into operating lease arrangement for branch facilities. Both the Bank and the Corporation are responsible for pro-rata operating expense escalations.

     As of December 31, 1998, future approximate minimum rental payments are as follows (in thousands):

     1999...............................................................    $ 91
     2000...............................................................      96
     2001...............................................................     104
     2002...............................................................     106
     2003...............................................................     108
     Thereafter.........................................................     386
                                                                            ----
                                                                            $891

     The above amount represents minimum rentals not adjusted for possible future increases due to escalation provisions and assumes that all option periods will be exercised by the Bank or the Corporation.

     Rent expense for the years ended December 31, 1998 and 1997, amounted to $147,000 and $125,000, respectively.

Employee Agreements

     The Corporation has employment agreements with certain key executives that provide severance pay benefits if there is a change in control of the Corporation. The agreements will continue in effect on a year-to-year basis until terminated or not renewed by the Corporation or key executives. Upon a change in control, the Corporation shall continue to pay the key executives' salaries per the agreements and certain benefits for the agreed upon time periods. The maximum contingent liability under the agreements at December 31, 1998 was $1.2 million.

     In addition, in connection with the offering (Note 2), the Corporation and the President & CEO have entered into an agreement by which the Corporation has the option to pay $150,000 per year for each of the three years beginning in 1998 in exchange for the President agreeing to waive any future exercise of the non-dilutive feature of the Class B common stock. If the Corporation does not make the optional payment on January 2nd of each year, the President will be entitled to implement the anti-dilutive feature for 10% of any shares of Class A common stock issued during the year of non-payment. The Corporation exercised its option for 1998 upon the close of the offering, and has also exercised its option for 1999.

Other

     The Corporation may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. In management's judgment, the financial position of the Corporation will not be materially affected by the final outcome of any present legal proceedings.

                       USABanc.com, Inc. and Subsidiaries

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           December 31, 1998 and 1997


Note 16 -- Fair Value of Financial Instruments

     SFAS No. 107 requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments. For the Corporation, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Corporation's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities, except for certain loans. Therefore, the Corporation had to use significant estimations and present value calculations to prepare this disclosure.

     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

     Estimated fair values have been determined by the Corporation using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1998 and 1997, are outlined below.

     For cash and cash equivalents, including cash and due from banks and interest bearing deposits with banks, the recorded book values of $1.3 million and $7.7 million, respectively, as of December 31, 1998 and $833,000 and $4.0 million, respectively, at December 31, 1997, approximate fair values. The estimated fair values of investment securities, including FHLB stock, are based on quoted market prices, if available. Estimated fair values are based on quoted market prices of comparable instruments if quoted market prices are not available.

     The net loan portfolio at December 31, 1998 and 1997, has been valued using a present value discounted cash flow where market prices were not available. The discount rate used in these calculations is the estimated current market rate adjusted for credit risk. The carrying value of accrued interest approximates fair value.

     The estimated fair values of demand deposits (i.e., interest- and noninterest-bearing checking accounts, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

                                                         1998                   1997
                                               -----------------------   --------------------
                                                Carrying     Estimated   Carrying   Estimated
                                                 amount     fair value    amount   fair value
                                               ---------    ----------   --------  ----------
     Investment securities................     $ 47,667      $ 47,862     $24,454    $24,678
     Loans receivable.....................      103,189       110,242      56,570     57,647
     Deposits.............................      114,387       114,777      70,474     70,645

     The fair values of borrowings totaling $35.3 million and $12.7 million are estimated to approximate their recorded book balances at December 31, 1998 and 1997, respectively.

        There was no material difference between the notional amount and the estimated fair value of off-balance-sheet items, which totalled approximately $2.2 million and $1.3 million at December 31, 1998 and 1997, respectively, and primarily comprise unfunded loan commitments, which are generally priced at market at the time of funding.

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 17 -- Stock Option Plan

         The FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which contains a fair value- based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the standard permits entities to continue accounting for employee stock options and similar equity instruments under APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The Corporation has determined it will follow APB Opinion No. 25.

         The Corporation has a Stock Option Plan (the "Plan") for the benefit of key officers and employees of the Corporation. The Plan was designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation, and reward key employees for outstanding performance and the attainment of targeted goals. The Plan was also designed to retain qualified directors for the Corporation, and will provide for the grant of non-qualified stock options and incentive options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

         The Plan is administered and interpreted by a Committee of the Board of Directors, and unless sooner terminated, will be in effect for a period of ten years from the Effective Date. The options, which have a term of between 4 and 10 years when issued, vest either immediately or over a period specified by the Corporation's compensation committee. The exercise price of each option is equal to or above the market value on the date of grant. Accordingly, no compensation cost has been recognized for the Plan. Had compensation cost for the Plan been determined based on the fair value of options at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                               December 31,
                                                           1998           1997
                                                           ----           ----
Net income
   As reported.........................................   $1,490        $ (226)
   Pro forma...........................................   $1,180        $ (226)

Basic earnings (loss) per share
   As reported.........................................   $ 0.38        $(0.10)
   Pro forma...........................................   $ 0.30        $(0.10)

Diluted earnings (loss) per share
   As reported.........................................   $ 0.35        $(0.10)
   Pro forma...........................................   $ 0.28        $(0.10)

         These pro forma amounts may not be representative of future disclosures because they do not take into effect the pro forma compensation expense related to grants before 1995.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option- pricing model with the following weighted average assumptions used for grants in 1998: no dividend yield for all years; expected volatility of 20%, risk-free interest rate of 5.55%, and an expected lives of ten years for all options.
No options were granted in 1997.

                       USABanc.com , Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 17 -- Stock Option Plan -- (Continued)

         A summary of the status of the Corporation's fixed stock option plans as of December 31, 1998, and changes for each of the years in the two-year period then ended was as follows:

                                                          1998                           1997
                                                ------------------------       -----------------------
                                                              Weighted                       Weighted
                                                               average                        average
                                                Number        exercise         Number        exercise
                                                  of          price per          of          price per
                                                shares          share          shares          share
                                                ------        ---------        ------        ---------
Outstanding at beginning of year..........      646,000       $  2.83          666,000      $   2.83
Options granted...........................      304,000          4.89               --            --
Options exercised.........................      (18,000)         2.83               --            --
Options forfeited.........................      (56,000)         2.83          (20,000)         2.83
                                               --------                       --------

Outstanding at end of year................      876,000       $  3.60          646,000      $   2.83

Options exercisable at year-end...........      686,000                        646,000

Weighted average fair value of
  options granted during year.............                    $  1.79                       $     --

      The following table summarizes information about stock options outstanding at December 31, 1998:

                                  Options outstanding                     Options exercisable
                            ------------------------------     -----------------------------------------
                                               Weighted
                                Number          average        Weighted        Number          Weighted
                            outstanding at     remaining        average     exercisable       at average
    Range of exercise         December 31,    contractual      exercise     December 31,       exercise
           prices                 1998        life (years)       price         1998              price
---------------------       --------------    ------------     --------     ------------      ----------
$ 2.83 to $ 4.24                730,000       5.92 years       $  3.03         680,000         $  3.05
$ 4.33 to $ 6.50                120,000       9.42 years          5.40              --              --
$ 7.52 to $11.28                 22,000       9.67 years          8.55           6,000           10.00
$12.50 to $15.00                  4,000       9.67 years         13.75              --              --

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 18 -- Regulatory Capital Requirements

         The Corporation and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Corporation and the Bank meet all capital adequacy requirements to which it is subject.

       As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Corporation as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Corporation must maintain minimum total risk-based, Tier I risk- based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

       The Corporation's actual capital amounts and ratios are presented in the following table.

                                                                   For capital
                                             Actual            adequacy purposes
                                      Amount       Ratio       Amount      Ratio
                                      -------      -----       ------      -----
                                                                 (in thousands)
As of December 31, 1998:
   Total capital
      (to Risk-Weighted Assets)....   $15,566      12.1%       $10,317     8.0%
   Tier I capital
      (to Risk-Weighted Assets)....    13,782      10.7          5,159     4.0
   Tier I capital
      (to Average Assets)..........    13,782       8.7          6,319     4.0

As of December 31, 1997:
   Total capital
      (to Risk-Weighted Assets)....   $ 5,752       8.5%       $ 5,431     8.0%
   Tier I capital
      (to Risk-Weighted Assets)....     5,184       7.6          2,715     4.0
   Tier I capital
      (to Average Assets)..........     5,184       5.8          3,570     4.0

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 18 -- Regulatory Capital Requirements -- (Continued)

         The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                To be well
                                                                                             capitalized under
                                                                         For capital         prompt corrective
                                                   Actual             adequacy purposes      action provisions
                                             Amount      Ratio        Amount     Ratio       Amount     Ratio
                                             ------      -----        ------     -----       ------     -----
                                                                       (in thousands)
 As of December 31, 1998:
    Total capital
       (to Risk-Weighted Assets)........    $13,930      11.2%        $9,987      8.0%       $12,483    10.0%
    Tier I capital
       (to Risk-Weighted Assets)........     12,879      10.3          4,994      4.0          7,490     6.0
    Tier I capital
       (to Average Assets)..............     12,879       8.5          6,068      4.0          7,585     5.0

 As of December 31, 1997:
    Total capital
       (to Risk-Weighted Assets)........    $ 5,315       7.9%        $5,400      8.0%       $ 6,750    10.0%
    Tier I capital
       (to Risk-Weighted Assets)........      4,747       7.0          2,700      4.0          4,050     6.0
    Tier I capital
       (to Average Assets)..............      4,747       5.4          3,548      4.0          4,435     5.0

         At December 31, 1997, the Bank's Total capital ratio of 7.90% did not meet the minimum requirement of 8.0% in order to consider the Bank adequately capitalized. However, upon completion of the offering (Note 2) the Corporation raised $7.1 million, of which $6.9 million was contributed to the Bank. As a result, the Bank's Total capital ratio increased to 17.8%.

         State Banking statutes restrict the amount of dividends paid on capital stock. Accordingly, no dividends shall be paid by the Bank on its capital stock unless, following the payment of such dividends, the capital stock of the Bank will be unimpaired, and (1) the Bank will have surplus of not less than 50% of its capital, or, if not (2) the payment of such dividend will not reduce the surplus of the Bank.

         Additionally, banking regulations limit the amount of investment, loans, extensions of credit and advances that one subsidiary bank can make to the Corporation at any time to 10% and in the aggregate 20% of the Bank's capital stock and surplus. These regulations also require that any such investment, loan, extension of credit or advance be secured by securities having a market value in excess of the amounts thereof. At December 31, 1998, loans from the Bank to the Corporation amounted, in aggregate, to $976,000, or 7.50%, of the Bank's capital stock and surplus. There were no investments, extensions of credits or advances at December 31, 1998. At December 31, 1997, there were no investments, loans, extensions of credit or advances from the Bank to the Corporation.

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 19 - Condensed Financial Information - Parent Company Only

         Condensed financial information for USABanc.com, Inc. (parent company only) follows:

                                  BALANCE SHEET

                                                                 December 31,
                                                              1998         1997
          ASSETS                                                (in thousands)

Cash and Due from banks...................................   $    23     $   254
Securities available-for sale.............................     1,931         328
Investment in subsidiaries................................    13,281       5,088
Other assets..............................................       708         211
                                                             -------     -------
       Total assets.......................................   $15,943     $ 5,881
                                                             =======     =======

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
    Other borrowed money..................................   $ 1,957     $   340
    Other liabilities.....................................       389         175
                                                             -------     -------
       Total liabilities..................................     2,346         515

Stockholders' equity......................................    13,597       5,366
                                                             -------     -------
       Total liabilities and stockholders' equity.........   $15,943     $ 5,881
                                                             =======     =======

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 19 - Condensed Financial Information - Parent Company Only - (Continued)

                              STATEMENT OF EARNINGS

                                                                December 31,
                                                             1998        1997
                                                             ----        ----
                                                              (in thousands)
Income:
   Interest income ...................................     $     49    $     --
   Other income.......................................           19          77
                                                           --------    --------
      Total income....................................           68          77
                                                           ========    ========

Expenses:
   Compensation.......................................          150         517
   Interest...........................................           89          14
   Other..............................................           10          29
                                                           --------    --------
      Total expenses..................................          249         560
                                                           ========    ========
      Income (loss) before undistributed earnings
          of subsidiaries.............................         (181)       (483)
          Provision (benefit) for income taxes........            1         (16)

      Income (loss) before undistributed earnings
          of subsidiaries.............................         (182)       (467)

 Undistributed earnings of subsidiaries...............        1,672         241

      Net Income (loss)...............................       $1,490      $ (226)

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 19 - Condensed Financial Information - Parent Company Only - (Continued)

                             STATEMENT OF CASH FLOWS

                                                                                            December 31,
                                                                                          1998        1997
                                                                                          ----        ----
                                                                                           (in thousands)
        Cash flows from operating activities:
           Net income..........................................................         $ 1,490      $ (226)

        Adjustments to reconcile net income to net cash
               provided  by (used in) operating activities
               Undistributed earnings (loss) from subsidiaries.................          (1,672)        241
            (Gain) loss on sale of investments.................................               5         (28)
                                                                                        -------      ------
           Net change in assets and liabilities................................            (146)         99

           Net cash provided by (used in) operating activities.................            (323)         86
                                                                                        -------      ------

        Cash flows from investing activities:
           Capital distribution (to) from subsidiaries.........................          (7,078)         --
           Purchase of investment securities available-for-sale................          (1,603)       (135)
                                                                                        -------      ------
              Net cash used in investing activities............................          (8,681)       (135)
                                                                                        =======      ======

        Cash flows from financing activities:
           Net increase in borrowings..........................................           1,616         290
           Proceeds from issuance of common stock..............................           7,157          --
                                                                                        -------      ------

              Net cash provided by financing activities........................           8,773         290
                                                                                        =======      ======

              Net increase (decrease) in cash..................................            (231)        241

        Cash at beginning of year..............................................             254          13
                                                                                        -------      ------

        Cash at end of year....................................................         $    23      $  254
                                                                                        =======      ======
        Supplemental disclosure of cash flow information
            Cash paid during the year for income taxes.........................         $     1      $   --


                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997


Note 20 - Guaranteed Subordinated Debt

         On March 9, 1999, the Corporation issued $10 million of 9.50% Capital Securities in conjunction with a trust-preferred offering (the "trust preferred"). Total cash received was $9.1 million, net of related offering cost of $900,000. Had this transaction occurred as of December 31, 1998, the Corporation's condensed balance sheet would have been as follows:

                                                                                     Actual    Pro-Forma
                                                                                       (in thousands
                                                                                     except share data)
                                     ASSETS
Cash and due from banks (1) ..................................................      $  1,335    $ 10,435
Interest bearing deposit with banks ..........................................         7,706       7,706
Investment securities ........................................................        47,667      47,667
Loans receivable, net ........................................................       102,138     102,138
Premises and equipment, net ..................................................         2,023       2,023
Other assets (2) .............................................................         4,237       5,137
                                                                                    --------    --------
     Total assets ............................................................      $165,106    $175,106
                                                                                    ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits .....................................................................      $114,387    $114,387
Borrowings ...................................................................        35,305      35,305
Guaranteed preferred beneficial interest in subordinated debt ................             -      10,000
Accrued expenses and other liabilities .......................................         1,817       1,817
                                                                                    --------    --------
     Total liabilities .......................................................       151,509     161,509
                                                                                    ========    ========

                              STOCKHOLDERS' EQUITY
Preferred stock $1.00 par value, 5,000,000 shares authorized, no shares issued and outstanding in 1998 and 1997
Common stock $1.00 par value, 10,000,000 shares authorized, 2,007,386 shares issued and outstanding in 1998; 813,807 shares issued and outstanding in
  1997, and 108,236 shares of converted and unissued Class B common stock in
  1998; 81,381 converted and unissued 1997 ...................................         2,116       2,116
Additional paid-in capital ...................................................        10,683      10,683
Accumulated (deficit) earnings ...............................................         1,112       1,112
Accumulated other comprehensive income .......................................          (314)       (314)
                                                                                    --------    --------
     Total stockholders' equity ..............................................        13,597      13,597
                                                                                    ========    ========
     Total liabilities and stockholders' equity ..............................      $165,106    $175,106
                                                                                    ========    ========

-------------------
(1) Total cash received was $9.1 million, net of trust preferred offering cost of $900,000.
(2) $900,000 of trust preferred offering costs will be amortized over the life of the related junior subordinated debentures.

         Although the junior subordinated debentures will be treated as debt of the Corporation, they currently qualify for Tier I capital investments, subject to the 25% limitation under risk-based capital guidelines of the Federal Reserve. The portion of the Trust Preferred Securities that exceeds this limitation qualifies as Tier II capital of the Corporation. Had the trust preferred offering occurred as of December 31, 1998, the Corporation's
Total Capital, Tier 1 Capital, and Tier 1 Leverage capital ratios would have been 19.82%, 13.36% and 10.91%, respectively.

                       USABanc.com, Inc. and Subsidiaries

                           December 31, 1998 and 1997

Note 21 - Subsequent Event

         On June 15, 1999 the Corporation effected a two-for-one stock split in the form of a dividend paid to stockholders of record as of June 1, 1999. All weighted average actual shares or per share information in the financial statements have been adjusted retroactively for the effect of stock dividends.

                       USABanc.com, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                                        March 31,   December 31,
                                                                                          1999         1998
                                                                                      -----------   ------------
                                                                                      (unaudited)
                                     ASSETS
Cash and due from banks.........................................................        $  1,071       $  1,335
Interest bearing deposit with banks.............................................             247          7,706
Securities available-for-sale...................................................          50,206         28,389
Securities held-to-maturity (fair value: 1999 - $14,665;
   1998 - $15,951)..............................................................          14,722         15,755
FHLB Stock......................................................................           3,523          3,523
Loans receivable, net...........................................................         110,013        102,138
Premises and equipment, net.....................................................           2,175          2,023
Accrued interest receivable.....................................................           1,829          1,633
Other real estate ..............................................................              65             66
Goodwill, net...................................................................              74             69
Deferred income taxes...........................................................             449            573
Other assets....................................................................           1,856          1,896
                                                                                        --------       --------
      Total assets..............................................................        $186,230       $165,106
                                                                                        ========       ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Demand......................................................................        $  1,329       $  1,439
    NOW.........................................................................             908            846
    Money Market................................................................           2,109          2,345
    Savings and passbook .......................................................          12,367          5,281
    Time........................................................................         109,052        104,476
                                                                                        --------       --------
      Total deposits............................................................         125,765        114,387
                                                                                        ========       ========
Borrowed funds
    Short-term borrowings.......................................................           5,000          6,106
    Long-term borrowings........................................................          25,000         25,000
    Guaranteed subordinated debt................................................          10,000             --
    Collateralized borrowings...................................................           4,163          4,199
Accrued interest payable .......................................................             517            399
Accrued expenses and other liabilities .........................................           2,089          1,418
                                                                                        --------       --------
      Total liabilities ........................................................         172,534        151,509
                                                                                        ========       ========

                              STOCKHOLDERS' EQUITY
Preferred stock $1.00 par value, 5,000,000 shares authorized, no shares issued and outstanding in 1998 and 1997
Common stock $1.00 par value, 10,000,000 shares authorized, 4,014,772 shares
   issued and outstanding in 1998...............................................           2,116          2,116
Additional paid-in capital......................................................          10,683         10,683
Accumulated earnings (deficit) .................................................           1,526          1,112
Accumulated other comprehensive (loss) income...................................            (629)          (314)
                                                                                        --------       --------
      Total stockholders' equity................................................          13,696         13,597
                                                                                        --------       --------
      Total liabilities and stockholders' equity................................        $186,230       $165,106
                                                                                        ========       ========

        The accompanying notes are an integral part of these statements.

                       USABanc.com, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                             (dollars in thousands)

                                                                                             Three Months
                                                                                            ended March 31,
                                                                                           1999        1998
                                                                                           ----        ----
Interest income:
    Loans....................................................................            $ 2,756     $ 1,647
    Investment securities....................................................              1,044         548
    Interest bearing deposits and other......................................                 81          92
                                                                                         -------     -------
         Total interest income...............................................              3,881       2,287
                                                                                         -------     -------
Interest expense:
    Deposits.................................................................              1,667       1,080
    Borrowed funds...........................................................                488          94
                                                                                         -------     -------
         Total interest expense..............................................              2,155       1,174
                                                                                         -------     -------
         Net interest income.................................................              1,726       1,113
Provision for loan losses....................................................                100          35
                                                                                         -------     -------

Net interest income after provision for
        loan losses..........................................................              1,626       1,078
                                                                                         -------     -------
Non-interest income:
    Gain on sales of investment securities...................................                 56          39
    Brokerage operations.....................................................                126         162
    Other....................................................................                138          20
                                                                                         -------     -------
         Total non-interest income...........................................                320         221
                                                                                         -------     -------
Non-interest expenses:
    Salaries and employee benefits...........................................                506         272
    Net occupancy expense....................................................                164          72
    Professional fees........................................................                100          16
    Office expenses..........................................................                 52          31
    Data processing fees.....................................................                 51          28
    Advertising expense......................................................                 45           9
    Other operating expenses.................................................                338         190
                                                                                         -------     -------
         Total non-interest expense..........................................              1,256         618
                                                                                         -------     -------
Earnings before income taxes.................................................                690         681

Taxes on income:.............................................................                276         268
                                                                                         -------     -------
Net earnings.................................................................            $   414     $   413

Earnings per share - basic (1)...............................................            $  0.10     $  0.13

Earnings per share - diluted (1).............................................            $  0.10     $  0.12

-------------------
(1) 1998 and 1997 per share amounts have been restated to reflect a 33% stock dividend paid August 17, 1998 and a two-for-one stock split effected in the form of a dividend paid on June 15, 1999.

        The accompanying notes are an integral part of these statements.

                       USABanc.com, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (unaudited)
                             (dollars in thousands)


                                                                                         Three Months
                                                                                        ended March 31,
                                                                                     1999              1998
                                                                                     ----              ----
Net earnings...............................................................        $ 414               $ 413
Other comprehensive income (loss):
    Unrealized gains (losses) on securities available-for-sale:
      Unrealized holding gains (losses) arising during the period,
         net of taxes......................................................         (315)               (104)
                                                                                   -----               -----

Comprehensive income.......................................................        $  99               $ 309


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       USABanc.com, Inc. and Subsidiaries

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    For the three months ended March 31, 1999
                                   (unaudited)
                             (dollars in thousands)


                                                                                                            Accumulated
                                                                        Additional        Accumulated         other
                                                          Common          paid-in          earnings        comprehensive
                                                           Stock          capital          (deficit)          income         Total
                                                          ------        ----------        -----------      -------------    -------
Balances, December 31, 1998............................   $2,116         $10,683            $1,112          $  (314)        $13,597

Net unrealized loss on securities available-for-sale...       --              --                --             (315)           (315)

Net income.............................................       --              --               414               --             414
                                                          ------         -------            ------          -------         -------
Balances, March 31, 1999...............................   $2,116         $10,683            $1,526          $  (629)        $13,696


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       USABanc.com, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                             (dollars in thousands)

                                                                                            Three Months
                                                                                           ended March 31,
                                                                                         1999         1998
                                                                                         ----         ----
Cash flows from operating activities
    Net income .................................................................       $    414      $   413
    Adjustments to reconcile net income to net cash provided by (used in)
       operating activities:
    Provision for possible loan losses  ........................................            100           35
    Depreciation................................................................             88           29
    (Increase) Decrease in goodwill.............................................             (5)           1
    Net accretion of discounts on purchased loan portfolios.....................           (301)        (259)
    Net accretion of securities discount........................................            (13)         (14)
    Net gains on sale of securities ............................................            (56)         (39)
    Net gains on sale of loan assets............................................            (42)           -
    Increase in accrued interest receivable  ...................................           (196)         (97)
    Increase in deferred tax asset..............................................            (56)         (42)
    Decrease (increase) in other assets.........................................             40          (64)
    Increase in accrued interest payable .......................................            118           81
    Increase in accrued expenses and other liabilities..........................            671         (320)
                                                                                       --------      --------
              Net cash provided by (used in) operating activities                           762          (276)
                                                                                       --------      --------
Cash flows from investing activities:
    Investment securities available for sale
       Purchases ...............................................................        (22,921)      (8,570)
       Sales....................................................................          1,081        1,840
       Maturities and principal repayments......................................             23          750
    Investment securities held to maturity
       Purchases................................................................         (1,979)          --
       Sales....................................................................          1,200           --
       Maturities and principal repayments......................................          1,812        1,048
    Purchases redemptions of FHLB Stock.........................................             --          (57)
    Decrease (Increase) in interest bearing deposits with banks                           7,459       (4,235)
    Net increase in loans ......................................................         (7,698)       3,120
    Decrease in other real estate, net .........................................              1           --
    Purchases of premises and equipment.........................................           (240)        (273)
                                                                                       --------     --------
              Net cash used in investing activities.............................        (21,262)     (12,617)
                                                                                       ---------    --------
Cash flows from financing activities:
    Net increase in deposits....................................................         11,378       12,007
    Net (decrease) in borrowings ...............................................         (1,142)      (6,004)
    Private placement proceeds..................................................             --        7,136
    Trust preferred proceeds....................................................         10,000           --
                                                                                       --------     --------
              Net cash provided by financing activities ........................         20,236       13,139
                                                                                       --------     --------
              Net (decrease) increase in cash and cash equivalents                         (264)         246
Cash and cash equivalents, beginning of period .................................          1,335          833
                                                                                       --------     --------
Cash and cash equivalents, end of  period .....................................        $  1,071     $  1,079
                                                                                       ========     ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       USABanc.com, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 March 31, 1999


1.       BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements include the accounts of USABanc.com, Inc. (the "Company"), vBank (the "Bank"), a Pennsylvania chartered stock savings bank, USACapital, Inc., a Pennsylvania corporation, USACredit, Inc., a Pennsylvania corporation, USAHoldings, Inc., a Pennsylvania corporation, and USA Capital Trust I, a Delaware business trust. All significant intercompany accounts and transactions have been eliminated. The interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments including normal recurring accruals necessary for fair presentation of results of operations for the interim periods included herein have been made. The unaudited consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998, are not necessarily indicative of results to be anticipated for the full year.

2.       Trust Preferred Securities

         On March 9, 1999, the Company issued $10.0 million of 9.5% junior subordinated debentures to USA Capital Trust I, a Delaware business trust, in which the Company owns all of the common equity. The trust issues $10.0 million of trust preferred securities to investors, secured by the junior subordinated debentures and the guarantee of the Company. The junior subordinated debentures mature in 2029.

3.       Computation of Per Share Earnings

         Basic earnings per share ("EPS") amounts are computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share amounts are computed by dividing net earnings by the weighted average number of shares and all dilutive potential shares outstanding during the period.

(Dollars in Thousands), except per share data

                                                                                        1999            1998
                                                                                       ------          ------
Basic EPS Computation:
    Numerator - Net earnings....................................................       $  414          $  413
    Denominator - Weighted average shares outstanding...........................        2,116           1,605
                                                                                       ------          ------
Basic EPS ......................................................................       $ 0.20          $ 0.26
Diluted EPS Computation:
    Numerator - Net earnings....................................................       $  414          $  413
    Denominator - Weighted average shares outstanding...........................        2,116           1,605
    Effect of dilutive securities...............................................          117              92
                                                                                       ------          ------
Diluted EPS.....................................................................       $ 0.19          $ 0.24

================================================================================
You should rely only on the information contained in this Prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information in this Prospectus may to be accurate beyond the date indicated below, regardless of when this Prospectus is delivered or when the securities described in this Prospectus are sold. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            ------------------------


                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

Summary...........................................................................................................1
Risk Factors......................................................................................................6
Accounting Treatment.............................................................................................14
Capitalization...................................................................................................14
Regulatory Capital...............................................................................................15
Use of Proceeds..................................................................................................16
Management's Discussion and Analysis of
     Financial Condition and Results of Operations.............................................................. 17
Business.........................................................................................................29
Management ......................................................................................................51
Certain Relationships and Related Transactions...................................................................56
Regulation of USABanc.com and vBank..............................................................................57
USA Capital Trust I..............................................................................................63
The Exchange Offer...............................................................................................64
Description of  Series B Securities..............................................................................73
Description of  Series A Securities..............................................................................96
Relationship Among the Capital Securities, the
      Debentures and the  Guarantee..............................................................................96
Certain Federal Income Tax Considerations........................................................................98
ERISA Considerations............................................................................................101
Plan of Distribution............................................................................................101
Validity of Exchange Securities.................................................................................102
Where You Can Find More Information.............................................................................102
Financial Statements............................................................................................F-1



                                   $10,000,000


                               USA CAPITAL TRUST I

                        9.50% Exchange Capital Securities
                       for any and all of its outstanding

                        9.50% Series A Capital Securities

                            fully and unconditionally
                       guaranteed, as described herein, by

                                USABanc.com, Inc.




                            ------------------------

                                   PROSPECTUS
                            ------------------------




                                 August 2 , 1999




================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.


         USABanc.com's charter and by-laws provide that USABanc.com will indemnify every person who is or was a Director or executive officer of USABanc.com to the fullest extent permitted by law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with any proceeding to which the Director or executor officer may become involved by reason of being or having been a Director or executive officer of USABanc.com. Pennsylvania law, under which USABanc.com is incorporated, allows USABanc.com to indemnify its Directors and officers if the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of USABanc.com and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. USABanc.com maintains a Director and officer liability insurance policy covering each of USABanc.com's Directors and executive officers.

         Under the Declaration of Trust of USA Capital Trust I, USABanc.com has agreed to indemnify each of the trustees of USA Capital Trust I, and to hold each trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration of Trust.

Item 21.  Exhibits.

         The following exhibits are filed as part of this Registration Statement. Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-B.

Exhibit No.                             Description
-----------                             -----------

     3.1       Amended and Restated Articles of Incorporation of  USABanc.com*
   3.1.1       Articles of Amendment to the Amended and Restated Articles of Incorporation of
               USABanc.com++
     3.2       Bylaws of USABanc.com *
     4.1       Indenture of USABanc.com relating to the Debentures+
     4.2       Form of Certificate of  Series B Debenture+
     4.3       Form of Certificate of  Series A Debenture+
     4.4       Certificate of Trust of USA Capital Trust I+
     4.5       Amended and Restated Declaration of Trust of USA Capital Trust I+
     4.6       Form of Common  Security+
     4.7       Form of  Series B Capital Security  Certificate+
     4.8       Form of Certificate of  Series A Capital  Security+
     4.9       Form of  Series B Guarantee of  USABanc.com relating to the  Series B Capital
               Securities+
     4.10      Registration Rights Agreement among  USABanc.com, USA Capital Trust I and Sandler
               O'Neill & Partners,  L.P.+
     5.1       Opinion and consent of Klehr, Harrison, Harvey,
               Branzburg & Ellers LLP as to legality of the Series B
               Debentures and the Series B Guarantee to be issued by
               USABanc.com+
     5.2       Opinion and consent of Richards, Layton & Finger as to the legality of the  Series B Capital
               Securities to be issued by USA Capital Trust I+
     8         Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to certain federal income tax matters+
     10.1      Stock Option Plan*
     10.2      Employment agreement between  USABanc.com and Kenneth L. Tepper*
     10.3      Employment agreement between  USABanc.com and Brian M. Hartline***



     10.4                  Agreement by and between Kenneth L. Tepper and  USABanc.com dated January 2, 1998**
     10.5                  Warrant Agreement between  USABanc.com and Sandler O'Neill dated February 13, 1998**
     10.6                  Registration Rights Agreement between  USABanc.com and certain shareholders dated
                           February 13, 1998**
     11                    Computation of Per Share Earnings (Included in Financial Statements on  Page F-7)
     21                    Subsidiaries of  USABanc.com+
     23.1                  Consent of Grant Thornton LLP
     23.2                  Consent of Klehr, Harrison, Harvey, Branzburg & Ellers  LLP+
     23.3                  Consent of Richards, Layton &  Finger+
     24                    Power of Attorney of certain officers and  Directors of USABanc.com and the
                           Administrative  trustees of USA Capital Trust I (included on the signature pages hereto)
     25.1                  Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
                           Indenture+
     25.2                  Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
                           Declaration of Trust of USA Capital Trust I+
     25.3                  Form T-1 Statement of Eligibility of Wilmington Trust Company under the Exchange
                           Guarantee for the benefit of the holders of Exchange Capital Securities of USA Capital Trust I+
     99.1                  Form of Letter of  Transmittal+
     99.2                  Form of Notice of Guaranteed  Delivery+

--------------------

* Incorporated by reference from the Registration Statement on Form SB-2 of USABanc.com, as amended, Registration No. 33-92506.
** Incorporated by reference from USABanc.com's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
*** Incorporated by reference from USABanc.com's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

+    Previously filed.
++ Incorporated by reference from the Registration Statement on Form SB-2 of USABanc.com, Inc., Registration No. 333-83041.

 Item 22.  Undertakings

         Each of the undersigned Registrants hereby undertakes:

         (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) that, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the undersigned Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrants of expenses incurred or paid by a Director, officer of controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, USABanc.com, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 28, 1999.

                                USABanc.com, Inc.

                                          By: /s/ Kenneth L. Tepper*
                                              ---------------------------------
                                              Kenneth L. Tepper, President and
                                              Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     July 28, 1999                        By: /s/ Kenneth L. Tepper*
                                              ---------------------------------
                                              Kenneth L. Tepper, President and
                                              Chief Executive Officer

     July 28, 1999                            /s/ Brian M. Hartline
                                              ---------------------------------
                                              Brian M. Hartline, Chief
                                              Financial Officer
                                              (Principal Accounting and
                                              Financial Officer)

     July 28, 1999                            /s/ George M. Laughlin*
                                              ---------------------------------
                                              George M. Laughlin
                                              Chairman of the Board


                                              ---------------------------------
                                              Zeev Shenkman
                                              Vice Chairman of the Board


                                              ---------------------------------
                                              Jeffrey A. D'Ambrosio
                                              Director

     July 28, 1999                            /s/ George C. Fogwell, III*
                                              ---------------------------------
                                              George C. Fogwell, III
                                              Director


                                              ---------------------------------
                                              John A. Gambone
                                              Director

     July 28, 1999                            /s/ Carol J. Kauffman*
                                              ---------------------------------
                                              Carol J. Kauffman
                                              Director

     July 28, 1999                            /s/ Wayne O. Leevy*
                                              ---------------------------------
                                              Wayne O. Leevy
                                              Director

     July 28, 1999                            /s/ Clarence L.  Radar*
                                              ---------------------------------
                                              Clarence L. Rader
                                              Director


                                         *By: /s/ Brian M. Hartline
                                              ---------------------------------
                                              Brian M. Hartline
                                              Attorney-in-Fact


         Pursuant to the requirements of the Securities Act, USA Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 28, 1999.

                                          USA Capital Trust I

                                          By: /s/ Kenneth L. Tepper*
                                              ---------------------------------
                                              Kenneth L. Tepper
                                              Administrative  trustee


                                          By: /s/ Brian M. Hartline
                                              ---------------------------------
                                              Brian M. Hartline
                                              Administrative  trustee


                                          By: /s/ Craig J. Scher*
                                              ---------------------------------
                                              Craig J. Scher
                                              Administrative  trustee


* By:    /s/ Brian M. Hartline
         ------------------------------------
         Brian M. Hartline
         Attorney-in-Fact